UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Prudential Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2018 PROXY STATEMENT PRUDENTIAL FINANCIAL, INC.

Notice of Annual Meeting of ShareHolders to be held on May 8, 2018

Environmental

Through our sustainability policies and practices, we take a leadership position by proactive engagement with employees, customers, vendors, investors, environmental groups, and industry officials.

These initiatives were developed to minimize the environmental impact of our global businesses.

CLIMATE RISK

Our Environmental Commitment acknowledges the connection between climate risk and the possible impact to the company, our clients and our neighbors.

ENVIRONMENTAL STEWARDSHIP

The U.S. Green Building Council awarded Prudential’s Minnesota data center “LEED Gold” certification.

Our Vendor Code of Conduct and Terms of Engagement stipulates expectations for businesses and individuals wishing to do business with Prudential.

EMPLOYEE ENGAGEMENT

Eight global Green Teams organized community initiatives such as:

Park Clean-Ups, Adopt-A-Highway Clean Up, Recycling Drives, and Lunch & Learn Sessions

GREEN INVESTMENTS

PGIM Investments invested in a diverse portfolio of “green” businesses in 2017.

Alternative Energy Investments – Portfolio market value increased 12.9% versus 2016 , including over $4.3 billion invested in renewable power projects.

Green Real Estate – PGIM Real Estate managed 26.7 million square feet of LEED certified real estate totaling $13.9 billion (as of 12/31/17).

Green Bonds – Prudential’s Fixed Income’s green bond investment grew 11 fold since 2013; market value exceeds $157 million.

Social

At Prudential, creating both business and social impact has been core to our strategy since our founding more than 140 years ago.

By leveraging Prudential’s full breadth of business capabilities, we are able to create pathways for everyone to achieve financial and social mobility with initiatives such as:

Our commitment to support Financial Wellness by announcing a multi-year partnership with the Aspen Institute and launching tools and resources to help employers enhance their workforce’s financial health.

Impact investment assets under management exceeded $715 million, putting Prudential well on its way to achieving its goal of having a $1 billion impact investment portfolio by 2020.

Foundation grants, corporate contributions and employee donations, distributed through the end of 2017, provided more than $3.6 million in support of seven global disasters.

The launch of the Clement A. Price Lecture Series, which focuses on the revitalization of Newark, New Jersey, at the Smithsonian National Museum of African American History

& Culture.

“Our commitment to environmental, social and governance initiatives, which is core to our business and corporate philosophy, serves as the foundation of Prudential’s sustainable long-term growth and success. ”

Gilbert F. Casellas

Chairman, Corporate Governance

& Business Ethics Committee

Governance

Prudential’s Board leadership is built on a foundation in sound governance practices.

Prudential is proud of its commitment to its shareholders, which is evident by its leading corporate governance practices including:

BOARD

Strong Lead Independent Director including charter to guide oversight and independent leadership

Majority Independent Directors – 10 of the 12 director nominees are independent

Annual Election of Directors by majority votes cast in an uncontested election

Director Stock Ownership Guidelines – within six years of joining the Board, each director is expected to own common stock or deferred stock units with a value equivalent to six times his or her annual retainer

Annual Board Evaluation – overseen by independent third party

Board Continuing Education – new director orientation and continuing education on critical topics and issues

SHAREHOLDER RIGHTS

Proactive Adoption of Proxy Access

Special Meeting Threshold of 10%

No Poison Pill

COMPENSATION

Annual “Say on Pay” Shareholder Vote

Rigorous Clawback Policy

Prohibition of Derivatives Trading, and Hedging and Pledging of Our Securities

Made in Newark, by Newark. The 20-story Prudential Tower was built with $52 million of goods, materials and services from Newark vendors, preserved more than 5,000 jobs downtown and created at least 400 new full-time positions.

2017 Milestones

Q1

Fortune® Magazine’s World’s Most Admired Companies ranks Prudential number 1 in the Insurance/Health category

Ethisphere includes Prudential on its “2017 World’s Most Ethical Company” list

Q2

Points of Light named Prudential to its Civic 50 list, which recognizes community and civic engagement of America’s leading brands

Prudential included in the Disability Equality Index® (DEI®) Best Places to Work, receiving a top score of 100%

Prudential Chairman and CEO John Strangfeld signs CEO Action for Diversity & Inclusion pledge and Catalyst CEO Champions for Change commitment

Prudential’s Spirit of Community Awards conducts 234 award presentations across the U.S. FTSE4Good Index includes Prudential for seventh consecutive year

Q3

DiversityInc includes Prudential in its Top 50 Companies For Diversity The National Organization on Disability selects Prudential to receive its

Leading Disability Employer Seal™.

Q4

Forbes and JUST Capital name Prudential as one of America’s Most JUST Companies and the Insurance Industry Leader. The JUST 100 ranks the largest publicly-traded U.S. companies by the American public’s definition of just corporate behavior.

Newsweek includes Prudential in its Green U.S. 500 and Global 500 Rankings Prudential Seguros S.A. (Argentina) issued its first regional Sustainability Report

Prudential Financial, Inc. 751 Broad Street, Newark, NJ 07102

March 22, 2018

Letter from the Board of Directors

to Our Shareholders

The Board values this opportunity to share our perspective regarding the work we undertook for our shareholders during 2017. Our objective is to guide and oversee management in the creation of long-term value through the execution of a sound business strategy, prudent risk management, talent development, succession planning, a commitment to corporate ethics, and creating societal impact. In pursuit of these objectives, we are pleased to share with you an overview of the Board’s priorities and actions during the year.

BUSINESS STRATEGY

We believe that an optimal and effective board is informed, active and constructively engaged with management, without undue disruption to the day-to-day business of the company. Our Board meets regularly to discuss Prudential’s strategic direction. Our collective skills and experience in the areas of regulation, business operations, risk management and capital markets enable us to provide critical insights to our Company to help maximize shareholder value and support the pursuit of our mission: ‘‘To help our customers achieve financial prosperity and peace of mind.”

At each Board meeting and during our annual strategy planning session, we engage with Prudential’s senior leadership in robust discussions about the Company’s overall strategy, priorities for its businesses, and long-term growth opportunities.

BOARD RISK OVERSIGHT

Managing and monitoring risks are important to our oversight of Prudential, and we take this responsibility seriously. We regularly review the Company’s risk profile, including its approach to capital management, its operational footprint, and its investment risks and strategies. The Board considers the breadth of the Company’s risk management framework when approving its strategy and risk tolerance, and verifies that strategic plans are commensurate with our ability to identify and manage risk.

The Board’s Risk Committee includes the chairs of each of the other Board committees, allowing us to more closely coordinate our risk oversight function. The Risk Committee has metrics in place to monitor and review market, insurance, investment and operational risk.

CULTIVATING A STRONG ETHICAL CULTURE

We recognize the importance of doing business the right way in all of our locations across the globe. We work with management to set and communicate the appropriate ethical “tone” for the Company, which guides our conduct and protects Prudential’s reputation.

We believe employees’ actions are significantly influenced by an organization’s culture, and that the corporate environment often determines how employees make decisions. To help us monitor the engagement of Prudential’s worldwide workforce, we meet with senior leaders representing Prudential’s global businesses throughout the year, including those on the front-line who have direct customer contact. Prudential also maintains a robust ethics and compliance program directed by its Chief Ethics and Compliance Officer, with whom we meet regularly. We also assess employee engagement surveys, employee turnover, and the Company’s incentive plans to ensure that goals and performance are both reasonable and aligned.

TALENT DEVELOPMENT AND SUCCESSION PLANNING

The diversity of experiences, backgrounds and ideas of Prudential’s global employees enables us to develop products that address the financial security needs of our customers. Therefore, recruiting, developing and retaining top diverse industry talent is a key priority for the Company. Talent development is discussed at every Board meeting, and once per year, the Board devotes time to discuss talent at each business and functional leadership level across the Company. This engagement gives us rich insight into the Company’s pool of talent and its succession plans.

2	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Letter from the Board of Directors

CREATING POSITIVE SOCIETAL IMPACT

Prudential was founded on the belief that financial security should be attainable to everyone. Creating both business and societal impact has guided our business model for more than 140 years. By leveraging the full breadth of Prudential’s business capabilities, the Company harnesses the power of the capital markets to promote economic opportunity and sustainable growth. To make sure the Company is delivering on its promise of inclusion, the Company has a Corporate Social Responsibility Oversight Committee. The Committee meets three times per year and is comprised of Board members and Prudential senior executives.

ENGAGEMENT AND OUTREACH

As a Board, one of our priorities is listening to and considering the views of our shareholders as we make decisions in the boardroom. We accomplish this through a robust outreach and engagement program. In 2017, we spoke to investors who represent a majority of our outstanding shares. Topics discussed included Prudential’s environmental, sustainability and social strategy, Board composition and refreshment, Board leadership structure, succession planning, and our executive compensation program.

YOUR VIEWPOINT IS IMPORTANT

We value your support, and we encourage you to share your opinions with us. You can do so by writing to us at the address below. You can also send an email to the independent directors at independentdirectors@ prudential.com or provide feedback on executive compensation via our website at www.prudential.com/ executivecomp. If you would like to write to us, you may do so by addressing your correspondence to Prudential Financial, Inc., Board of Directors, c/o Margaret M. Foran, Chief Governance Officer, 751 Broad Street, Newark, New Jersey 07102. We suggest you view short videos from our Lead Independent Director, Thomas Baltimore, and the Chair of our Finance Committee, Christine Poon, on our website at www.prudential.com/directorvideos.

THE BOARD OF DIRECTORS OF PRUDENTIAL FINANCIAL, INC.

Thomas J. Baltimore	George Paz

Gilbert Casellas	Sandra Pianalto

Mark B Grier	Christine Poon

Martina Hund-Mejean	Douglas A. Scovanner

Karl J. Krapek	John R. Strangfeld

Peter R Lighte	Michael A. Todman

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	3

Dear Fellow Shareholders:

You are invited to the Annual Meeting of Shareholders on May 8, 2018, at 751 Broad Street, Newark, NJ, at 2:00 p.m. We hope that you will attend the meeting, but whether or not you attend, please designate the proxies on the proxy card to vote your shares.

We are excited that shareholder voting has increased and are again offering a voting incentive to registered shareholders. Because of your active participation, we continue to support the work of American Forests to protect and restore America’s forest ecosystems.

Every shareholder’s vote is important. Thank you for your commitment to the Company and please vote your shares.

Sincerely,

John R. Strangfeld

Chairman and Chief Executive Officer

Prudential Financial, Inc.

751 Broad Street

Newark, NJ 07102

4	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Notice of Annual Meeting of Shareholders of

Prudential Financial, Inc.

Place: Prudential’s Corporate Headquarters 751 Broad Street Newark, NJ 07102 Date: May 8, 2018 Time: 2:00 p.m.

AGENDA:

•    Election of 12 directors named in the Proxy Statement;

•    Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018;

•    Advisory vote to approve named executive officer compensation;

•    Shareholder proposal regarding an independent Board Chairman, if properly presented at the meeting; and

•    Shareholders also will act on such other business as may properly come before the meeting or any adjournment or
postponement thereof.

Record date: You can vote if you were a shareholder of record on March 9, 2018.

If you are attending the meeting, you will be asked to present your admission ticket and valid, government-issued photo identification, such as a driver’s license, as described in the Proxy Statement.

By Order of the Board of Directors,

Margaret M. Foran

Chief Governance Officer,

Senior Vice President and Corporate Secretary

March 22, 2018

Prudential Financial, Inc.

751 Broad Street

Newark, NJ 07102

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	5

Summary Information

To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information about the Company’s 2017 financial performance and key executive compensation actions and decisions, and our key corporate governance policies and practices. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K and this Proxy Statement.

Business Highlights

We reported net income of $7.86 billion, or $17.86 per share of Common Stock in 2017, compared to $4.37 billion, or $9.71 per share, in 2016, based on U.S. generally accepted accounting principles (“GAAP”).

Net income in 2017 includes a benefit of $2.87 billion, or $6.64 per share of Common Stock, as a result of the enactment of the Tax Cuts and Jobs Act.

We reported after-tax adjusted operating income of $4.65 billion, or $10.58 per share in 2017, compared to $4.11 billion, or $9.13 per share, in 2016.(1)

We reported GAAP book value of $125.24 per share of Common Stock as of December 31, 2017, compared to $104.91 per share as of year-end 2016.

Adjusted book value amounted to $88.28 per share of Common Stock as of December 31, 2017 compared to $78.95 per share as of year-end 2016.(1)

GAAP book value per share and adjusted book value per share as of December 31, 2017, include benefits of $6.59 and $2.74, respectively, as a result of the enactment of the Tax Cuts and Jobs Act.

We reported return on average equity based on net income of 16% for 2017, compared to 8.8% for 2016. We reported operating return on average equity of 13% for 2017, compared to 12% for 2016.(1)

(1)	Consolidated adjusted operating income (“AOI”) and operating return on average equity are non-GAAP measures of financial performance. Adjusted book value is a non-GAAP measure of financial position. We use earnings per share (“EPS”) based on AOI, operating return on average equity, and adjusted book value as performance measures in our incentive compensation programs. For a discussion of these measures and for reconciliations to the nearest comparable GAAP measures, see Appendix A to this Proxy Statement.

6	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Summary Information

Assets under management reached $1.394 trillion at December 31, 2017, an increase from $1.264 trillion a year earlier.

We paid quarterly Common Stock dividends totaling $3.00 per share during 2017, an increase of 7% from 2016.

COMPENSATION HIGHLIGHTS

The Compensation Committee has instituted a number of changes to our executive compensation program over the last several years to align with evolving competitive and governance practices and to strengthen the link to performance and rigor of our program. Highlights of our program include:

•	We establish both target and maximum award levels under our annual incentive program.

•	We use three equally weighted performance metrics to determine annual incentive awards: EPS achieved versus guidance; annual growth in EPS; and ROE relative to peer life insurance companies.

•	90% or more of our named executive officers’ (“NEOs”) total direct compensation is performance based.

•	Our NEOs are required to defer 30% of their annual incentive awards into our Book Value Performance Program.

•	The performance metrics under our annual incentive and long-term incentive programs balance our absolute performance and our relative performance versus peer life insurance companies.

•	We maintain a clawback policy for our executive officers covering all incentive-based awards and addressing material financial restatements and misconduct (including failure to report), which includes a robust disclosure policy if such events occur.

•	The Compensation Committee closely monitors the risks associated with our compensation program and individual executive compensation decisions to ensure they do not encourage excessive risk-taking.

•	The stock ownership guideline for our CEO is 700% of base salary.

•	In addition to stock ownership guidelines, we have stock retention requirements covering shares acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units.

•	Each year we engage with our shareholders and share their feedback with the Compensation Committee and the Board.

For additional information, see the Compensation Discussion and Analysis (“CD&A”) in this Proxy Statement.

The compensation of our NEOs reflects both our 2017 performance and the rigor of our executive compensation program.

Named Executive Officer	2017 Base Salary ($)	2017 Annual Incentive Award (as adjusted for mandatory deferrals)(1) ($)	2017 Long-Term Incentive Award Value(2) ($)	2017 Total Direct Compensation ($)
John R. Strangfeld	$1,400,000	$4,662,000	$11,998,000	$18,060,000
Robert M. Falzon	$770,000	$2,331,000	$4,999,000	$8,100,000
Mark B. Grier	$1,190,000	$3,962,000	$9,698,000	$14,850,000
Charles F. Lowrey	$770,000	$3,108,000	$6,082,000	$9,960,000
Stephen Pelletier	$770,000	$3,290,000	$6,160,000	$10,220,000

1	The following amounts are not included in the 2017 Annual Incentive Award column because they have been mandatorily deferred into our Book Value Performance Program: $1,998,000 for Mr. Strangfeld, $999,000 for Mr. Falzon, $1,698,000 for Mr. Grier, $1,332,000 for Mr. Lowrey, and $1,410,000 for Mr. Pelletier.

2	Represents long-term incentive awards granted in 2018 for 2017 performance. Amounts include portions of the 2017 Annual Incentive Awards mandatorily deferred into our Book Value Performance Program.

Response to advisory vote and shareholder feedback

Approximately 93% of the votes cast at the 2017 Annual Meeting of Shareholders on the non-binding advisory vote on the compensation of our named executive officers were voted in support of our executive compensation program. Consistent with its strong commitment to engagement, communication, and transparency, the Compensation Committee continues to regularly receive feedback from our shareholders and review our executive compensation program to ensure alignment between the interests of our senior executives and shareholders. In part based on feedback received in our ongoing conversations with our shareholders, and, in part, in response to changing market practices, we have made several modifications to the compensation program for our NEOs over the last two years, as discussed above and in more detail in the CD&A.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	7

Summary Information

Corporate Governance Highlights

In 2017, management and Board members engaged with shareholders who hold a majority of our shares. During these discussions, shareholders were encouraged to identify potential Board candidates and share feedback on the Company, our Board structure, our governance practices and policies, and our compensation framework and programs. Our 2017 corporate governance highlights include:

•	Executive Compensation Program. Received 93% shareholder support in 2017.

•	Shareholder Engagement. In 2017, management and Board members met with shareholders who own a majority of our shares.

•	Board Refreshment. Elected four new directors since 2015, including three in 2016, enhancing the Board’s breadth and depth of experience and diversity. Our average Board tenure is seven years.

•	Board Recognition. We received the Governing Board Diversity Champion Award from the California Department of Insurance for our leadership and innovative approach to diversifying our Board.

Board of Directors Nominees and Committees

Name/Age	Independent	Director Since	Committee Membership		Other Public Boards
Thomas J. Baltimore, 54	Yes	Oct. 2008	• Executive (Chair) • Compensation • Lead Independent Director (since 2017)	• Investment (Chair) • Risk (Chair)	1
Gilbert F. Casellas, 65	Yes	Jan. 2001	• Corporate Governance & Business Ethics (Chair)	• Executive • Risk	0
Mark B. Grier, 65	No	Jan. 2008	• Risk		0
Martina Hund-Mejean, 57	Yes	Oct. 2010	• Audit		0
Karl J. Krapek, 69	Yes	Jan. 2004	• Compensation (Chair)	• Executive • Risk	2
Peter R. Lighte, 69	Yes	Mar. 2016	• Corporate Governance & Business Ethics	• Investment	0
George Paz, 62	Yes	Mar. 2016	• Audit		2
Sandra Pianalto, 63	Yes	Jul. 2015	• Corporate Governance & Business Ethics	• Finance	3
Christine A. Poon, 65	Yes	Sep. 2006	• Executive • Finance (Chair)	• Investment • Risk	3
Douglas A. Scovanner, 62	Yes	Nov. 2013	• Audit (Chair) • Executive	• Risk	0
John R. Strangfeld, 64	No	Jan. 2008	• Executive		0
Michael A. Todman, 60	Yes	Mar. 2016	• Compensation	• Finance	2

Annual Meeting Proposals

Proposal	Recommendation of Board
Election of Directors	FOR each of the nominees
Ratification of Auditors	FOR
Advisory vote to approve named executive officer compensation	FOR
Shareholder proposal regarding an independent Board Chairman	AGAINST

8	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Contents

ELECTION OF DIRECTORS

Page
10	Item 1 – Election of Directors
11	Director Nominees
16	Summary of Director Qualifications and Experience
17	Corporate Governance
18	Comprehensive Steps To Achieve Board Effectiveness—Annual Board Evaluation
21	Letter from the Lead Independent Director
22	Board Risk Oversight
23	Communication with Directors
24	Committees of the Board of Directors
25	Certain Relationships and Related Party Transactions
34	Compensation of Directors

APPOINTMENT OF THE INDEPENDENT

AUDITORS FOR 2018—RATIFICATION

Page

27	Item 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm
28	Audit Committee Pre-Approval Policies and Procedures
29	Report of the Audit Committee

Voting Securities and Principal Holders	33
Compliance With Section 16(a) of the Exchange Act	33
General Information About the Meeting	83
Voting Instructions and Information	83
Board Recommendations	84
Attending the Annual Meeting	84
Submission of Shareholder Proposals and Director Nominations	85

Proxy Statement

The Board of Directors (the “Board”) of Prudential Financial, Inc. (“Prudential Financial” or the “Company”) is providing this Proxy Statement in connection with the Annual Meeting of Shareholders to be held on May 8, 2018, at 2:00 p.m., at Prudential Financial’s Corporate Headquarters, 751 Broad Street, Newark, NJ 07102, and at any adjournment or postponement thereof. Proxy materials or a Notice of Internet Availability were first sent to shareholders on or about March 22, 2018.

ADVISORY VOTE TO APPROVE NAMED

EXECUTIVE OFFICER COMPENSATION

AND CD&A

Page

30	Item 3 – Advisory Vote to Approve Named Executive Officer Compensation
36	Compensation Discussion and Analysis (“CD&A”) Executive Summary
41	Philosophy and Objectives of Our Executive Compensation Program
43	How We Make Compensation Decisions
43	Role of the Compensation Consultant
45	Components of Our Executive Compensation Program
59	Supplemental Compensation Analysis
64	Compensation Recovery (“Clawback”) Policy
68	2017 CEO Pay Ratio
70	2017 Summary Compensation Table
73	Grants of Plan-Based Awards
75	Pension Benefits
78	Nonqualified Deferred Compensation

SHAREHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIRMAN

Page

31	Item 4 – Shareholder Proposal Regarding an Independent Board Chairman

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	9

Item 1–Election of Directors

Our Board of Directors has nominated 12 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees are currently directors. Each agreed to be named in this Proxy Statement and to serve if elected. All of the nominees are expected to attend the 2018 Annual Meeting. All 12 directors attended the 2017 Annual Meeting.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Director Criteria, Qualifications, Experience and Tenure

Prudential Financial is a financial services company that offers a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. The Corporate Governance and Business Ethics Committee performs an assessment of the skills and the experience needed to properly oversee the interests of the Company. Generally, the Committee reviews both the short- and long-term strategies of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function. The Committee then compares those skills to the skills of the current directors and potential director candidates. The Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process, keeping in mind its commitment to diversity.

BOARD HIGHLIGHTS

BOARD DIVERSITY

While the Company does not have a formal policy on Board diversity, our Corporate Governance Principles and Practices place great emphasis on diversity, and the Committee actively considers diversity in recruitment and nominations of directors. The current composition of our Board reflects those efforts and the importance of diversity to the Board:

•	Two-thirds of our Board is diverse

•	80% of our non-employee directors are diverse

4	director nominees have worked outside the United States
2	director nominees are African-American
1	director nominee is Asian-American
2	director nominees are Hispanic
3	director nominees are Women
1	director nominee is LGBT
12	Total number of director nominees

10	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Item 1—Election of Directors: Director Nominees

It is of critical importance to the Company that the Committee recruit directors who help achieve the goal of a well-rounded, diverse Board that functions respectfully as a unit.

The Committee expects each of the Company’s directors to have proven leadership skills, sound judgment, integrity and a commitment to the success of the Company. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Committee considers each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include attendance, past performance on the Board and contributions to the Board and their respective committees.

Below each nominee’s biography, we have included an assessment of the skills and experience of such nominee. We have also included a chart that covers the assessment for the full Board.

Director Nominees

The Board of Directors recommends that shareholders vote “FOR” each of the nominees.

Thomas J. Baltimore Age: 54 Director Since: October 2008 Lead Independent Director since May 2017

Prudential Committees:

•  Executive (Chair)

•  Compensation

•  Investment (Chair)

•  Risk (Chair)

Former Directorships Held During the Past Five Years:

•  Duke Realty Corporation (April 2017)

•  RLJ Lodging Trust (May 2016)

Public Directorships: • Park Hotels & Resorts, Inc.

Mr. Baltimore has been the Chairman, President and Chief Executive Officer (CEO) of Park Hotels & Resorts, Inc. (a NYSE-listed lodging real estate investment trust) since January 2017. Between May 2016 and January 2017, Mr. Baltimore was the President and CEO of the planned Hilton Real Estate Investment Trust. Previously, he was President and CEO of RLJ Lodging Trust (a NYSE-listed real estate investment company) from May 2011 to May 2016. He served as Co-Founder and President of RLJ Development, LLC (RLJ Lodging’s predecessor company) from 2000 to May 2011. He served as VP, Gaming Acquisitions, of Hilton Hotels Corporation from 1997 to 1998 and later as VP, Development and Finance, from 1999 to 2000. He also served in various management positions with Host Marriott Services, including VP, Business Development, from 1994 to 1996.

Skills & Qualifications

•	Business Head/Administration
•	Business Operations
•	Corporate Governance
•	Investments
•	Real Estate
•	Talent Management

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	11

Item 1—Election of Directors: Director Nominees

Gilbert F. Casellas Age: 65 Director Since: January 2001 (Director of Prudential Insurance since April 1998)	Prudential Committees: • Corporate Governance and Business Ethics (Chair) • Executive • Risk

Mr. Casellas has been Chairman of OMNITRU (a consulting and investment firm) since 2011. He was the VP, Corporate Responsibility of Dell Inc. (a global computer manufacturer) from 2007 to 2010. He served as a Member of Mintz Levin Cohn Ferris Glovsky & Popeo, PC from June 2005 to October 2007. He served as President of Casellas & Associates, LLC (a consulting firm) from 2001 to 2005. During 2001, he served as President and CEO of Q-linx, Inc. He served as the President and COO of The Swarthmore Group, Inc. from January 1999 to December 2000. Mr. Casellas served as Chairman, U.S. EEOC from 1994 to 1998, and General Counsel, U.S. Department of the Air Force, from 1993 to 1994.

Skills & Qualifications

• Business Ethics • Business Head/Administration • Business Operations • Corporate Governance • Environmental/Sustainability/Corporate Responsibility • Government/Public Policy • Investments	• Risk Management • Talent Management

Mark B. Grier Age: 65 Director Since: January 2008	Prudential Committees: • Risk

Mr. Grier has served as Vice Chairman since 2007 and a member of the Office of the Chairman of Prudential Financial since August 2002. From April 2007 through January 2008, he served as Vice Chairman overseeing the International Insurance and Investments divisions and Global Marketing and Communications. Mr. Grier was Chief Financial Officer (CFO) of Prudential Insurance from 1995 to 1997 and has served in various executive roles. Prior to joining Prudential, Mr. Grier was an executive with Chase Manhattan Corporation.

Skills & Qualifications

• Business Ethics • Business Head/Administration • Business Operations • Corporate Governance • Environmental/Sustainability/Corporate Responsibility • Finance/Capital Allocation	• Financial Services Industry • Government/Public Policy • Insurance Industry • International • Risk Management • Talent Management • Technology/Systems

Martina Hund-Mejean Age: 57 Director Since: October 2010	Prudential Committees: • Audit

Ms. Hund-Mejean has served as the CFO and a member of the Executive Committee at Mastercard Worldwide (a global transaction processing and consulting services company) since 2007. Ms. Hund-Mejean served as Senior Vice President (SVP) and Corporate Treasurer at Tyco International Ltd. from 2003 to 2007; SVP and Treasurer at Lucent Technologies from 2000 to 2002; and held management positions at General Motors Company from 1988 to 2000. Ms. Hund-Mejean began her career as a credit analyst at Dow Chemical in Frankfurt, Germany.

Skills & Qualifications

• Business Head/Administration • Business Operations • Corporate Governance • Finance/Capital Allocation • Financial Services Industry • International • Investments	• Risk Management • Talent Management

12	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Item 1—Election of Directors: Director Nominees

Karl J. Krapek Age: 69 Director Since: January 2004	Prudential Committees: • Compensation (Chair) • Executive • Risk	Public Directorships: • Northrop Grumman Corporation • Pensare Acquisitions Corp.

Mr. Krapek served as the President and COO of United Technologies Corporation (UTC) from 1999 until his retirement in January 2002. Prior to that time, Mr. Krapek held other management positions at UTC, which he joined in 1982. Mr. Krapek is also the co-founder of The Keystone Companies, which was founded in 2002 and develops residential and commercial real estate.

Skills & Qualifications

• Business Head/Administration • Business Operations • Corporate Governance • Environmental/Sustainability/Corporate Responsibility • Finance/Capital Allocation • International • Real Estate	• Risk Management • Talent Management • Technology/Systems

Peter R. Lighte Age: 69 Director Since: March 2016	Prudential Committees: • Corporate Governance and Business Ethics • Investment

Mr. Lighte served as the Vice Chairman, J.P. Morgan Corporate Bank, China, from 2010 to 2014, and the founding Chairman of J.P. Morgan Chase Bank China, from 2007 to 2010. Prior to that, he headed the Company’s International Client Coverage for Treasury and Securities Services in J.P. Morgan’s European Global Operating Services Division and was instrumental in re-establishing its corporate bank in London. Mr. Lighte previously served as the President of Chase Trust Bank in Tokyo from 2000 to 2002. He was also the founding representative in Beijing of Manufacturers Hanover Trust Company. Mr. Lighte has also taught at several academic institutions, including Middlebury College and the University of Santa Clara.

Skills & Qualifications

• Academia/Education • Business Head/Administration • Business Operations • Corporate Governance • Finance/Capital Allocation • Financial Services Industry • Government/Public Policy	• Insurance Industry • International • Investments • Risk Management • Talent Management

George Paz Age: 62 Director Since: March 2016	Prudential Committees: • Audit	Public Directorships: • Express Scripts Holding Company • Honeywell International, Inc.

Mr. Paz is the Non-Executive Chairman of Express Scripts Holding Company (Express Scripts), a prescription benefit management company, and served as the CEO of Express Scripts from April 2005 to May 2016. Mr. Paz also served as the President of Express Scripts from October 2003 to February 2014 and has been a director since January 2004. He joined Express Scripts in 1998 as SVP and CFO. Prior to joining Express Scripts, Mr. Paz was a partner at Coopers and Lybrand from 1988 to 1993 and 1996 to 1998 and served as Executive Vice President and CFO for Life Partners Group from 1993 to 1995.

Skills & Qualifications

• Business Head/Administration • Business Operations • Corporate Governance • Finance/Capital Allocation • Financial Services Industry • Government/Public Policy • Insurance Industry	• Risk Management • Talent Management

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	13

Item 1—Election of Directors: Director Nominees

Sandra Pianalto Age: 63 Director Since: July 2015	Prudential Committees: • Corporate Governance and Business Ethics • Finance	Public Directorships: • Eaton Corporation plc • FirstEnergy Corp. • The J.M. Smucker Company

Ms. Pianalto served as the President and CEO of the Federal Reserve Bank of Cleveland (the Cleveland Fed) from February 2003 until her retirement in May 2014. She was the First Vice President and COO of the Cleveland Fed from 1993 to 2003 and served as its VP and Secretary to the Board of Directors from 1988 to 1993. Ms. Pianalto also served in various supervisory roles at the Cleveland Fed from 1983 to 1988. Prior to joining the Cleveland Fed, Ms. Pianalto was an economist at the Board of Governors of the Federal Reserve System and served on the staff of the Budget Committee of the U.S. House of Representatives.

Skills & Qualifications

• Academia/Education • Business Head/Administration • Business Operations • Corporate Governance • Finance/Capital Allocation • Financial Services Industry • Government/Public Policy	• Risk Management • Talent Management

Christine A. Poon Age: 65 Director Since: September 2006	Prudential Committees: • Executive • Finance (Chair) • Investment • Risk	Public Directorships: • Koninklijke Philips NV • Regeneron Pharmaceuticals • The Sherwin-Williams Company

Ms. Poon served as Dean of Fisher College of Business at The Ohio State University from May 2009 until November 2014 and is now a member of the faculty. She served as Vice Chairman and a member of the Board of Directors of Johnson & Johnson from 2005 until her retirement in March 2009. Ms. Poon joined Johnson & Johnson in 2000 as Company Group Chair in the Pharmaceuticals Group. She became a Member of Johnson & Johnson’s Executive Committee and Worldwide Chair, Pharmaceuticals Group, in 2001, and served as Worldwide Chair, Medicines and Nutritionals from 2003 to 2005. Prior to joining Johnson & Johnson, she served in various management positions at Bristol-Myers Squibb for 15 years.

Skills & Qualifications

•	Academia/Education
•	Business Head/Administration
•	Business Operations
•	Corporate Governance
•	International
•	Marketing/Sales
•	Talent Management

Douglas A. Scovanner Age: 62 Director Since: November 2013	Prudential Committees: • Audit (Chair) • Executive • Risk

Mr. Scovanner has been the Founder and Managing Member of Comprehensive Financial Strategies, LLC, a management consulting firm, since October 2013. Previously, he served as the CFO (1994 to 2012) and Executive Vice President (2000 to 2012) of the Target Corporation (a North American retailer). Prior to joining the Target Corporation, Mr. Scovanner held various management positions at The Fleming Companies, Inc., Coca-Cola Enterprises, Inc., The Coca-Cola Company and the Ford Motor Company from 1979 to 1994.

Skills & Qualifications

• Business Head/Administration • Business Operations • Corporate Governance • Finance/Capital Allocation • Financial Services Industry • Investments • Real Estate	• Risk Management • Talent Management

14	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Item 1—Election of Directors: Director Nominees

John R. Strangfeld Age: 64 Director Since: January 2008 (Elected Chairman May 2008)	Prudential Committees: • Executive

Mr. Strangfeld has served as CEO and President of Prudential Financial since January 2008 and Chairman of the Board since May 2008. Mr. Strangfeld is a member of the Office of the Chairman of Prudential Financial and served as Vice Chairman of Prudential Financial from 2002 through 2007, overseeing the U.S. Insurance and Investment divisions. Prior to his position as Vice Chairman, Mr. Strangfeld held a variety of senior investment positions at Prudential, both within the U.S. and abroad.

Skills & Qualifications

•   Business Ethics

•   Business Head/Administration

•   Business Operations

•   Corporate Governance

•   Environmental/Sustainability/Corporate Responsibility

•   Finance/Capital Allocation

•   Financial Services Industry

•   Insurance Industry

• International • Investments • Risk Management • Talent Management • Technology/Systems

Michael A. Todman Age: 60 Director Since: March 2016	Prudential Committees: • Compensation • Finance	Public Directorships: • Brown-Forman Corporation • Newell Rubbermaid, Inc.

Mr. Todman served as Vice Chairman of the Whirlpool Corporation (Whirlpool), a global manufacturer of home appliances, from November 2014 to December 2015. Mr. Todman previously served as President of Whirlpool International from 2006 to 2007 and 2010 to 2014, as well as President, Whirlpool North America from 2007 to 2010. Mr. Todman held several senior positions, including Executive Vice President and President of Whirlpool Europe from 2001 to 2005 and Executive Vice President, Whirlpool North America, in 2001. Prior to joining Whirlpool, Mr. Todman served in a variety of leadership positions at Wang Laboratories Inc. and Price Waterhouse and Co.

Skills & Qualifications

• Business Head/Administration • Business Operations • Corporate Governance • Finance/Capital Allocation • Government/Public Policy • International • Marketing/Sales	• Risk Management • Talent Management

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	15

Item 1—Election of Directors: Director Nominees

Summary of Director Qualifications and Experience

	Baltimore, Thomas J., Jr.	Casellas, Gilbert F.	Grier, Mark B.	Hund-Mejean, Martina	Krapek, Karl J.	Lighte, Peter R.	Paz, George	Pianalto, Sandra	Poon, Christine A.	Scovanner, Douglas A.	Strangfeld, John R.	Todman, Michael A.
ACADEMIA/EDUCATION experience is important because it brings perspective regarding organizational management and academic research relevant to our business and strategy.						•		•	•			
BUSINESS ETHICS experience is important given the critical role that ethics plays in the success of our businesses.		•	•								•	
BUSINESS HEAD/ADMINISTRATION experience is important since directors with administration experience typically possess strong leadership qualities and the ability to identify and develop those qualities in others.	•	•	•	•	•	•	•	•	•	•	•	•
BUSINESS OPERATIONS experience gives directors a practical understanding of developing, implementing and assessing our operating plan and business strategy.	•	•	•	•	•	•	•	•	•	•	•	•
CORPORATE GOVERNANCE experience supports our goals of strong Board and management accountability, transparency and protection of shareholder interests.	•	•	•	•	•	•	•	•	•	•	•	•
ENVIRONMENTAL/SUSTAINABILITY/CORPORATE RESPONSIBILITY experience strengthens the Board's oversight and assures that strategic business imperatives and long term value creation for shareholders are achieved within a responsible, sustainable business model.		•	•		•						•	
FINANCE/CAPITAL ALLOCATION experience is important in evaluating our financial statements and capital structure.			•	•	•	•	•	•		•	•	•
FINANCIAL EXPERTISE/LITERACY is important because it assists our directors in understanding and overseeing our financial reporting and internal controls.	•	•	•	•	•	•	•	•	•	•	•	•
FINANCIAL SERVICES INDUSTRY experience is important in understanding and reviewing our business and strategy.			•	•		•	•	•		•	•	
GOVERNMENT/PUBLIC POLICY experience is relevant to the Company as it operates in a heavily regulated industry that is directly affected by governmental actions.		•	•			•	•	•				•
INSURANCE INDUSTRY experience is important in understanding and reviewing our business and strategy.			•			•	•				•	
INTERNATIONAL experience is important in understanding and reviewing our business and strategy.			•	•	•	•			•		•	•
INVESTMENTS experience is important in evaluating our financial statements and investment strategy.	•	•		•		•				•	•	
MARKETING/SALES experience is relevant to the Company as it seeks to identify and develop new markets for its financial products and services.									•			•
REAL ESTATE experience is important in understanding and reviewing our business and strategy.	•				•					•		
RISK MANAGEMENT experience is critical to the Board's role in overseeing the risks facing the Company.		•	•	•	•	•	•	•		•	•	•
TALENT MANAGEMENT experience is valuable in helping us attract, motivate and retain top candidates for positions at the Company.	•	•	•	•	•	•	•	•	•	•	•	•
TECHNOLOGY/SYSTEMS experience is relevant to the Company as it looks for ways to enhance the customer experience and internal operations.			•		•						•

16	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Corporate Governance

The Company is committed to good corporate governance, which helps us compete more effectively, sustain our success and build long-term shareholder value. The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings through ongoing communication with each other and with management throughout the year.

The Board has adopted Corporate Governance Principles and Practices to provide a framework for the effective governance of the Company. The Corporate Governance Principles and Practices are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Principles and Practices, which includes the definition of independence adopted by the Board, the charters of the Corporate Governance and Business Ethics, Compensation and Audit Committees, the Lead Independent Director Charter, the Code of Business Conduct and Ethics and the Related Party Transaction Approval Policy can be found at www.prudential.com/governance. Copies of these documents also may be obtained from the Chief Governance Officer and Corporate Secretary.

Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. Therefore, the Board reviews the Company’s policies and business strategies and advises and counsels the CEO and the other executive officers who manage the Company’s businesses, including reviewing, on at least an annual basis, the Company’s strategic plans.

In addition, we solicit feedback from shareholders on governance and executive compensation practices and engage in discussions with various groups and individuals on governance issues and improvements.

Process for Selecting Directors

The Corporate Governance and Business Ethics Committee screens and recommends candidates for nomination by the full Board. The Company’s By-laws provide that the size of the Board may range from 10 to 15 members, reflecting the Board’s current view of its optimal size. The Committee is assisted with its recruitment efforts by an independent third party search firm, which recommends candidates that satisfy the Board’s criteria. The search firm also provides research and pertinent information regarding candidates, as requested.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	17

Corporate Governance

Shareholder Nominations and

Recommendations of Director Candidates

Our By-laws permit a group of up to 20 shareholders who have owned at least 3% of our outstanding capital stock for at least three years to submit director nominees for up to 20% of the Board for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws.

Shareholders who wish to nominate directors for inclusion in our Proxy Statement or directly at an Annual Meeting in accordance with the procedures in our By-laws should follow the instructions under “Submission of Shareholder Proposals and Director Nominations” in this Proxy Statement.

Shareholders who wish to recommend candidates for consideration should send their recommendations to the attention of Margaret M. Foran, Chief Governance Officer, Senior Vice President and Corporate Secretary, at 751 Broad Street, Newark, NJ 07102. The Committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described under “Director Criteria, Qualifications, Experience and Tenure.”

Director Attendance

During 2017, the Board of Directors held nine meetings. Together, the directors attended 99% of the combined total meetings of the full Board and the committees on which they served in 2017. All directors attended each Board meeting and all directors, except one, attended each of their Committee meetings. That director missed one meeting due to an unavoidable conflict.

Director Independence

The current Board consists of 12 directors, two of whom are currently employed by the Company (Messrs. Strangfeld and Grier). The Board conducted an annual review and affirmatively determined that all of the non-employee directors (Mses. Hund-Mejean, Pianalto and Poon, and Messrs. Baltimore, Casellas, Krapek, Lighte, Paz, Scovanner and Todman) are “independent” as that term is defined in the listing standards of the NYSE and in Prudential Financial’s Corporate Governance Principles and Practices. In addition, the Board previously determined that Mr. Cullen, who did not stand for re-election at our 2017 Annual Meeting, was an “independent” director.

Independent Director Meetings

The independent directors generally meet in an executive session at both the beginning and the end of each regularly scheduled Board meeting, with the Lead Independent Director serving as Chair.

18	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Corporate Governance

Board Leadership

Currently, our Board leadership structure consists of a Lead Independent Director, a Chairman (who is also our CEO) and strong committee chairs. The Board believes that our structure provides independent Board leadership and engagement while providing the benefit of having our CEO, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed. At this time, the Board believes that the Company is best served by having the same individual as both Chairman of the Board and CEO, but considers the continued appropriateness of this structure at least annually. In addition, in the event of a successor to the position of CEO, the independent directors will also review the leadership structure.

In 2017, independent directors and our Chief Governance Officer engaged with shareholders who hold a majority of our shares on their thoughts on our Board leadership structure. Our Lead Independent Director and our chair of the Corporate Governance and Business Ethics Committee also met with certain of our shareholders in 2017. The discussions and feedback from these meetings have been given to the Board and will be considered during the annual review of the appropriateness of the Board leadership structure.

Under our Corporate Governance Principles and Practices, the independent directors annually elect an independent director to serve as Lead Independent Director for a term of at least one year, but for no more than three years. Mr. Baltimore was elected as Lead Independent Director in May 2017. The responsibilities and authority of the Lead Independent Director include:

•	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	authorization to call meetings of the independent directors;

•	serving as a liaison between the Chairman and the independent directors;

•	approving information sent to the Board, including the quality, quantity, appropriateness and timeliness of such information;

•	approving meeting agendas for the Board;

•	approving meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	authorization to retain outside advisors and consultants who report directly to the Board on Board-wide issues; and

•	ensuring that he/she be available, if requested by shareholders, when appropriate, for consultation and direct communication.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	19

Corporate Governance

PRUDENTIAL FOLLOWS THE INVESTOR STEWARDSHIP GROUP’S (ISG) CORPORATE GOVERNANCE FRAMEWORK FOR U.S. LISTED COMPANIES

ISG Principle	Prudential Practice
Principle 1: Boards are accountable to shareholders.

•   All directors stand for election annually

•   Proxy access with market terms

•   Board and Lead Independent Director letters and videos provide large and small investors insight into Board strategy and oversight objectives, and corporate governance practices

Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interest.	• Majority voting in uncontested director elections, and directors not receiving majority support must tender their resignation for consideration by the Board
Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives.

•   Management and Board members met with investors owning a majority of shares outstanding in 2017

•   Engagement topics included environmental, sustainability and social strategy, Board composition and refreshment, succession planning, and executive compensation program

Principle 4: Boards should have a strong, independent leadership structure.

•   Strong Lead Independent Director with clearly defined duties that are disclosed to shareholders

•   Board considers appropriateness of its leadership structure at least annually

•   Strong Independent Committee Chairs

•   Proxy discloses why Board believes current leadership structure is appropriate

Principle 5: Boards should adopt structures and practices that enhance their effectiveness.

•   83% of Board members are independent

•   Two-thirds of Board members are diverse

•   Annual Board evaluation by independent third party; results and next steps disclosed in proxy

•   Active Board refreshment plan; 42% refreshment in last five years

•   Directors attended 99% of combined total Board and applicable committee meetings in 2017, and all directors attended the 2017 Annual Meeting

Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company.

•   Executive Compensation program received over 93% support in 2017

•   Compensation Committee annually reviews and approves incentive program design, goals and objectives for alignment with compensation and business strategies

•   Annual and long-term incentive programs are designed to reward financial and operational performance that furthers short- and long-term strategic objectives

20	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

A Message to our Shareholders from Prudential’s Lead Independent Director

THOMAS J. BALTIMORE

Mr. Baltimore was elected by Prudential's independent directors to serve as Lead Independent Director effective May 9, 2017.

Mr. Baltimore brings significant experience and knowledge to the Lead Independent Director role. He has served as a Prudential director since 2008. During his tenure, he has chaired the Investment, Executive and Risk Committees, and served on the Compensation and Finance Committees.

Due to his Board experience and leadership, Mr. Baltimore understands the Company's long-term strategic priorities. In addition, he possesses a deep understanding of Prudential and its industry's legal, regulatory, and competitive frameworks.

Letter from the Lead Independent Director

As my first year as Lead Independent Director comes to an end, I want to share how the Board views Board governance and why we believe that our philosophy and practices serve the best interests of our stakeholders.

Board Independence. We believe that strong, independent Board leadership is a critical aspect of effective corporate governance. Appreciating the importance of the Lead Independent Director role, we structured the Lead Independent Director Charter to ensure an orderly succession of the director serving in this position by requiring that the Lead Independent Director be elected annually to serve no more than three years.

Board Composition and Refreshment. Our Company is both international and multi-cultural, and diversity is a cornerstone value and priority for the Board. With that as one guiding principle, the Corporate Governance and Business Ethics Committee screens and recommends Board candidates for nomination. Using our skills matrix as a guide, individual conversations with directors, and the assistance of an independent search firm, the committee identifies areas of expertise that would complement and enhance the current Board's skills and experience. Over the past several years we have added four new Board members. Always maintaining a long-term approach to Board refreshment, the committee routinely evaluates a diverse collection of candidates. The pool reflects individuals with demonstrated ability to identify trends that will impact Prudential's competitive standing and long-term business opportunities.

Board Effectiveness. The Board recognizes that constructive Board evaluation is an essential component of good governance practices and promotes Board effectiveness. Every year, the Corporate Governance and Business Ethics Committee works with an experienced, third-party consultant to complement our internal evaluation efforts by introducing an objective perspective and knowledge of best practices. We believe this approach adds rigor to the process.

The committee also reviews incumbent directors as part of the annual nomination process, and in the context of the overall review of the strengths and weaknesses of the Board. The committee reviews each incumbent director with respect to a variety of factors, including his or her attendance, participation in committee initiatives, skills, and overall contribution to the Board.

To learn more about the role of the Lead Independent Director, please watch a short video I have prepared by going to the Corporate Governance section at our website www.prudential.com/leadindependentdirector. We view this video as an additional means for our shareholders to evaluate the Board. On behalf of the entire Board, thank you for your support and vote of confidence.

Sincerely,

Thomas J. Baltimore
Lead Independent Director

The Lead Independent Director is elected annually by Prudential's independent directors to serve a term of at least one year, but for no more than three years.

The Lead Independent Director:

- Sets and approves Board agenda and leads executive sessions.
- Calls meetings of the independent directors when appropriate.
- Retains outside advisors and consultants who report directly to the Board on Board-wide issues.
- Meets with shareholders upon request.
- Serves as liaison between independent directors and CEO and Chairman.
- Addresses Board effectiveness, performance and Board composition in collaboration with the Corporate Governance and Business Ethics Committee.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	21

Corporate Governance

Board Risk Oversight

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board and through its committees. At least annually, the Board reviews strategic risks and opportunities facing the Company and certain of its businesses. Other important categories of risk are assigned to designated Board committees that report back to the full Board. In general, the committees oversee the following risks:

•	Audit Committee: insurance risk and operational risks, including model risk, as well as risks related to financial controls, legal, regulatory and compliance risks, and the overall risk management governance structure and risk management function;

•	Compensation Committee: the design and operation of the Company’s compensation programs so that they do not encourage unnecessary or excessive risk-taking;

•	Corporate Governance and Business Ethics Committee: the Company’s overall ethical culture, political contributions, lobbying expenses and overall political strategy, as well as the Company’s environmental (which includes climate risk), sustainability and corporate social responsibility to minimize reputational risk and focus on future sustainability;

•	Finance Committee: liquidity risk, risks involving our capital management, the incurrence and repayment of borrowings, the capital structure of the enterprise, funding of benefit plans and statutory insurance reserves;

•	Investment Committee: investment risk, market risk and the strength of the investment function; and

•	Risk Committee: the governance of significant risks throughout the Company, the establishment and ongoing monitoring of our risk profile, risk capacity and risk appetite, and coordination of the risk oversight functions of the other Board committees.

In performing its oversight responsibilities, the Board and its committees review policies and guidelines that senior management uses to manage the Company’s exposure to material categories of risk. As these issues sometimes overlap, committees hold joint meetings when appropriate and address certain issues at the full Board level. During 2017, the full Board received a report from the Chief Risk Officer on the important strategic issues and risks facing the Company. In addition, the Board and committees review the performance and functioning of the Company’s overall risk management function.

The Risk Committee is comprised of the chairs of each of the other Board committees and our Vice Chairman, who supervises the Chief Risk Officer of the Company. The principal activities of the Risk Committee are to: oversee the Company’s assessment and reporting of material risks by reviewing the metrics used by management to quantify risk, applicable risk limit structures and risk mitigation strategies; review the Company’s processes and procedures for risk assessment and risk management, including the related assumptions used across the Company’s businesses and material risk types; and receive reports from management on material and emerging risk topics that are reviewed by the Company’s internal management committees.

The Company, under the Board’s oversight, is organized to promote a strong risk awareness and management culture. The Chief Risk Officer sits on many management committees and heads an independent enterprise risk management department; the General Counsel and Chief Compliance Officer also sit on key management committees and the functions they oversee operate independently of the businesses to separate management and oversight. Employee appraisals evaluate employees with respect to risk and ethics.

In addition, the Board oversees the Company’s cyber risk management program. In order to respond to the threat of security breaches and cyber attacks, we have developed a program, overseen by the Company’s Chief Information Security Officer and our Information Security Office, that is designed to protect and preserve the confidentiality, integrity and continued availability of all information owned by, or in the care of, the Company. This program also includes a cyber incident response plan. The Audit Committee, which is tasked with oversight of certain risk issues, receives periodic reports from the Chief Information Security Officer, the Chief Information Officer and the Head of Operational Risk. The Board and the Audit Committee also receive updates about the results of periodic exercises and response readiness assessments led by outside advisors who provide a third-party independent assessment of our technical program and our internal response preparedness. The Audit Committee regularly briefs the full Board on these matters, and the full Board also receives periodic briefings on cyber threats in order to enhance our directors’ literacy on cyber issues.

We monitor the risks associated with our compensation program and individual executive compensation decisions on an ongoing basis. Each year management undertakes a review of the Company’s various compensation programs to assess the risks arising from our compensation policies and practices. Management presents these risk assessments to the Compensation Committee. The risk assessments have included a review of the primary design features of the Company’s compensation plans, the process to determine compensation pools and awards for employees and an analysis of how those features could directly or indirectly encourage or mitigate risk-taking. As part of the risk assessments, it has been noted that the Company’s compensation plans allow for discretionary negative adjustments to the ultimate outcomes, which serves to mitigate risk-taking.

22	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Corporate Governance

Moreover, senior management is subject to a share retention policy, and historically a large percentage of senior management compensation has been paid in the form of long-term equity awards. In addition, senior management compensation is paid over a multiple-year cycle, a compensation structure that is intended to align incentives with appropriate risk-taking. The Company’s general risk management controls also serve to preclude decision-makers from taking excessive risk to earn the incentives provided under our compensation plans. The Compensation Committee agreed with the conclusion that the identified risks were within our ability to effectively monitor and manage, and that our compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Succession Planning

The Board is actively engaged and involved in talent management. The Board reviews the Company’s “people strategy” in support of its business strategy at least annually and frequently discusses talent issues at its meetings. This includes a detailed discussion of the Company’s global leadership bench and succession plans with a focus on key positions at the senior officer level.

In addition, the committees of the Board regularly discuss the talent pipeline for specific critical roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

Communication with Directors

Shareholders and other interested parties may communicate with any of the independent directors, including Committee Chairs and the Lead Independent Director, by using the following address:

Prudential Financial, Inc.

Board of Directors

c/o Margaret M. Foran, Chief Governance Officer,

Senior Vice President and Corporate Secretary

751 Broad Street

Newark, NJ 07102

Email: independentdirectors@ prudential.com

Feedback on Executive Compensation: You can also provide feedback on executive compensation at the following website: www.prudential.com/ executivecomp.

The Chief Governance Officer and Corporate Secretary of the Company reviews communications to the independent directors and forwards those communications to the independent directors as discussed below. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chair of the Audit Committee and the Company’s Corporate Chief Ethics Officer consistent with time frames established by the Audit Committee for the receipt of communications dealing with these matters. Communications that pertain to non-financial matters will be forwarded promptly. Items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitation or advertisements; product-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

SHAREHOLDER ENGAGEMENT

This year, we continued our practice of engagement, communication, and transparency in a variety of ways, including the following:

•	released two videos featuring Board members, Thomas J. Baltimore, our Lead Independent Director, and Christine A. Poon, Chair of our Finance Committee, sharing their views on Prudential’s Board and corporate governance practices;

•	provided multiple avenues for shareholders to communicate with the Company and the Board. We have received almost 17,000 shareholder comments in the last seven years. Shareholders also continued to use the mechanisms available through www.prudential.com/ governance to provide input;

•	promoted greater communication with our institutional shareholders on corporate governance issues by engaging with shareholders who collectively hold a majority of our shares; and

•	advanced open Board communication by facilitating interaction between our directors and shareholders.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	23

Corporate Governance

Committees of the Board of Directors

The Board has established various committees to assist in discharging its duties, including: Audit, Compensation, Corporate Governance and Business Ethics, Executive, Finance, Investment and Risk. The primary responsibilities of each of the committees are set forth below, together with their current membership and the number of meetings held in 2017. Committee charters can be found on our website at www.prudential.com/governance. Each member of the Audit, Compensation, and Corporate Governance and Business Ethics Committees has been determined by the Board to be independent for purposes of the NYSE Corporate Governance listing standards. In addition, directors who serve on the Audit Committee and the Compensation Committee meet additional, heightened independence and qualification criteria applicable to directors serving on these committees under the NYSE listing standards.

Committees	Members in 2017	Description
Audit Committee Meetings in 2017: 10	Douglas Scovanner (Chair) Martina-Hund Mejean George Paz

The Audit Committee provides oversight of the Company’s accounting and financial reporting and disclosure processes, the adequacy of the systems of disclosure and internal control established by management, and the audit of the Company’s financial statements. The Audit Committee oversees insurance risk and operational risks, risks related to financial controls, and legal, regulatory and compliance matters, and oversees the overall risk management governance structure and risk management function.

Among other things, the Audit Committee:

(1) appoints the independent auditor and evaluates its independence and performance;

(2) reviews the audit plans for and results of the independent audit and internal audits; and

(3) reviews reports related to processes established by management to provide compliance with legal and regulatory requirements.

The Board has determined that all of our Audit Committee members are financially literate and are audit committee financial experts as defined by the SEC.

Compensation Committee Meetings in 2017: 7	Karl J. Krapek (Chair) Thomas J. Baltimore Michael A. Todman

The Compensation Committee oversees the Company’s compensation and benefits policies and programs. For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see the CD&A.

Corporate Governance & Business Ethics Committee Meetings in 2017: 7	Gilbert F. Casellas (Chair) Peter R. Lighte Sandra Pianalto

The Corporate Governance and Business Ethics Committee oversees the Board’s corporate governance procedures and practices, including the recommendations of individuals for the Board, making recommendations to the Board regarding director compensation and overseeing the Company’s ethics and conflict of interest policies, its political contributions and lobbying expenses policy, and its strategy and reputation regarding environmental stewardship and sustainability responsibility throughout the Company’s global businesses.

Executive Committee Meetings in 2017: 0	Thomas J. Baltimore (Chair) Gilbert F. Casellas Karl J. Krapek Christine A. Poon Douglas A. Scovanner John R. Strangfeld	The Executive Committee is authorized to exercise the corporate powers of the Company between meetings of the Board, except for those powers reserved to the Board by our By-laws or otherwise.
Finance Committee Meetings in 2017: 6	Christine A. Poon (Chair) Sandra Pianalto Michael A. Todman	The Finance Committee oversees, takes actions, and approves policies with respect to capital, liquidity, borrowing levels, reserves, market risk and major capital expenditures.
Investment Committee Meetings in 2017: 4	Thomas J. Baltimore (Chair) Peter R. Lighte Christine A. Poon

The Investment Committee oversees and takes actions with respect to the acquisition, management and disposition of invested assets; reviews the investment performance of the pension plan and funded employee benefit plans; and reviews investment risks and exposures, as well as the investment performance of products and accounts managed on behalf of third parties.

Risk Committee Meetings in 2017: 6	Thomas J. Baltimore (Chair) Gilbert F. Casellas Mark B. Grier Karl J. Krapek Christine A. Poon Douglas A. Scovanner

The Risk Committee oversees the governance of significant risks throughout the enterprise, including by coordinating the risk oversight functions of each Board committee and seeing that matters are appropriately elevated to the Board.

In addition to the above Committee meetings, the Board held nine meetings in 2017.

24	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Corporate Governance

Certain Relationships and Related Party Transactions

The Company has adopted a written Related Party Transaction Approval Policy that applies:

•	to any transaction or series of transactions in which the Company or a subsidiary is a participant;

•	when the amount involved exceeds $120,000; and

•	when a related party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest (other than solely as a result of being a director or trustee or in any similar position or a less than 10 percent beneficial owner of another entity).

The policy is administered by the Corporate Governance and Business Ethics Committee. The Committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction, and will approve or ratify only those transactions that are, in the Committee’s judgment, appropriate or desirable under the circumstances.

In the ordinary course of business, we may from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also directors of Prudential Financial. In all cases, these transactions are conducted on an arm’s-length basis. In addition, from time to time executive officers and directors of Prudential Financial may engage in transactions in the ordinary course of business involving services we offer, such as insurance and investment services, on terms similar to those extended to employees of Prudential Financial and its subsidiaries and affiliates generally. The Corporate Governance and Business Ethics Committee has determined that certain types of transactions do not create or involve a direct or indirect material interest, including (i) any sales of financial services or products to a related party in the ordinary course of business on terms and conditions generally available in the market place (or at ordinary employee discounts, if applicable) and in accordance with applicable law and (ii) all business relationships between the Company and a 5% shareholder or a business affiliated with a director, director nominee or immediate family member of a director or director nominee made in the ordinary course of business on terms and conditions generally available in the market place and in accordance with applicable law.

Pursuant to our policy, the Corporate Governance and Business Ethics Committee determined that there were two transactions that qualified as related party transactions since the beginning of 2017. The brother of Robert Falzon, our Executive Vice President and Chief Financial Officer, Michael Falzon, is Vice President, Design and Development Solutions. In 2017, the total compensation paid to Michael Falzon, including salary, bonus and the grant date value of long-term incentive awards, was less than $560,000. The son-in-law of Barbara Koster, our Senior Vice President and Chief Information Officer, Joshua D. Howard, is an associate in Quantitative Management Associates, a subsidiary of the Company. In 2017, the total compensation paid to Mr. Howard, including salary and bonus, was less than $155,000. In both cases the compensation is similar to the compensation of other employees holding equivalent positions. Neither individual is in the reporting chain of the executive officer.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	25

Corporate Governance

Policy on Shareholder Rights Plan

We do not have a shareholder rights plan. The Board will obtain shareholder approval prior to adopting a future shareholder rights plan unless the Board, in the exercise of its fiduciary duties, determines that under the circumstances then existing, it would be in the best interests of the Company and our shareholders to adopt a rights plan without prior shareholder approval. If a rights plan is adopted by the Board without prior shareholder approval, the plan must provide that it will expire within one year of adoption unless ratified by shareholders.

Political Contributions and Lobbying Expenditure Oversight and Disclosure

The Corporate Governance and Business Ethics Committee reviews and approves an annual report on political activities, contributions and lobbying expenses. It monitors and evaluates the Company’s ongoing political strategy as it relates to overall public policy objectives for the next year and provides guidance to the Board. We provide on our website a description of our oversight process for political contributions and a summary of PAC contributions. We also include semi-annual information on dues, assessments and contributions of $15,000 or more to trade associations and tax-exempt advocacy groups and a summary of Company policies and procedures for political activity. This disclosure is available at www.prudential.com/governance under the heading “Political Activity & Contributions.”

The 2017 CPA-Zicklin Index of Corporate Political Disclosure and Accountability ranked Prudential as a First Tier company. This is the third consecutive year Prudential received this honor, which recognizes companies for their disclosure, accountability, and political spending oversight.

Environmental, Sustainability and Corporate Social Responsibility

The Corporate Governance and Business Ethics Committee has oversight of environmental issues and policies. In addition, three of our Board members sit on the Board’s Corporate Social Responsibility Oversight Committee. These directors inform the Company’s social responsibility efforts in investing for financial and social returns, strategic philanthropy, employee engagement and corporate community involvement. 2017 investments include:

26	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Item 2–Ratification of the Appointment of the

Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers” or “PwC”) as the Company’s independent registered public accounting firm (“independent auditor”) for 2018. We are not required to have the shareholders ratify the selection of PricewaterhouseCoopers as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice.

If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers, but may nevertheless retain it as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of Prudential Financial and its shareholders. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by shareholders.

FEES PAID TO PRICEWATERHOUSECOOPERS

The following is a summary and description of fees for services provided by PricewaterhouseCoopers in 2017 and 2016.

Worldwide Fees (In Millions)

Service	2017	2016
Audit(A)	$52	$51
Audit-Related(B)	$5	$4
Tax(C)	$3	$3
All Other(D)	$1	—
Total	$61	$58

(A)	The aggregate fees for professional services rendered for the integrated audit of the consolidated financial statements of Prudential Financial and, as required, audits of various domestic and international subsidiaries, the issuance of comfort letters, agreed-upon procedures required by regulation, consents and assistance with review of documents filed with the SEC.

(B)	The aggregate fees for assurance and related services, including internal control and financial compliance reports, agreed-upon procedures not required by regulation, and accounting consultation on new accounting standards, acquisitions and potential financial reporting requirements.

(C)	The aggregate fees for services rendered for tax return preparation, tax advice related to mergers and acquisitions and other international, federal and state projects, and requests for rulings. In 2017, tax compliance and preparation fees totaled $1.9M and tax advisory fees totaled $1.5M, and in 2016, tax compliance and preparation fees totaled $1.4M and tax advisory fees totaled $1.1M.

(D)	The aggregate fees for all other services rendered, including for 2017 fees for business advisory services.

PricewaterhouseCoopers also provides services to domestic and international mutual funds and limited partnerships not consolidated by Prudential Financial, but which are managed by Prudential Financial. PricewaterhouseCoopers identified fees related to audit, audit-related, and tax services paid by these entities of $14M in 2017 and $14M in 2016.

The Audit Committee has advised the Board of Directors that in its opinion the non-audit services rendered by PricewaterhouseCoopers during the most recent fiscal year are compatible with maintaining its independence.

PwC has been the Company’s independent auditor since it became a public company in 2001 and prior to that from 1996.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	27

Item 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm

In determining whether to reappoint the independent auditor, the Audit Committee annually considers several factors, including:

•	the length of time the firm has been engaged;

•	the firm’s independence and objectivity;

•	PwC’s capability and expertise in handling the breadth and complexity of Prudential’s global operations, including the expertise and capability of the lead audit partner;

•	historical and recent performance, including the extent and quality of PwC’s communications with the Audit Committee, and the results of a management survey of PwC’s overall performance;

•	data related to audit quality and performance, including recent Public Company Accounting Oversight Board inspection reports on the firm; and

•	the appropriateness of PwC’s fees, both on an absolute basis and as compared with its peers.

In accordance with SEC rules, independent audit partners are subject to rotation requirements limiting their number of consecutive years of service to our Company to no more than five. The process for selecting the Company’s lead audit partner includes Company management and the Audit Committee Chair vetting the independent auditor’s candidates. The full Audit Committee is consulted in connection with the final selection of the lead audit partner.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent auditor’s independence is not impaired; describes the Audit, Audit-Related, Tax and All Other services that may be provided and the non-audit services that may not be performed; and sets forth the pre-approval requirements for all permitted services. The policy provides for the general pre-approval of specific types of Audit, Audit-Related and Tax services and a limited fee estimate range for such services on an annual basis. The policy requires specific pre-approval of all other permitted services. The independent auditor is required to report periodically to the Audit Committee regarding the extent of services provided in accordance with their pre-approval and the fees for the services performed to date. The Audit Committee’s policy delegates to its Chair the authority to address requests for pre-approval of services with fees up to a maximum of $250,000 between Audit Committee meetings if the Chief Auditor deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit Committee, and the Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.

All Audit, Audit-Related, Tax and All Other services described above were approved by the Audit Committee before services were rendered.

The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers as the Company’s Independent Auditor for 2018.

ENHANCING COMMUNICATION THROUGH AUDIT COMMITTEE REPORTING

The Center for Audit Quality and a group of nationally recognized U.S. corporate governance and policy organizations jointly released a paper entitled “Enhancing the Audit Committee Report: A Call to Action,” which encouraged audit committees of public companies to proactively consider strengthening their public disclosures to more effectively convey the critical work of audit committees to investors and stakeholders. Prudential was featured as an example of a company exhibiting voluntary practices strengthening audit committee disclosures.

28	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Item 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm

REPORT OF THE AUDIT COMMITTEE

Three independent directors comprise the Audit Committee. The Committee operates under a written charter adopted by the Board.

In addition, the Board has determined that all of our Audit Committee members, Messrs. Paz and Scovanner and Ms. Hund-Mejean, satisfy the financial expertise requirements of the NYSE and have the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC.

Management is responsible for the preparation, presentation and integrity of the financial statements of Prudential Financial and for maintaining appropriate accounting and financial reporting policies and practices, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Prudential Financial’s independent registered public accounting firm (independent auditor), PricewaterhouseCoopers, is responsible for auditing the consolidated financial statements of Prudential Financial and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the Public Company Accounting Oversight Board (“PCAOB”).

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of Prudential Financial as of and for the year ended December 31, 2017 and Management’s Annual Report on Internal Control Over Financial Reporting with management and Prudential Financial’s independent auditor. The Audit Committee also discussed with Prudential Financial’s independent auditor the matters required to be discussed by the independent auditor with the Audit Committee under the rules adopted by the PCAOB.

The Audit Committee received from the independent auditor the written disclosures and the letters required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor its independence.

The Audit Committee has discussed with, and received regular status reports from, Prudential Financial’s Chief Auditor and independent auditor on the overall scope and plans for their audits of Prudential Financial, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Chief Auditor and the independent auditor, with and without management present, to discuss the results of their respective audits, in addition to private meetings with the Chief Financial Officer, Chief Risk Officer, General Counsel, Chief Actuary and Chief Compliance Officer. In determining whether to reappoint PricewaterhouseCoopers as Prudential Financial’s independent auditor, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the firm’s independence and objectivity, PwC’s capability and expertise in handling the breadth and complexity of Prudential’s global operations, including the expertise and capability of the Lead Audit Partner, historical and recent performance, including the extent and quality of PwC’s communications with the Audit Committee, and the results of a management survey of PwC’s overall performance, data related to audit quality and performance, including recent PCAOB inspection reports on the firm, and the appropriateness of PwC’s fees, both on an absolute basis and as compared with its peers.

In addition, the Audit Committee reviewed and amended its Charter and received reports as required by its policy for the receipt, retention and treatment of financial reporting concerns received from external and internal sources.

Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Prudential Financial and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

THE AUDIT COMMITTEE

Douglas A. Scovanner (Chair)

Martina Hund-Mejean

George Paz

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	29

Item 3–Advisory Vote to Approve

Named Executive Officer Compensation

The Board is committed to excellence in governance and recognizes our shareholders’ interest in our executive compensation program. As a part of that commitment, and in accordance with SEC rules, our shareholders are being asked to approve a non-binding advisory resolution on the compensation of our named executive officers, as reported in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse our 2017 executive compensation program and policies for our named executive officers through the following resolution:

RESOLVED, that the shareholders of Prudential approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and practices relating to our named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers. Because your vote is advisory, it will not be binding upon the Board. The Board will, however, as it has done in prior years, take into account the outcome of the “Say on Pay” vote when considering future compensation arrangements.

The Board has adopted a policy providing for annual “Say on Pay” votes. Accordingly, the next “Say on Pay” vote will occur in 2019.

The Board of Directors recommends that shareholders vote “FOR” the advisory vote to approve our named executive officer compensation.

30	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Item 4–Shareholder Proposal Regarding an

Independent Board Chairman

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent. The Company is not responsible for any inaccuracies it may contain. The shareholder proposal is required to be voted on at our Annual Meeting only if properly presented. As explained below, our Board unanimously recommends that you vote “AGAINST” the shareholder proposal.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California, 90278, beneficial owner of 80 shares of Common Stock, is the proponent of the following shareholder proposal. The proponent has advised us that a representative will present the proposal and related supporting statement at the Annual Meeting.

Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

Caterpillar is an example of a company recently changing course and naming an independent board chairman. Caterpillar had strongly opposed a shareholder proposal for an independent board chairman as recently as its 2016 annual meeting. Wells Fargo also reversed itself and named an independent board chairman in 2016.

It was reported that 53% of the Standard & Poors 1,500 firms separate these 2 positions (2015 report). This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should be chaired by an independent director, as does the Council of Institutional Investors. An independent director serving as chairman can help ensure the functioning of an effective board.

This proposal topic won impressive 43%-support at our 2017 annual meeting. This 43%-support would have been higher (perhaps 48%) if small shareholders had the same access to corporate governance information as large shareholders.

This proposal rocketed from 23% support in 2012 to 43% support in 2017 (both votes with the same CEO). 2017 was the first time this topic was on our ballot since 2012.

This proposal is more important at Prudential because with Karl Krapek as Lead Director we may be lacking an important asset in a Lead Director—independence. Mr. Krapek had the 2nd longest tenure on our board and received our highest negative votes. Long-tenure can impair the independence of a director. Plus Mr. Krapek controlled 33% of the Executive Pay Committee.

Please vote to enhance the oversight of our CEO: Independent Board Chairman—Proposal 4

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	31

Item 4—Shareholder Proposal Regarding an Independent Board Chairman

Board of Directors’ Statement in Opposition to the Proposal

Your Board recommends a vote against this proposal because it believes that it is in the best interest of our shareholders for the Board to have the flexibility to determine the best person to serve as Board Chair, whether that person is an independent director or the CEO.

Independent Oversight of Board Structure

As documented in Prudential’s Corporate Governance Principles and Practices, at a minimum of one executive session per year, independent directors review the Board’s leadership structure and discuss whether the position of Chairman of the Board should be held by the CEO or by an independent director. In addition, in the event of a successor to the position of CEO, the independent directors will also review the leadership structure. When making this decision, the Board takes into consideration governance best practices, the facts and circumstances of our Board and feedback that we receive from our shareholders. The Committee has most recently determined that Board leadership is provided through the combination of a unified Chair and CEO, a clearly defined and significant Lead Independent Director role, active and strong committee chairs, and independent-minded, skilled, engaged, diverse and committed directors. This decision included the aspect that as a highly regulated company, as well as being a Systemically Important Financial Institution subject to group-wide supervision, there are additional benefits to a combined CEO and Chair.

Our Board proactively asks for feedback from our shareholders and regularly meets with our shareholders in various settings. In 2017, directors, as well as the Company’s Chief Governance Officer, engaged with investors regarding many issues including our Board leadership structure. This feedback was presented to the Board. Many of our shareholders have expressed the opinion that there is no “one size fits all” solution and that the Board’s fiduciary responsibility is best fulfilled by retaining the flexibility to choose the most effective leadership structure for the particular set of facts facing the Company at any point in time. For the past two years, a majority of our shareholders have voted against proposals that would mandate the Company’s leadership structure and eliminate Board discretion.

Lead Independent Director

Our Board believes that its current structure and governance allows it to provide effective oversight of management. Specifically, Thomas Baltimore, our Lead Independent Director, who was elected by the independent directors last May, has significant responsibilities that are described in detail in this Proxy Statement, including approval of all Board agendas and information sent to the Board, shareholder engagement, oversight of the annual Board evaluation process by an independent third party, Board refreshment and succession planning, and guiding the Board’s overall governance processes.

We also refer you to the Lead Independent Director’s letter which is contained in this Proxy Statement, as well as the Lead Independent Director’s video and Lead Independent Director Charter at www.prudential.com/governance. Mr. Baltimore’s skills, experience, commitment and the time he devotes to serve his role all make him well qualified to serve as our Lead Independent Director.

Our independent directors meet regularly in executive sessions, at the beginning and end of each Board meeting. These are chaired by our Lead Independent Director with no member of management present. Independent directors use these executive sessions to discuss matters of concern, as well as evaluations of the CEO and senior management, management and Board successions, talent planning, matters to be included on Board agendas, and additional information the Board would like management to provide to them, as well as other relevant matters.

Independent Committee Chairs

The Chairs of our Board committees are strong, independent directors. These Chairs shape the agenda and information presented to their committees. Oversight of critical issues within these committees is owned by the independent directors.

All directors have full access to all members of management and all employees on a confidential basis.

The proposed policy would unduly impair the Board’s flexibility to annually elect the individual it deems best suited to serve as Board Chair. Shareholders of Prudential are best served when the Board has the flexibility to elect the individual it deems best suited to serve as Board Chair at any particular time, depending on the circumstances. Our Board believes that a clearly defined and significant Lead Independent Director role, independent and strong committee chairs, experienced, diverse and committed directors, and frequent executive sessions provide a framework for effective direction and oversight by the Board.

THEREFORE, YOUR BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

32	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Voting Securities and Principal Holders

Beneficial Ownership

The following table shows all entities that are the beneficial owners of more than 5% of the Company’s Common Stock:

Name and Address of Beneficial Owner	Amount and Nature		Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	29,984,045	(1)	7.1%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	30,620,961	(2)	7.22%

(1)	Based on information as of December 31, 2017 contained in a Schedule 13G/A filed with the SEC on January 29, 2018 by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole dispositive power with respect to all of the shares, sole voting power with respect to 25,031,478 of the shares, and shared dispositive and voting power with respect to none of the shares.

(2)	Based on information as of December 31, 2017 contained in a Schedule 13G/A filed with the SEC on February 12, 2018 by The Vanguard Group. The Schedule 13G/A indicates that The Vanguard Group has sole dispositive power with respect to 29,945,849 of the shares, shared dispositive power with respect to 675,112 of the shares, sole voting power with respect to 597,982 of the shares, and shared voting power with respect to 93,625 of the shares.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of our Common Stock.

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 9, 2018, by:

•	each Director and Named Executive Officer, and

•	all Directors and Executive officers of Prudential Financial as a group.

Name of Beneficial Owner	Common Stock		Number of shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned[1]	Director Deferred Stock Units / Additional Underlying Units [2,3,4]	Total Shares Beneficially Owned Plus Underlying Units
Thomas J. Baltimore, Jr.	250			250	42,020	42,270
Gilbert F. Casellas	500			500	29,942	30,442
Martina Hund-Mejean	128			128	17,356	17,484
Karl J. Krapek	1,000			1,000	49,293	50,293
Peter R. Lighte	80			80	5,715	5,795
George Paz	500			500	5,712	6,212
Sandra Pianalto	201			201	5,289	5,490
Christine A. Poon	11,583			11,583	13,156	24,739
Douglas A. Scovanner	12,000			12,000	13,299	25,299
Michael A.Todman	450			450	5,715	6,165
John R. Strangfeld	281,331	[5]	738,934	1,020,265	293,483	1,313,748
Mark B. Grier	382,193		411,832	794,025	200,620	994,645
Robert Falzon	52,936		71,181	124,117	100,311	224,428
Charles F. Lowrey	44,818		116,687	161,505	121,057	282,562
Stephen Pelletier	9,114		11,041	20,155	147,788	167,943
All directors and executive officers as a group (22 persons)	913,537		1,658,922	2,572,459	1,314,062	3,886,521

(1)	Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding, as of March 9, 2018.

(2)	Includes the following number of shares or share equivalents in deferred units through the Deferred Compensation Plan for Non-Employee Directors and the Prudential Insurance Company of America Deferred Compensation Plan, as to which no voting or investment power exists: Mr. Baltimore, 42,020; Mr. Casellas, 29,942; Ms. Hund-Mejean, 17,356; Mr. Krapek 49,293; Mr. Lighte, 5,715; Mr. Paz, 5,712; Ms. Pianalto, 5,289; Ms. Poon, 13,156; Mr. Scovanner, 13,299; Mr. Todman, 5,715; Mr. Strangfeld, 42,709; and Mr. Pelletier, 32,697.

(3)	Includes the following shares representing the target number of shares to be received upon the attainment of ROE goals under the performance share program described under “Compensation Discussion and Analysis”: Mr. Strangfeld, 94,619; Mr. Grier, 75,695; Mr. Falzon, 37,848; Mr. Lowrey, 45,655; and Mr. Pelletier, 43,194.

(4)	Includes the following unvested stock options: Mr. Strangfeld, 156,155; Mr. Grier, 124,925; Mr. Falzon, 62,463; Mr. Lowrey, 75,402; and Mr. Pelletier, 71,897.

(5)	Includes 4,400 shares held by the John and Mary K. Strangfeld Foundation.

Compliance With Section 16(a) of the Exchange Act

Each Director, executive officer of the Company and greater than 10% beneficial owner of Common Stock is required to report to the SEC, by a specified date, his or her transactions involving our Common Stock. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that for transactions during 2017 all reports required by Section 16(a) were timely filed, except that a report for Lucien Alziari, Senior Vice President and Chief Human Resources Officer, reporting an award of restricted stock units was not timely filed due to an administrative oversight.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	33

Compensation of Directors

The Corporate Governance and Business Ethics Committee reviews the compensation of our non-employee directors periodically (generally every three years) and recommends changes to the Board, when it deems appropriate. In 2017, the Committee engaged James F. Reda, an independent compensation consultant of Arthur J. Gallagher & Co., to review the existing Director compensation program as the program had last been evaluated in 2013. It was determined that no changes to the compensation program were warranted.

The following table describes the components of the non-employee directors’ compensation for 2017:

Compensation Element	Director Compensation Program
Annual Cash Retainer	$150,000, which may be deferred, at the director’s option
Annual Equity Retainer	$150,000 in restricted stock units that vest after one year (or, if earlier, on the date of the next Annual Meeting)
Board and Committee Fees	None
Chair Fee	$35,000 for the Audit and Risk Committees $30,000 for the Compensation Committee $20,000 for all other committees*
Lead Independent Director Fee	$50,000
Meeting Fee for members of the Company’s Corporate Social Responsibility Oversight Committee**	$1,250 per meeting
New Director Equity Award (one-time grant)	$150,000 in restricted stock units that vest after one year
Stock Ownership Guideline	Ownership of Common Stock or deferred stock units that have a value equivalent to six times the annual cash retainer to be satisfied within six years of joining the Board***

*	Includes any non-standing committee of the Board that may be established from time to time, but excluding the Executive Committee.

**	This is a committee comprised of members of management and the Board. This Committee typically meets on a separate day following the Board and Board committee meetings. The non-employee directors on this Committee currently consist of Mr. Casellas, Ms. Pianalto and Ms. Poon. The Corporate Social Responsibility Oversight Committee met three times in 2017.

***	As of December 31, 2017, each of our non-employee directors satisfied this guideline, with the exception of Ms. Pianalto, who joined the Board in July 2015, and Messrs. Lighte, Paz and Todman, who joined the Board in March 2016, each of whom has six years to satisfy the guideline after he or she joined the Board. For purposes of the stock ownership guideline, once a non-employee director satisfies his or her stock ownership level, the director will be deemed to continue to satisfy the guideline without regard to fluctuation in the value of the Common Stock owned by the director.

We maintain a Deferred Compensation Plan for Non-Employee Directors (the “Plan”). Since 2011, 50% of the annual Board and committee retainer has been awarded in restricted stock units that vest after one year (or if earlier, on the date of the next Annual Meeting). A non-employee director can elect to invest the cash portion of his or her retainer, fees and equity retainer upon vesting in accounts under the Plan that replicate investments in either shares of our Common Stock or the Fixed Rate Fund, which accrues interest in the same manner as funds invested in the Fixed Rate Fund offered under the Prudential Employee Savings Plan (“PESP”). As elected by the director, the Plan provides for distributions to commence upon or following termination of Board service or while a director remains on the Board.

Each director receives dividend equivalents on the restricted stock units contained in his or her deferral account under the Plan, which are equal in value to the dividends paid on our Common Stock. The dividend equivalents credited to the account are then reinvested in the form of additional share units.

Under our director compensation program, if a non-employee director satisfies the stock ownership guideline, the restricted stock units granted as the annual equity retainer are payable upon vesting in cash or shares of our Common Stock (at the director’s option), and may be deferred beyond vesting at the director’s election. If a director does not satisfy the stock ownership guideline, the restricted stock units are automatically deferred until termination of Board service.

DIRECTOR STOCK OWNERSHIP GUIDELINE

Each director is expected, within six years of joining the Board, to own Common Stock or deferred stock units that have a value equivalent to six times his or her annual cash retainer.

34	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Compensation of Directors

2017 Director Compensation Table

	Fees Earned or Paid in
Name	Cash($)	Stock Awards($)(1)	All Other Compensation($)(2)	Total($)
Thomas J. Baltimore	224,643	150,000		374,643
Gilbert F. Casellas	173,750	150,000	4,100	327,850
James G. Cullen[3]	62,500	0		62,500
Martina Hund-Mejean	150,000	150,000	5,000	305,000
Karl J. Krapek	218,368	150,000	5,000	373,368
Peter R. Lighte	150,000	150,000		300,000
George Paz	150,000	150,000	5,000	305,000
Sandra Pianalto	153,750	150,000	5,000	308,750
Christine A. Poon	173,750	150,000		323,750
Douglas A. Scovanner	185,000	150,000		335,000
Michael A. Todman	150,000	150,000	5,000	305,000

(1)	Represents amounts that are in units of our Common Stock. The amounts reported represent the aggregate grant date fair value of the restricted stock units granted during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our Common Stock on the date of grant, which is then recognized, subject to market value changes, over the requisite service period of the award. The aggregate balance in each of the non-employee directors’ accounts in the Deferred Compensation Plan denominated in units (which includes all deferrals from prior years and earned units deferred in 2017) and their value were as follows: Mr. Baltimore: 42,020 and $4,831,460; Mr. Casellas: 29,942 and $3,442,731; Ms. Hund-Mejean: 17,356 and $1,995,593; Mr. Krapek: 49,293 and $5,667,709; Mr. Lighte: 5,715 and $657,111; Mr. Paz: 5,712 and $656,766; Ms. Pianalto: 5,289 and $608,129; Ms. Poon: 13,156 and $1,512,677; Mr. Scovanner: 13,299 and $1,529,119; and Mr. Todman: 5,715 and $657,111.

(2)	Represents amounts for 2017 matching charitable contributions.

(3)	Mr. Cullen retired from the Board on May 9, 2017.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	35

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our NEOs, whose compensation is set forth in the 2017 Summary Compensation Table and other compensation tables contained in this Proxy Statement. We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our Board (the “Committee”) arrived at the specific compensation decisions involving the NEOs for 2017.

NAMED EXECUTIVE OFFICERS (NEOS)

•	John R. Strangfeld, our Chairman and Chief Executive Officer;

•	Robert M. Falzon, our Executive Vice President and Chief Financial Officer;

•	Mark B. Grier, our Vice Chairman;
•	Charles F. Lowrey, our Executive Vice President and Chief Operating Officer, International Businesses; and

•	Stephen Pelletier, our Executive Vice President and Chief Operating Officer, U.S. Businesses.

Executive Summary

Business Highlights

OUR BUSINESS

We are a global financial services business with $1.394 trillion of assets under management as of December 31, 2017, and with operations in the United States, Asia, Europe, and Latin America. Through our subsidiaries and affiliates, we offer a wide array of financial products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on February 16, 2018.

2017 BUSINESS HIGHLIGHTS

The year 2017 was a successful one for the Company, as our business mix and solid fundamentals led to strong results. During the year, we continued to focus on our balanced business mix, the effective execution of our business strategies, capital deployment and disciplined risk management. Consequently, we were able to deliver strong results, despite a low interest rate environment in key markets, while continuing to seize new business opportunities and further differentiating ourselves from the competition.

We achieved the following accomplishments in 2017:

We reported net income of $7.86 billion, or $17.86 per share of Common Stock in 2017, compared to $4.37 billion, or $9.71 per share, in 2016, based on U.S. generally accepted accounting principles (“GAAP”).

Net income in 2017 includes a benefit of $2.87 billion, or $6.64 per share, as a result of the enactment of the Tax Cuts and Jobs Act.

We reported after-tax adjusted operating income of $4.65 billion, or $10.58 per share of Common Stock in 2017, compared to $4.11 billion, or $9.13 per share, in 2016.(1)

36	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Compensation Discussion and Analysis: Executive Summary

We reported GAAP book value of $125.24 per share of Common Stock as of December 31, 2017, compared to $104.91 per share as of year-end 2016.

Adjusted book value amounted to $88.28 per share of Common Stock as of December 31, 2017, compared to $78.95 per share as of year-end 2016.(1)

GAAP book value per share and adjusted book value per share as of December 31, 2017 include benefits of $6.59 and $2.74, respectively, as a result of the enactment of the Tax Cuts and Jobs Act.

We reported return on average equity based on net income of 16% for 2017, compared to 8.8% for 2016. We reported operating return on average equity of 13% for 2017, compared to 12% for 2016.(1)

Assets under management reached $1.394 trillion at December 31, 2017, an increase from $1.264 trillion a year earlier.

We paid quarterly Common Stock dividends totaling $3.00 per share during 2017, an increase of 7% from 2016.

(1)	Consolidated adjusted operating income (“AOI”) and operating return on average equity are non-GAAP measures of financial performance. Adjusted book value is a non-GAAP measure of financial position. We use earnings per share (“EPS”) based on AOI, operating return on average equity, and adjusted book value as performance measures in our incentive compensation programs. For a discussion of these measures and for reconciliations to the nearest comparable GAAP measures, see Appendix A to this Proxy Statement.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	37

Compensation Discussion and Analysis: Executive Summary

Executive Compensation Highlights

The Compensation Committee has instituted a number of changes to our executive compensation program over the last several years to align with evolving competitive and governance practices, respond to feedback from our shareholders and strengthen the link to performance and rigor of our program. These changes have included:

•	Strengthening the rigor of our Annual Incentive Program by setting target and maximum awards for senior executives, including the NEOs.

•	Establishing Long-Term Incentive Target Opportunities for NEOs.

•	Requiring deferral of 30% of each NEO’s annual incentive award into the Book Value Performance Program.

•	Beginning in 2018, adding a modifier to the Performance Shares Program that will increase (or decrease) the number of shares and units earned by up to 10% depending on the increase (or decrease) in the representation of diverse persons among our senior management during the 2018 through 2020 performance period.

•	Increasing our CEO’s stock ownership guideline from five to seven times base salary.
•	Expanding the clawback policy for executive officers to cover all incentive-based awards, to address a material financial restatement or misconduct, and to require disclosure to shareholders of action taken with regard to compensation recovery following a material financial restatement or misconduct.

•	Diversifying the performance metrics used to determine awards under our Annual Incentive Program and applying a greater weight to relative ROE performance versus peer companies as a factor under our Annual Incentive Program beginning in 2016 and Performance Share Program in 2017.

•	Excluding earnings from specified classes of non-coupon investments outside of a range of -10% to +10% of the earnings on these investments that are included in the Company’s EPS guidance range from the performance measures in our Annual Incentive Plan beginning in 2016 and Performance Shares Program in 2017.

Total Direct Compensation Summary

Consistent with our compensation philosophy, approximately 92% of our CEO’s total direct compensation for 2017 was performance-based.
(1)	Performance-based compensation
(2)	Includes mandatory deferral of 30% of annual incentive
(3)	Based on average amounts

38	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Compensation Discussion and Analysis: Executive Summary

WHAT WE DO	WHAT WE DON’T DO
Establish target and maximum awards under our Annual Incentive Program.	CEO participation in our severance plan.
Establish target awards in our Long-Term Incentive Program.	Executive officer severance payments and benefits exceeding 2.99 times salary and cash bonus without shareholder approval.
Apply a formulaic framework based on the Company’s financial results relative to pre-established targets for each incentive program.
Exercise limited or no discretion to increase formulaic incentive compensation awards.	Excise tax “gross-ups” upon change in control.
Use balanced performance metrics for annual incentive and performance share/unit awards that consider both the Company’s absolute performance and its relative performance versus peers.	Discounting, reloading or re-pricing of stock options without shareholder approval.
Rigorous goal setting aligned to our externally disclosed annual and multi-year financial targets.	“Single-trigger” accelerated vesting of equity-based awards upon change in control.
90% or more of our NEOs’ total direct compensation is performance based.	Multi-year guaranteed incentive awards for senior executives.
Defer 30% of our NEOs’ annual incentive awards into the Book Value Performance Program.	Employment agreements with NEOs
Impose stock ownership requirements, and retention of 50% of equity based awards.	Employee hedging or pledging of Company securities.
Maintain an enhanced clawback policy covering all executive officer incentive-based awards for material financial restatements and misconduct.
Limit perquisites to items that serve a reasonable business purpose.
Closely monitor risks associated with our compensation program and individual compensation decisions to ensure they do not encourage excessive risk taking.
Tie long-term diversity improvement to our performance share and unit awards.

Consideration of Most Recent “Say on Pay” Vote

Following our 2017 Annual Meeting of Shareholders, the Committee reviewed the results of the shareholder advisory vote on executive compensation (the “Say on Pay” Vote) that was held at the meeting with respect to the 2016 compensation actions and decisions for Mr. Strangfeld and the other NEOs. Approximately 93% of the votes cast on the proposal were voted in support of the compensation of our NEOs. After careful consideration, and given the extensive changes we have made in the recent past, the Committee did not make any changes to our executive compensation program and policies as a result of the most recent Say on Pay vote.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	39

Compensation Discussion and Analysis: Executive Summary

Opportunity for Shareholder Feedback

The Committee carefully considers feedback from our shareholders regarding our executive compensation program. Shareholders are invited to express their views to the Committee as described under “Communication with Directors” in this Proxy Statement. In addition, the advisory vote on the compensation of the NEOs provides shareholders with an opportunity to communicate their views on our executive compensation program.

You should read this CD&A in conjunction with the advisory vote that we are conducting on the compensation of the NEOs (see “Item 3—Advisory Vote to Approve Named Executive Officer Compensation”). This CD&A, as well as the accompanying compensation tables, contains information that is relevant to your voting decision.

40	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Compensation Discussion and Analysis

Philosophy and Objectives of Our Executive Compensation Program

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers, and communities where we have a strong presence. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements.

Overall, the same principles that govern the compensation of all our salaried employees apply to the compensation of our executive officers. Within this framework, we observe the following principles:

•	Retain and hire top-caliber executives: Executive officers should have base salaries and employee benefits that are market competitive and that permit us to hire and retain world-class talent in our crital roles and high-caliber individuals at all levels;

•	Pay for performance: A significant portion of the annual compensation of our executive officers should vary with annual business performance and each individual’s contribution to that performance;

•	Reward long-term growth and profitability: Executive officers should be rewarded for achieving long-term results;
•	Tie compensation to business performance: A significant portion of our executive officers’ compensation should be tied to measures of performance of our businesses;

•	Align compensation with shareholder interests: The interests of our executive officers should be linked with those of our shareholders through the risks and rewards of the ownership of our Common Stock; and

•	Reinforce succession planning process: The overall compensation program for our executive officers should reinforce our robust succession planning process.

2017 Incentive Programs

To ensure a strong link between our incentive compensation opportunities and our short-term and longer-term objectives, we use two specific programs: our Annual Incentive Program and our Long-Term Incentive Program.

•	Annual Incentive Program. The Annual Incentive Program is designed to reward strong financial and operational performance that furthers our short-term strategic objectives. Financial performance is primarily determined based on three equally-weighted performance metrics: (i) EPS achievement relative to our externally disclosed EPS targets; (ii) year-over-year growth in EPS; and (iii) relative ROE as compared to a group of peer companies.

•	Long-Term Incentive Program. Our Long-Term Incentive Program consists of three parts that incent long-term value creation: performance shares and units that reward the achievement of our long-term ROE goals and increases in the market value of our Common Stock; book value units that reward increases in book value per share; and stock options that reward increases in the market value of our Common Stock.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	41

Compensation Discussion and Analysis

The figure below illustrates the portions of our NEO’s 2017 target total direct compensation that are driven by the various performance metrics under our incentive programs*. Our programs are designed to align the interests of our executives with the interests of our shareholders and to link the drivers of short-term and long-term value creation with our executive compensation.

*The image above is a graphical representation of the components and drivers of total direct compensation. The illustration represents the average target compensation values for our NEOs.

**Represents Book Value Performance Program (11%) and 30% mandatory deferral of Annual Incentive Awards (equates to 11.4% of total direct compensation).

Our Annual Incentive Program and Long-Term Incentive Program share one common performance measure: our relative return-on-equity (“ROE”), that is, our ROE as compared to the ROE of the North American Life Insurance subset of our peer group. The Committee believes that our relative ROE is a core value proposition for our shareholders and, accordingly, that relative ROE performance over both the short-term and long-term merits inclusion as a performance measure in each of our incentive programs.

ANNUAL COMPENSATION-RELATED RISK EVALUATION

We monitor the risks associated with our compensation program, as well as the components of our program and individual executive compensation decisions, on an ongoing basis. Our compensation risk assessment occurs in two parts: a review of the Company’s compensation programs and a review of compensation decisions and payments, with a focus on our senior executives. In January 2018, our Chief Risk Officer presented to the Committee a review of Prudential’s compensation programs, including the executive compensation program, to assess the risks arising from our compensation policies and practices. The Committee agreed with the review’s findings that these risks were within our ability to effectively monitor and manage and that these compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company. Also, in June 2017, our Chief Risk Officer presented a study of the payouts under the compensation programs. The Committee agreed with the study’s findings that our compensation practices, including payouts, adhere to best market practices and do not encourage undue or excessive risk-taking.

42	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Compensation Discussion and Analysis

How We Make Compensation Decisions

Role of the Compensation Committee

The Committee is responsible to our Board for overseeing the development and administration of our compensation and benefits policies and programs. The Committee, which consists of three independent directors, is responsible for the review and approval of all aspects of our executive compensation program. Among its duties, the Committee is responsible for formulating the compensation recommendations for our CEO and approving all compensation recommendations for our officers at the senior vice president level and above, including:

•	annual review and approval of incentive program design, goals and objectives for alignment with our compensation and business strategies;

•	evaluation of individual performance results in light of these goals and objectives;

•	evaluation of the competitiveness of each executive officer’s total compensation package; and

•	approval of any changes to the total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities, payouts, and retention programs.

Following review and discussion, the Committee submits its recommendations for compensation for these executive officers to the independent members of our Board for approval.

The Committee is supported in its work by our Chief Human Resources Officer, his staff, and the Committee’s executive Compensation Consultant, as described below.

The Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.prudential.com/governance.

Role of the Chief Executive Officer

Within the framework of the compensation programs approved by the Committee and based on management’s review of market competitive positions, each year our CEO recommends the level of base salary increase (if any), the annual incentive award, and the long-term incentive award value for our officers at the senior vice president level and above, including the other NEOs. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and retention considerations. The Committee reviews our CEO’s recommendations and approves any compensation changes affecting our executive officers as it determines in its sole discretion.

Our CEO does not play any role with respect to any matter affecting his own compensation, and is not present when the Committee discusses and formulates his compensation recommendation.

Role of the Compensation Consultant

The Committee has retained Frederic W. Cook & Co., Inc. as its executive Compensation Consultant. The Compensation Consultant reports directly to the Committee and the Committee may replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant attends meetings of the Committee, as requested, and communicates with the Committee Chair between meetings.

The Compensation Consultant provides various executive compensation services to the Committee pursuant to a written consulting agreement with the Committee. Generally, these services include advising the Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to performance.

During 2017, the Compensation Consultant performed the following specific services:

•	Provided a presentation on executive compensation trends and external developments.

•	Provided an annual competitive evaluation of total compensation for the NEOs, as well as overall compensation program share usage, dilution, and fair value expense.
•	Provided recommendations on CEO total direct compensation to the Committee at its February meeting, without prior review by our CEO.

•	Reviewed with our CEO his compensation recommendations with respect to the other NEOs.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	43

Compensation Discussion and Analysis

•	Reviewed Committee agendas and supporting materials in advance of each meeting, and raised questions/issues with management and the Committee Chair, as appropriate.

•	Reviewed drafts and commented on the CD&A and related compensation tables for the Proxy Statement.

•	Reviewed the compensation peer group used for competitive analyses.

•	Attended Committee meetings when requested by the Committee Chair.

The Compensation Consultant provided no services to management during 2017.

The Committee retains sole authority to hire the Compensation Consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

The total amount of fees paid to the Compensation Consultant for services to the Committee in 2017 was $121,264. The Compensation Consultant received no other fees or compensation from us, except for $3,400 to participate in a general industry survey of long-term compensation. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to the listing standards of The New York Stock Exchange and SEC rules and concluded that no conflict of interest exists that would prevent the Compensation Consultant from serving as an independent consultant to the Compensation Committee.

Compensation Peer Group

The Committee uses compensation data compiled from a group of peer companies in the insurance, asset management, and other diversified financial services industries generally selected from the Standard & Poor’s 500 Financials Index (the “Peer Group”). The Committee periodically reviews and updates the Peer Group, as necessary, upon recommendation of the Compensation Consultant. For 2017, the Committee, along with the Compensation Consultant, reviewed the implications of the spin-off of Brighthouse Financial, Inc. from MetLife, Inc. in considering the composition of the Peer Group and determined that no changes to the Peer Group were warranted at this time. We believe the Peer Group represents the industries with which we currently compete for executive talent, and also includes our principal business competitors.

Although included within the broad financial services sector, we exclude from the Peer Group companies such as property and casualty insurers and investment banking firms that predominantly offer different products, have substantially different business models and with whom we have less direct competition for executive talent.

For 2017, the Peer Group consisted of the following 20 companies:

North American Life Insurance Companies	Consumer Finance Companies	Asset Management and Custody Banks	Diversified Banks

• AFLAC,Incorporated • LincolnNational • ManulifeFinancial Corporation • MetLife,Inc. • PrincipalFinancial Group • SunLife Financial Inc.	• AmericanExpress Company • CapitalOne Financial Corporation	• AmeripriseFinancial, Inc. • TheBank of New York Mellon Corporation • BlackRock,Inc. • FranklinResources, Inc. • NorthernTrust Corporation • StateStreet Corporation	• Bankof America Corporation • CitigroupInc. • JPMorganChase & Co. • PNCFinancial Services Group, Inc. • U.S.Bancorp • WellsFargo & Company

Use of Competitive Data

We compete in several different businesses, most of which are involved in helping individuals and institutions grow and protect their assets. These businesses draw their key employees from different segments of the marketplace. Our executive compensation program is designed with the flexibility to be competitive and motivational within the various marketplaces in which we compete for executive talent, while being subject to centralized design, approval, and control.

The Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the NEOs.

44	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Compensation Discussion and Analysis

To assess the competitiveness of our executive compensation program, we analyze Peer Group compensation data obtained from peer company proxy materials as well as compensation and benefits survey data provided by national compensation consulting firms, such as Willis Towers Watson, McLagan Partners, and Mercer. As part of this process, we measure actual pay levels within each compensation component and in the aggregate. We also review the mix of our compensation components with respect to fixed versus variable, short-term versus long-term, and cash versus equity-based pay. This information is then presented to the Committee for its review and use.

The Committee generally compares the compensation of each NEO in relation to both the 50th and the 75th percentiles of the Peer Group for similar positions, as we are significantly above the median of the Peer Group in terms of size. In addition, the Committee takes into account various factors such as our performance within the Peer Group, the unique characteristics of the individual’s position, and any succession and retention considerations. In general, compensation levels for an executive officer who is new to a position tend to be at the lower end of the competitive range, while seasoned executive officers with strong performance who are viewed as critical to retain would be positioned at the higher end of the competitive range.

Generally, differences in the levels of total direct compensation among the NEOs are primarily driven by the scope of their responsibilities, differences in the competitive market pay range for similar positions, and considerations of internal equity.

Components of Our Executive Compensation Program

The principal components of our executive compensation program, purpose, key characteristic and type of performance measured (if applicable) are presented in the following table. We measure the program’s competitiveness both by comparing relevant market data with the target and actual amounts paid at each executive officer position as well as by salary grades, which are composed of many positions that we consider to have similar responsibilities.

Total Direct Compensation

Compensation Component	Purpose	Key Characteristic	Performance Measured
Base Salary	• Compensate executive officers fairly for the responsibility of the position held	Fixed	Individual
Annual Incentive Awards	• Motivate and reward executive officers for achieving our short-term business objectives • Provide balance by rewarding performance relative to our Peer Group	Variable	Corporate and Individual
Long-Term Incentive Awards

•   Motivate executive officers by linking incentives to the achievement of our multi-year financial goals, our relative performance, and the performance of our Common Stock and book value over the long term

•   Reinforce the link between the interests of our executive officers and shareholders

		Variable	Corporate
Other Forms of Compensation
Compensation Component	Purpose	Key Characteristic
Health & Welfare, and Retirement Plans	• Provide benefits that promote employee health and support employees in attaining financial security	Fixed
Perquisites and Other Personal Benefits	• Provide a business-related benefit to our Company, and assist in attracting and retaining executives	Fixed
Post-Employment Compensation	• Provide temporary income following an executive’s involuntary termination of employment, and in the case of a change of control, also provide continuity of management	Fixed

In keeping with our commitment to diversity and inclusion in practice, the performance shares and units awarded in February 2018 to executives at the senior vice president level and above, and equivalents, are subject to a performance objective intended to improve the representation of diverse persons among our senior management over the 2018 through 2020 performance period:

•	If we meet our goal of increased representation of diverse persons by 5 percentage points or more over this period, payouts will be increased by up to 10%.

•	If there is no change in representation, payouts will be decreased by 5%.

•	If such representation decreases over this period, payouts will be decreased by up to 10%.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	45

Compensation Discussion and Analysis

The following discussion contains information regarding certain performance measures and goals. These measures and goals are disclosed in the limited context of our executive compensation program. Shareholders should not apply these performance measures and goals to other contexts.

FORMULAIC FRAMEWORK FOR INCENTIVE PROGRAMS

Awards under each of our incentive programs are funded at the level determined by our financial results relative to pre-established targets and performance relative to peer companies under formulas for each incentive program. The Board believes it generally should exercise limited or no discretion to increase our NEOs’ formula-based awards. For the annual incentive program, the formula uses three equally weighted performance metrics: (i) EPS results relative to our externally disclosed EPS targets; (ii) year-over-year growth in EPS; and (iii) relative ROE as compared to the North American Life Insurance subset of our Peer Group. Similarly, under our performance shares program beginning with awards made in 2017, payments are determined based on our average ROE results over the three-year performance period, as compared to both a performance scale set at the start of the period and the ROE results of the North American Life Insurance subset of our Peer Group over that period, giving equal weight to each. The Book Value Performance Program tracks our adjusted book value per share. Adjusted book value per share excludes the impact on attributed equity of accumulated other comprehensive income and of foreign currency exchange rate remeasurement included in net income or loss, as described in Appendix A to this Proxy Statement.

To more accurately reflect the operating performance of our business, the Committee has approved a pre-determined framework of adjustments to our reported financial results for incentive program purposes. Generally, these adjustments are made to exclude one-time or unusual items and external factors that are inconsistent with the assumptions reflected in our financial plans. The standard adjustments to reported financial results under our formulaic framework may vary from year to year and may have either a favorable or unfavorable impact on the funding of the Annual Incentive Award Pool and may affect other performance measures, such as the calculation of adjusted book value per share under our Book Value Performance Program.

Standard adjustments to reported financial results are made:

•	to exclude the impact of market unlockings in our individual annuities business (including, for 2017, adjustments to reflect updated estimates of profitability based on market performance in relation to our assumptions);

•	to exclude the impact of changes in our assumptions for investment returns, actuarial experience, and customer behavioral expectations (mortality, morbidity, lapse, and similar factors and reserve refinements);

•	to exclude integration costs associated with merger and acquisition activity (none in 2017);

•	for accounting changes not included in our annual operating plan (none in 2017);

•	to exclude earnings from specified classes of non-coupon investments outside of a range of -10% to

+10% of the earnings on these investments that are included in the Company’s EPS guidance range (this resulted in an adjustment for 2017, as earnings on these investments exceeded our EPS guidance expectations by more than 10%); and

•	for other items not considered representative of the results of operations for the period or not included in guidance, as approved by the Committee:

¡	for 2017, we excluded from EPS the additional tax expense resulting from the limitation on the deductibility of executive compensation costs under the Tax Cuts and Jobs Act, which was adopted subsequent to the issuance of guidance, and

¡	we excluded from adjusted book value per share as of year-end 2017 for purposes of our Book Value Performance Program the positive impact attributable to the adoption of the Tax Cuts and Jobs Act.

Direct Compensation Components

Annually, the Compensation Committee reviews the competitive analysis of total direct compensation for the NEOs. Based on this evaluation, the Committee may selectively adjust the base salary, annual incentive target, and long-term target amounts of the NEOs. In determining any adjustments, the Committee takes into account the following factors: level of experience and impact in the role; changes in market data; and compensation positioning overall and by component. Executives new to their current roles are positioned towards the lower end of their competitive range while executives with more experience are generally positioned at the higher end of the range.

BASE SALARY

Base salary is the principal fixed component of the total direct compensation of our executive officers, including the NEOs, and is determined by considering the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions. Base salaries

46	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Compensation Discussion and Analysis

are reviewed annually and, typically, are increased infrequently and then mostly at the time of a change in position or assumption of new responsibilities.

SALARY DECISIONS

None of the NEOs received an increase to base salary for the 2017 performance year.

Annual Incentive Awards

At least once a year, the Committee reviews the Annual Incentive Program and makes changes as needed. The Committee approved the 2017 Annual Incentive Program for our most senior executives, including the NEOs, on the following terms and conditions.

TARGET AWARD OPPORTUNITIES

The Committee left unchanged the target and maximum annual incentive award opportunity for each of the NEOs for 2017, which were as follows:

Named Executive Officers	Target Annual Incentive Award Opportunity	Maximum Annual Incentive Award Opportunity
John R. Strangfeld	$6,000,000	$12,000,000
Robert M. Falzon	$3,000,000	$ 6,000,000
Mark B. Grier	$5,100,000	$10,200,000
Charles F. Lowrey	$4,000,000	$ 8,000,000
Stephen Pelletier	$4,000,000	$ 8,000,000

Each year, the Committee establishes an annual Performance Factor that is the primary driver in determining the amount of the annual incentive awards for our NEOs.

For 2017, we used the following process to determine this Performance Factor:

Establish Initial Performance Factor

Consistent with the formulaic framework for our Annual Incentive Program, the Committee established an Initial Performance Factor based on the following three financial metrics, giving equal weight to each (i.e., each metric is weighted one-third):

•	EPS for 2017, on an AOI basis, assessed relative to our EPS target range (the “EPS Target Factor”);

•	Growth in EPS, on an AOI basis, for 2017 as compared to 2016 (the “EPS Growth Factor”); and

•	ROE for 2017 as compared to the median ROE for 2017 achieved by the North American Life Insurance subset of the Peer Group (the “Relative ROE Factor”).

The Initial Performance Factor was applied to the target annual incentive award opportunity for each NEO to determine that NEO’s annual incentive funding.

For purposes of the 2017 Annual Incentive Program, EPS and ROE were calculated as follows:

•	EPS is Earnings Per Share of Common Stock (diluted), based on after-tax adjusted operating income (“AOI”).

•	ROE is determined using after-tax AOI divided by adjusted book value, and for our peer companies is determined based on the comparable financial metric from each peer company’s quarterly financial reports, in each case, based on a rolling quarterly average for the four quarters ended September 30, 2017.

For more information regarding our 2017 annual measures of EPS, AOI, ROE, and adjusted book value, see Appendix A to this Proxy Statement.

We applied our pre-set formulaic framework to our January 2018 estimate of our 2017 reported AOI, EPS, and ROE.

Standard Adjustments

We make standard adjustments to estimated AOI, EPS, and ROE under our formulaic framework that may vary from year to year and may have either a favorable or unfavorable impact on the funding of the Annual Incentive Award Pool. For 2017, these standard adjustments resulted in the following changes to EPS:

EPS (January Estimate)	$10.42
Market Unlockings	-0.22
Actuarial Assumptions	+0.91
Non-Coupon Investments	-0.06
Other Items	+0.03
EPS (Annual Incentive Program)	$11.08

The market unlockings adjusted our reported results for our Individual Annuities business to exclude the impact of actual equity market performance relative to our plan assumption. The adjustment for 2017 market unlockings reduced EPS under the Annual Incentive Program by approximately $0.22.

Annually, based on Company-specific data, industry data, and the current long-term economic outlook, we update our assumptions on long-term market returns (equity and fixed income) and customer behavioral expectations (e.g., mortality, morbidity, and lapses). These updates and related refinements result in a cumulative revaluation of our reserves and the carrying values of our deferred acquisition costs. While GAAP requires these updates to be reported in the current period, they are not representative of annual performance since they relate to outcomes in both prior and future years. For these reasons, they are excluded from EPS under the Annual Incentive Program (regardless of whether they are positive or negative). In 2017, the adjustments to account for these updates increased EPS under the Annual Incentive Program by approximately $0.91.

We also exclude the earnings from specified classes of non-coupon investments that are outside of a range of -10% to +10% of the earnings on these investments that are included in our EPS guidance range. For 2017, this

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	47

Compensation Discussion and Analysis

adjustment reduced EPS under the Annual Incentive Program by approximately $0.06, as earnings on these investments exceeded our EPS guidance expectations by more than 10%.

Other items not considered representative of operating results or included in our 2017 EPS guidance range are also excluded from EPS under the program. In 2017, we excluded the additional tax expense resulting from the limitation on the deductibility of executive compensation costs under the Tax Cuts and Jobs Act, which was adopted subsequent to the issuance of guidance. This adjustment increased EPS under the Annual Incentive Program by approximately $0.03.

These standard adjustments under our pre-set formulaic framework had a net positive effect of $0.66 to EPS under the Annual Incentive Program.

Step 1: Establish EPS Target Factor

The following table depicts the EPS scale target range for 2017. This target range is aligned to our publicly disclosed EPS guidance range. Our adjusted EPS for 2017 of $11.08 per share of Common Stock corresponds to an EPS Target Factor of 1.117.

	2017 EPS(1)	EPS Target Factor(2)
	$7.28 or below	0.50
	$10.15	0.95
Target Range	$10.40	1.00
	$10.65	1.05
	$13.52 or above	1.50
(1)	Determined on an AOI basis, subject to certain adjustments.
(2)	The EPS Target Factor is interpolated on a straight-line basis between the EPS data points.

Step 2: Establish EPS Growth Factor

Our adjusted EPS for 2017 was $11.08 per share of Common Stock, an increase of $1.35 per share from our adjusted EPS of $9.73 for 2016. This corresponds to an EPS Growth Factor of 1.139.

Step 3: Establish Relative ROE Factor

Our adjusted ROE for 2017 was 13.9%, which is 0.9 percentage points higher than the median 2017 ROE for the North American Life Insurance subset of the Peer Group. This corresponds to a Relative ROE Factor of 1.075 based on the scale depicted below.

ROE +/- Peer Median(1)	Relative ROE Factor(2)
3%	1.25
2%	1.17
1%	1.08
0%	1.00
-1%	0.92
-2%	0.83
-3%	0.75
(1)	Determined on an AOI basis, subject to certain adjustments as discussed above.
(2)	The Relative ROE Factor is interpolated on a straight-line basis between the ROE +/- Peer Median data points.

Step 4: Determine Final Performance Factor.

Weighting each of the EPS Target Factor (1.117), the EPS Growth Factor (1.139), and the Relative ROE Factor (1.075) by one-third, we arrived at an Initial Performance Factor of 1.110.

Once the Initial Performance Factor is determined, the Board believes it generally should not exercise meaningful discretion to increase the Performance Factor for strategic or other considerations. For the last four years, the Committee has not made any discretionary adjustments based on these considerations.

Based on the foregoing, the Final Performance Factor for 2017 was determined to be 1.110. This factor was then applied to the target award opportunity for each NEO to determine that NEO’s annual incentive award, with minor adjustments primarily due to rounding.

The following table summarizes the calculation of the Final Performance Factor.

Summary of 2017 Performance Factor Mechanics

Step 1: Establish EPS Target Factor
2017 EPS (on AOI basis)	$10.42
Standard adjustments	$0.66
EPS under Annual Incentive Program	$11.08
EPS of $11.08 translates to an EPS Target Factor of	1.117(1)
Step 2: Establish EPS Growth Factor
2017 EPS (on AOI basis)	$10.42
Standard adjustments	$0.66
EPS under Annual Incentive Program	$11.08
2016 EPS under Annual Incentive Program	$9.73
EPS Growth under Annual Incentive Program	$1.35
EPS Growth of $1.35 translates to an EPS Growth Factor of	1.139
Step 3 : Establish Relative ROE Factor
2017 ROE Performance	13.9%
2017 Peer Median ROE Performance	13.0%
ROE performance as compared to median ROE performance for life insurer peers	0.9%
Favorable ROE of 0.9% translates to a Relative ROE Factor of	1.075(1)
Step 4: Determine Final Performance Factor
EPS Target Factor (1.117) times 1/3	0.372
EPS Growth Factor (1.139) times 1/3	0.380
Relative ROE Factor (1.075) times 1/3	0.358
Initial Performance Factor	1.110

Discretionary Adjustments made by Committee for 2017	None
Final Performance Factor	1.110
(1)	Based on interpolation on the scales above.

48	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Compensation Discussion and Analysis

Annual Incentive Award Decisions for 2017

The principal driver of the actual annual incentive awards for the NEOs is the Final Performance Factor. The Committee also considers individual performance and contributions in determining final awards.

At the beginning of 2017, our CEO met with each of the other NEOs to outline and discuss with them the key factors for determining awards under our Annual Incentive Program and their expected contributions to that performance.

Mr. Strangfeld

ANNUAL INCENTIVE AWARD DECISION

Based on the Final Performance Factor and the Committee’s evaluation of his performance, in February 2018, the Committee recommended, and the independent members of our Board approved, an annual incentive award of $6,660,000 for Mr. Strangfeld for 2017, or approximately 1.11 times his target award amount. This award  compares to an annual incentive
award of $5,976,000 for 2016, representing an increase of 11.4%.
Of the $6,660,000, $1,998,000 was mandatorily deferred into the
Book Value Performance Program.

KEY PERFORMANCE ACHIEVEMENTS

In assessing the individual performance of Mr. Strangfeld, our CEO, the Committee, and the independent members of our Board, considered the evaluation of his performance that was conducted by the Lead Independent Director of our Board and the Committee Chair. This evaluation identified and examined a broad range of corporate and individual performance factors, including:

•    After-tax AOI of $4.65 billion and EPS, based on after-tax AOI, of $10.58 in 2017, reflecting strong core performance from our businesses. EPS, based on after-tax AOI, increased 16% versus 2016;

•    Operating return on average equity of 13% for 2017, at the high-end of our objective of 12% to 13% over the near to intermediate term;

•    Growth in adjusted book value per share of our Common Stock to $88.28 at December 31, 2017 versus $78.95 per share at December 31, 2016, an increase of $9.33, or 12%, after payment of four quarterly dividends totaling $3.00 per share;*

•    Returned $2.6 billion of capital to shareholders, including $1.3 billion through our share repurchase program and $1.3 billion in the form of Common Stock dividends. The Company has one of the highest dividend yields among its peers and targets the allocation of 65% of earnings over time towards capital distributions and accretive actions;

•    Retirement account values of $429 billion at December 31, 2017, up 11% from a year earlier;

•   Individual Annuities account values of $169 billion at December 31, 2017, up 8% from a year earlier;

•    Investment Management’s assets under management of $1.155 trillion at December 31, 2017, up 11% from a year earlier;

•    Group Insurance pre-tax adjusted operating income of $253 million for 2017, up 15% from 2016;

•    Continued business growth in the International Insurance Division, including new and existing markets, with constant dollar insurance revenues up 4% from 2016;

•    Implementation of a new organizational structure for our U.S. businesses that better reflects our focus on leveraging our mix of businesses and our digital and customer engagement capabilities;

•    Introduction of new products and rebalancing of
product mix in order to adapt to changing market conditions, diversify risks and maintain appropriate returns;

•    Meaningful progress in our short-term and long-term
leadership, talent, and succession planning priorities;

•    The Company’s ongoing constructive engagement with the Federal Reserve and international and U.S. state regulators; and

•    The Company’s leadership in efforts to revitalize Newark, NJ, making progress transforming the city into a more vibrant community. In the last decade alone, the Company has committed more than $1 billion to Newark.

* This increase includes a benefit of $2.74 per share as a result of the enactment of the Tax Cuts and Jobs Act in 2017.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	49

Compensation Discussion and Analysis

OTHER NEOS

In the case of the other NEOs, Mr. Strangfeld formulated recommendations for each individual based on the Final Performance Factor and his assessment of their performance, and presented these recommendations to the Committee for its consideration. Based on the Final Performance Factor, as well as these recommendations and its own evaluation of their performance, the Committee recommended, and the independent members of our Board approved, the following annual incentive awards for each of the other NEOs:

Mr. Falzon

ANNUAL INCENTIVE AWARD DECISION

Consistent with the Final Performance Factor, Mr. Falzon’s annual incentive award was $3,330,000 or approximately 1.11 times his target award amount. This award compares to an annual incentive award of $2,990,000 for 2016, representing an increase of 11.37%. Of the $3,330,000, $999,000 was mandatorily deferred into the
Book  Value Performance Program.

KEY PERFORMANCE ACHIEVEMENTS In assessing the individual performance of Mr. Falzon, the Committee identified and examined a broad range of corporate and individual performance factors, including:

•    After-tax AOI of $4.65 billion and EPS, based on after-tax AOI, of $10.58 in 2017, reflecting strong core performance from our businesses. EPS, based on after-tax AOI, increased 16% versus 2016;

•    Operating return on average equity of 13% for 2017, at the high-end of our objective of 12% to 13% over the near to intermediate term;

•    His acumen in capital management and cash flow planning, including the return of $2.6 billion to shareholders during 2017, through our share repurchase program and Common Stock dividends. The Company has one of the highest dividend yields among its peers and targets the allocation of 65% of earnings over time towards capital distributions and accretive actions;

•    His leadership on initiatives to reduce the Company’s use of financial leverage, resulting in a reduction of total debt outstanding by $600 million in 2017, while extending existing debt at a reduced cost;

•    His effective oversight of our liquidity position, including the maintenance of $4.4 billion of highly liquid assets* at the parent company level at December 31, 2017;

•    His key role in management of the statutory capital position of our  insurance companies, resulting in a risk-based capital ratio of  410% for Prudential Insurance, 1,034% for PALAC, and a composite risk-based capital ratio for  our major U.S. insurance subsidiaries of 529%, as of December 31, 2017 and strong solvency margins at our international insurance subsidiaries as of  that date;

•    His leadership of talent management and succession planning initiatives for the Finance organization;

•    His effective supervision of internal financial and accounting functions; and

•    His leadership in the Company’s ongoing engagement with the Federal Reserve and international and U.S. state regulators, as well as advocacy on new U.S. federal tax legislation.

*  Predominantly includes cash, short-term investments, U.S. Treasury securities, obligations of other U.S. government authorities and agencies, and/or foreign government bonds; excludes cash held in an intra-company liquidity account at Prudential Financial, Inc.

50	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Compensation Discussion and Analysis

Mr. Grier

ANNUAL INCENTIVE AWARD DECISION

Consistent with the Final Performance Factor, Mr. Grier’s incentive award was $5,660,000 or approximately 1.11 times his target award amount. This award compares to an annual incentive award of $5,080,000 for 2016, representing an increase of 11.42%. Of the $5,660,000, $1,698,000 was mandatorily deferred into the Book Value Performance Program.

KEY PERFORMANCE ACHIEVEMENTS In assessing the individual performance of Mr. Grier, the Committee identified and examined a broad range of corporate and individual performance factors, including:

•    After-tax AOI of $4.65 billion and EPS, based on after-tax AOI, of $10.58 in 2017, reflecting strong core performance from our businesses. EPS, based on after-tax AOI, increased 16% versus 2016;

•    Operating return on average equity of 13% for 2017, at the high-end of our objective of 12% to 13% over the near to intermediate term;

•    Growth in adjusted book value per share of our Common Stock, to $88.28 at December 31, 2017 versus $78.95 per share at December 31, 2016, an increase of $9.33, or 12%, after payment of four quarterly dividends totaling $3.00 per share;*

•    His leadership in enhanced capital management, including the return of $2.6 billion to shareholders during 2017, through our share repurchase program and Common Stock dividends. The Company has one of the highest dividend yields among its peers and targets the allocation of 65% of earnings towards capital distributions and accretive actions over time;

•    His oversight of risk management, including the implementation of a comprehensive risk appetite framework;

•    His acumen in capital deployment and business development, including a key role in the completion of the purchase of a leading provider of group life and personal accident insurance in Brazil, the formation of a life insurance joint venture in Indonesia, and the acquisition of a minority interest in a financial services firm in Ghana; and

•    His successful service as our Company’s and an industry spokesperson regarding the evolving regulatory initiatives affecting the insurance and financial services industries, and his leadership in the Company’s ongoing engagement with the Federal Reserve and international and U.S. state regulators, as well as advocacy on new U.S. federal tax legislation.

* This increase includes a benefit of $2.74 per share as a result of the enactment of the Tax Cuts and Jobs Act in 2017.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	51

Compensation Discussion and Analysis

Mr. Lowrey

ANNUAL INCENTIVE AWARD DECISION

Consistent with the Final Performance Factor, Mr. Lowrey’s incentive award was $4,440,000 or approximately 1.11 times his target award amount. This award compares to an annual incentive award of $3,985,000 for 2016, representing an increase  of 11.42%. Of the $4,440,000, $1,332,000 was mandatorily deferred into the Book Value Performance Program.

KEY PERFORMANCE ACHIEVEMENTS In assessing the individual performance of Mr. Lowrey, the Committee identified and examined a broad range of corporate and individual performance factors, including:

•    His leadership of the International Businesses, including comprehensive succession planning;

•    His efforts in leading our International Businesses to earn pre-tax AOI of $3.2 billion for 2017, a 4% increase from 2016, excluding the impact of changes in currency exchange rates;

•   His leadership in successfully navigating pricing changes necessitated by regulatory actions and maintaining sales levels consistent with last year, including a 15% increase in U.S. dollar product sales in 2017 compared to 2016;*

•    His contributions to the successful adaptation to current market conditions of major product lines serving death protection and retirement needs in our key international markets through multiple distribution channels, including a 16% increase in U.S. dollar product sales in Japan in 2017 compared to 2016;*

*  Sales are based on annualized new business premiums.

•   His leadership in growing our Life Planner count by 2%, including achieving record levels in Japan and Brazil, and actions to improve Life Consultant standards;

•    His leadership of our Latin America operations that experienced continued business momentum in 2017;

•    His role in the Company’s constructive engagement with international regulators on emerging issues, including his leadership of an industry group in Japan that provided input on the development of revised insurance capital standards; and

•    His role in helping drive expansion into new growth markets, including a key role in the completion of the purchase of a leading provider of group life and personal accident insurance in Brazil, the formation of a life insurance joint venture in Indonesia, and the acquisition of a minority interest in a financial services firm in Ghana.

52	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Compensation Discussion and Analysis

Mr. Pelletier

ANNUAL INCENTIVE AWARD DECISION

Mr. Pelletier’s incentive award was $4,700,000, or approximately 1.18 times his target award amount, reflecting both the Final Performance Factor and the strong performance of our U.S. Businesses in 2017. This award compares to an annual incentive award of $3,985,000 for 2016, representing an increase of 17.94%. Of the $4,700,000, $1,410,000 was mandatorily deferred  into the Book Value Performance Program.

KEY PERFORMANCE ACHIEVEMENTS In assessing the individual performance of Mr. Pelletier, the Committee identified and examined a broad range of corporate and individual performance factors, including:

•    His leadership of the U.S. Businesses, including developing a more comprehensive customer focused strategy and related organizational structure to better leverage our mix of businesses and our digital and customer engagement capabilities, as well as executing succession plans to support the new organizational structure;

•    His efforts in leading our Retirement and Individual Annuities businesses to achieve record account values at December 31, 2017, representing an increase of 11% and 8%, respectively;

•   His instrumental role in the continued expansion of our leading position in the pension risk transfer market, including approximately $6 billion of new funded cases and $8 billion of longevity reinsurance cases in 2017;

•    Our Retirement business recorded pre-tax adjusted operating income of $1.24 billion for 2017, an increase of 23% from 2016;

•   Our Individual Annuities business recorded pre-tax adjusted operating income of $2.2 billion for 2017, an increase of 25% from 2016;

•    His contributions to the success of our Investment Management business, which had $1.155 trillion of assets under management as of December 31, 2017, up 11% from a year earlier, marking the 15th consecutive year of net positive institutional flows;

•    Our Investment Management business recorded pre-tax adjusted operating income of $979 million for 2017, an increase of 24% from 2016;

•    His role in the improved results of our Group Insurance business, which recorded pre-tax adjusted operating income of $253 million for 2017, an increase of 15% from 2016; and

•    His role in the introduction of new products and rebalancing of product mix in order to adapt to changing market conditions, diversify risks and maintain appropriate returns.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	53

Compensation Discussion and Analysis

Long-Term Incentive Program

We provide a long-term incentive opportunity to motivate and reward our executive officers for their contributions toward achieving our business objectives by tying these incentives to the performance of our Common Stock and book value over the long term, to further reinforce the link between the interests of our executive officers and our shareholders, and to motivate our executive officers to improve our multi-year financial performance.

TARGET AWARD OPPORTUNITIES

In February 2018, the Committee established a target long-term award opportunity for each of the NEOs. To set these long-term award targets, the Committee considered:

•	a competitive market analysis of the NEO’s total compensation and the portion of total compensation provided as long-term incentives, relative to similar roles at companies in our compensation peer group;
•	the NEO’s individual performance and his or her expected future contributions;
•	the NEO’s level of experience in his or her role; and
•	retention considerations.

The specific long-term target award opportunity for each NEO is as follows:

Named Executive Officers	Target Long-Term Award Opportunity
John R. Strangfeld	$10,000,000
Robert M. Falzon	$4,000,000
Mark B. Grier	$8,000,000
Charles F. Lowrey	$4,750,000
Stephen Pelletier	$4,750,000

Our practice is to grant long-term incentive awards annually in the form of a balanced mix of performance shares and units, stock options, and book value units to our officers at the level of senior vice president and above, including the NEOs, in amounts that are consistent with competitive practice.

The mix of long-term incentives granted in 2017 to the NEOs is shown in the table below:

Performance Shares and Units	60%
Stock Options	20%
Book Value Units	20%

Long-term incentive awards may also be granted when an individual is promoted to a senior executive position to recognize the increase in the scope of his or her role and responsibilities. From time to time, we may make special awards in the form of restricted stock units to recognize major milestones, or selective awards in situations involving a leadership transition.

In addition, for all long-term incentive awards granted in 2017, the total payout amount to any NEO subject to Section 162(m) may not exceed 0.4% of the highest pre-tax AOI reported for any of the three fiscal years ended prior to the year of payment, provided that there is positive AOI in at least one fiscal year during which the award is outstanding for at least 276 days of that year. For annual incentive payments relating to 2017 there is a separate limit for any NEO subject to Section 162(m) of 0.4% of our 2017 pre-tax AOI.

PERFORMANCE SHARES AND UNITS

Performance shares and units align the majority of our long-term incentive values to: (i) the achievement of our ROE objective and (ii) our relative performance as compared to life insurer peers, in each case over a three-year performance period. Award payouts generally range from 0% to 125% of the target number of shares and units. For the February 2015 awards with respect to the 2015 to 2017 performance period and the February 2016 awards with respect to the 2016 to 2018 performance period, the preliminary payout is based on the average ROE achievement over the three-year performance period relative to the goals set at the start of the period as established by the Committee, subject to a relative performance modifier. The modifier provides a balance between absolute performance and performance relative to the North American Life Insurance subset of the Peer Group and is based on the Company’s three-year performance in ROE, book value per share growth and EPS growth. The modifier increases or decreases the award payment by up to 10% within the 0% to 125% range.

54	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Compensation Discussion and Analysis

For the February 2017 awards with respect to the 2017 to 2019 performance period and the February 2018 awards with respect to the 2018 to 2020 performance period, the preliminary payout is based on two equally weighted financial metrics: (i) average ROE achievement over the three-year performance period relative to the goals set at the start of the period as established by the Committee and (ii) average ROE achievement over the three-year performance period relative to the median ROE results over this period of the North American Life Insurance subset of the Peer Group. This methodology for the performance shares and units program further solidifies the balance between absolute performance and performance relative to life insurer peers. Accordingly, the use of a relative performance modifier was eliminated starting with the February 2017 awards.

In addition, the February 2018 awards with respect to the 2018 to 2020 performance period granted to executives at the senior vice president level and above and equivalents (including the NEOs) are subject to a modifier that can increase (or decrease) the payout by up to 10% based on the achievement of our diversity and inclusion goals over the three-year performance period.

Performance unit awards are denominated in share equivalents and have the same value as the performance share awards on the award payment date. Dividend equivalents are paid retroactively on the final number of performance shares and units paid out, up to the target number of shares and units.

ROE is determined using after-tax AOI divided by adjusted book value. The ROE figures are also subject to standard adjustments as part of our formulaic framework. Also, for the February 2018 awards with respect to the 2018 to 2020 performance period, we will incorporate prepayment fee and call premium income into the exclusion we make currently for earnings on non-coupon investments outside of a range of -10% to +10% of these earnings that are assumed in our EPS guidance range. This change is consistent with our external reporting of prepayment fee and call premium income and earnings on non-coupon investments.

While the program allows the Committee to make a discretionary adjustment by up to 15% of the earned shares and units based on quantitative and qualitative factors, the Committee has rarely exercised discretion and did not exercise discretion for the 2015 awards that paid out in February 2018.

STOCK OPTIONS

Stock options provide value based solely on stock price appreciation. Stock options are granted with a maximum term of ten years. One-third of the option grants vest on each of the first three anniversaries of the date of grant. The exercise price is based on the closing market price of a share of our Common Stock on The New York Stock Exchange on the date of grant.

BOOK VALUE PERFORMANCE PROGRAM

The Book Value Performance Program is intended to link the incentive payments to a measure of book value per share—a key metric in valuing insurance companies, banks, and investment firms that is closely followed by investors. We calculate adjusted book value per share by dividing our adjusted book value by the number of shares of our Common Stock outstanding. Our calculations of adjusted book value and adjusted book value per share, as described in Appendix A to this Proxy Statement, exclude certain balance sheet items that are not, and may never be, reflected in the income statement. Unlike the financial measures based on AOI that are used in other aspects of our executive compensation program, the adjusted book value per share metric takes into consideration realized gains and losses in our investment portfolio. The Tax Cuts and Jobs Act enacted in December 2017 had a beneficial impact on our adjusted book value due to the remeasurement of net deferred tax liabilities resulting from the reduction in the U.S. tax rate. The Committee excluded this benefit, amounting to $2.74 per share, from the calculation of adjusted book value per share as of December 31, 2017.

The key features of the Book Value Performance Program for our NEOs are:

•	Awards are granted and denominated in book value units that are funded from two sources:

–	the allocation of 20% of a participant’s long-term incentive award value for the year as determined by the Committee; and

–	a mandatory deferral of 30% of their annual incentive award.

•	Once granted, these units track the value of book value per share of Common Stock, excluding total accumulated other comprehensive income and the non-economic effects of foreign currency exchange rate remeasurement of non-yen liabilities and assets included in net income or loss.

•	One-third of a participant’s annual award of book value units is distributed in cash in each of the three years following the year of grant.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	55

Compensation Discussion and Analysis

(1)	Excluding total accumulated other comprehensive income, the cumulative impact of gains and losses resulting from foreign currency exchange rate remeasurement and the remeasurement of certain deferred taxes included in net income.

(2)	Does not include the impact of changes in share count or adjustments to earnings for purposes of calculating diluted earnings per share.

(3)	Represents a $1.2 billion impact from the enactment of the Tax Cuts and Jobs Act; excludes $1.7 billion, or $3.85 per share reported in net income from the remeasurement of deferred tax assets and liabilities originally established through accumulated other comprehensive income.

(4)	Includes realized investment gains and losses and related charges and adjustments, and results from divested businesses.

(5)	Includes amounts related to foreign currency exchange rate remeasurement formerly recorded in accumulated other comprehensive income.

For a reconciliation of Adjusted Book Value to the most comparable GAAP measure, see Appendix A to this Proxy Statement.

•	The NEOs’ awards, distributions and accumulated holdings under the Book Value Performance Program are as follows:

	Number of Book Value Units Held at January 1, 2017 (#)	Value of Book Value Units Held at January 1, 2017¹ ($)	Value of Book Value Units Distributed in 2017² ($)	Value of Book Value Units Awarded in 2017³ ($)	Number of Book Value Units Held at December 31, 2017 (#)	Value of Book Value Units Held at December 31, 2017[4] ($)
John R. Strangfeld	115,339	9,106,014	4,764,238	3,792,916	103,036	8,813,699
Robert M. Falzon	44,052	3,477,905	1,701,451	1,697,030	43,996	3,763,418
Mark B. Grier	95,643	7,551,015	3,950,579	3,124,052	85,174	7,285,784
Charles F. Lowrey	70,519	5,567,475	2,951,704	2,195,600	60,942	5,212,979
Stephen Pelletier	50,899	4,018,476	1,878,096	2,095,570	53,692	4,592,814

(1)	Represents the aggregate market value of the number of book value units held at January 1, 2017 obtained by multiplying the book value per share of $78.95 as of December 31, 2016 by the number of book value units outstanding.

(2)	Represents the aggregate market value distributed on March 2, 2017 for all NEOs

(3)	Represents the aggregate market value awarded on February 14, 2017 for all NEOs.

(4)	Represents the aggregate market value of the number of book value units held at December 31, 2017 obtained by multiplying the book value per share of $85.54 as of December 31, 2017 by the number of book value units outstanding.

LONG-TERM INCENTIVE AWARD DECISIONS FOR 2017

In February 2018, the Committee granted long-term incentive awards to each of the NEOs. The award amount was based upon the competitive analysis of long-term incentive compensation and total direct compensation for each of the NEOs. To determine the amount of the specific long-term incentive award for each NEO, the Committee considered each individual’s performance during 2017 and market data for the comparable executive officer position at the companies in the Peer Group, as well as his or her potential future contributions to the Company, the current value of prior year long-term incentive awards and retention considerations.

56	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Compensation Discussion and Analysis

These awards were granted in the form of performance shares (30%), performance units (30%), stock options (20%), and book value units (20%) under the Book Value Performance Program (in addition to the mandatory deferral of 30% of each NEO’s annual incentive award under this program). The Committee determined that this long-term incentive mix would appropriately reward the NEOs for their 2017 performance, motivate them to work towards achieving our long-term objectives, further reinforce the link between their interests and the interests of our shareholders, and provide a balanced portfolio composed of performance shares and units (which provide value based upon attainment of specific performance goals and performance relative to peers), stock options (which provide value based solely on stock price appreciation) and book value units (which provide value based on changes in our adjusted book value per share).

The following table presents the long-term incentive awards granted to each NEO in February 2018, including our Book Value Performance Program, and includes the mandatory deferrals of 30% of their annual incentive award. Awards are expressed as dollar compensation values in the table. These awards generally will not be reported in the Summary Compensation Table until 2019. For discussion of the long-term incentive awards granted in February 2017 for 2016 performance and included in this year’s Summary Compensation Table, see the CD&A in our 2017 Proxy Statement.

Named Executive Officer	Compensation Value of Book Value Units(1)	Compensation Value of Stock Options	Compensation Value of Performance Shares	Compensation Value of Performance Units	Total
John R. Strangfeld	3,998,000	2,000,000	3,000,000	3,000,000	11,998,000
Robert M. Falzon	1,799,000	800,000	1,200,000	1,200,000	4,999,000
Mark B. Grier	3,298,000	1,600,000	2,400,000	2,400,000	9,698,000
Charles F. Lowrey	2,282,000	950,000	1,425,000	1,425,000	6,082,000
Stephen Pelletier	2,360,000	950,000	1,425,000	1,425,000	6,160,000

(1)	Includes amounts that were mandatorily deferred from the Annual Incentive Program (30%) that total $1,998,000 for Mr. Strangfeld; $999,000 for Mr. Falzon; $1,698,000 for Mr. Grier; $1,332,000 for Mr. Lowrey, and $1,410,000 for Mr. Pelletier.

PERFORMANCE SHARE AND PERFORMANCE UNIT AWARDS

The NEOs currently have three performance share and unit awards outstanding. In February 2018, the Committee granted the performance share and unit awards for the 2018 to 2020 performance period. The key features of these three awards are as follows:

Performance Period	Performance Measures	Performance Measure Targets	Shares/Units to be Awarded Relative to Performance Measure Targets	Actual Number of Shares/Units Awarded
2016–2018	- ROE - Adjusted by a Relative Performance Modifier, based on: ROE Book value per share growth EPS growth

Average ROE of 13% for the 2016 through 2018 performance period

Relative Performance Modifier:

Weighted average relative performance representing the median for ROE, book value per share growth and EPS growth.

0% at 10.5% ROE or below 100% at target ROE of 13% 125% at 14% ROE or above In each case assuming a relative performance modifier of zero percent.

Between 0% and 125% of the target award opportunity based on average ROE relative to performance measure targets (as shown to the left)

As adjusted by the relative performance modifier.

To be determined by the Committee in February 2019

2017–2019	- ROE and - Relative ROE versus life insurer peer group Weighted equally	Average ROE of 12% for the performance period and Average ROE equal to the median performance of the North American Life Insurance subset of the Peer Group for the performance period

ROE Measure

0% at 9.5% ROE or below

100% at target ROE of 12%

125% at 13.5% ROE or above

Relative ROE Measure

0% if relative ROE trails peer group by 4% or more

100% if relative ROE equals peer group

125% if relative ROE exceeds peer group by 3% or more

Between 0% and 125% of the target award opportunity based on:

•  average ROE relative to performance measure targets (as shown to the left)

and

•  average ROE relative to the median performance of the North American Life Insurance subset of the Peer Group (as shown to the left)

To be determined by the Committee in February 2020

2018–2020	- ROE and - Relative ROE versus life insurer peer group Weighted equally - Diversity and Inclusion Objective

Average ROE of 12.5% for the performance period

and

Average ROE equal to the median performance of the North American Life Insurance subset of the Peer Group for the performance period

Diversity and Inclusion Objective:

Improve representation of diverse persons in senior management by 5 percentage points over 2018 through 2020 performance period

ROE Measure

0% at 10% ROE or below

100% at target ROE of 12.5%

125% at 14% ROE or above

Relative ROE Measure

0% if relative ROE trails peer group by 4% or more

100% if relative ROE equals peer group

125% if relative ROE exceeds peer group by 3% or more

Employee Diversity

–10% if representation decreases by 2 percentage points or more

–5% if no change in representation

+10% if representation increases by 5 percentage points or more

Between 0% and 137.5% of the target award opportunity based on:

•  average ROE relative to performance measure targets (as shown to the left)

and

•  average ROE relative to the median performance of the North American Life Insurance subset of the Peer Group (as shown to the left)

and

•  change in the representation of diverse persons in senior management (as shown to the left)

To be determined by the Committee in February 2021

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	57

Compensation Discussion and Analysis

Performance Goals

The Performance Shares and Units Program aligns long-term compensation to the achievement of our multi-year ROE goals and our relative performance as compared to our life insurance peers. Under the 2016-2018 program, our target ROE objective was 13%. Reflecting the effects of a sustained low interest rate environment, our target ROE goal decreased to 12% for the 2017-2019 program. Based on updated multi-year ROE projections that consider the estimated impact of the Tax Cuts and Jobs Act, the target ROE objective under the 2018-2020 program was increased to 12.5%. As indicated in the previous table, the threshold level of ROE performance to earn any award, and the ROE achievement required to earn a maximum award, have been aligned to these changes in our multi-year ROE goals.

For awards outstanding as of year-end 2017, the Committee excluded the impact of the Tax Cuts and Jobs Act from the calculation of the Company’s ROE for the fourth quarter of 2017 and expects to similarly exclude this impact from the ROE calculations for the 2018 and 2019 performance periods.

2015-2017 Performance Period

In February 2018, the NEOs received payouts with respect to the performance share and unit awards that were granted in

February 2015 for the three-year performance period ended December 31, 2017. These awards were paid at 1.104 times the target number of shares and units initially awarded based on our average ROE relative to our ROE targets for the three- year performance period, and adjusted for the relative performance modifier.

Average ROE over the 2015-2017 Performance Period
Goal:	13.5%
Actual(1):	13.57%
Earnout Factor:	1.104
(1)	Actual figures are subject to standard adjustments as under the Annual Incentive Program for each year.

The final award payments to the NEOs in February 2018 for the 2015 to 2017 performance period were:

Named Executive Officers	Target Number of Shares/Units Awarded(1)	Actual Number of Shares/Units Awarded(1)
John R. Strangfeld	62,044	68,498
Robert M. Falzon	21,898	24,176
Mark B. Grier	51,096	56,410
Charles F. Lowrey	32,848	36,266
Stephen Pelletier	29,198	32,236

(1)	Target and actual number of awards are 50% shares and 50% units.

58	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Supplemental Compensation Analysis

Compensation

Supplemental Compensation Analysis

TOTAL DIRECT COMPENSATION

The following table illustrates the Committee’s perspective on the total direct compensation (base salary, annual incentive award, and long-term incentives) of the NEOs for the 2016 and 2017 performance years. This table is not a substitute for the compensation tables required by the SEC and included under “Executive Compensation” contained in this Proxy Statement. However, we believe it provides a more accurate picture of how the Committee viewed its compensation actions for the NEOs based on our performance for each of these two years:

Named Executive Officer	2016 Compensation		2017 Compensation		Percentage Change
John R. Strangfeld
Base Salary	$1,400,000		$1,400,000		0.00%
Annual Incentive	$5,976,000	(1)	$6,660,000	(2)	11.45%
Long-Term Incentive(3)	$10,000,000		$10,000,000		0.00%
Total	$17,376,000		$18,060,000		3.94%
Robert M. Falzon
Base Salary	$770,000		$770,000		0.00%
Annual Incentive	$2,990,000	(1)	$3,330,000	(2)	11.37%
Long-Term Incentive(3)	$4,000,000		$4,000,000		0.00%
Total	$7,760,000		$8,100,000		4.38%
Mark B. Grier
Base Salary	$1,190,000		$1,190,000		0.00%
Annual Incentive	$5,080,000	(1)	$5,660,000	(2)	11.42%
Long-Term Incentive(3)	$8,000,000		$8,000,000		0.00%
Total	$14,270,000		$14,850,000		4.06%
Charles F. Lowrey
Base Salary	$770,000		$770,000		0.00%
Annual Incentive	$3,985,000	(1)	$4,440,000	(2)	11.42%
Long-Term Incentive(3)	$5,000,000	(4)	$4,750,000		-5.00%
Total	$9,755,000		$9,960,000		2.10%
Stephen Pelletier
Base Salary	$770,000		$770,000		0.00%
Annual Incentive	$3,985,000	(1)	$4,700,000	(2)	17.94%
Long-Term Incentive(3)	$4,500,000		$4,750,000		5.56%
Total	$9,255,000		$10,220,000		10.43%

(1)	Thirty percent of this amount was mandatorily deferred into the Book Value Performance Program, which is part of the Long-Term Incentive Program. These amounts total $1,792,800 for Mr. Strangfeld, $897,000 for Mr. Falzon, $1,524,000 for Mr. Grier, $1,195,500 for Mr. Lowrey, and $1,195,500 for Mr. Pelletier.

(2)	Thirty percent of this amount was mandatorily deferred into the Book Value Performance Program, which is part of the Long-Term Incentive Program. These amounts total $1,998,000 for Mr. Strangfeld, $999,000 for Mr. Falzon, $1,698,000 for Mr. Grier, $1,332,000 for Mr. Lowrey, and $1,410,000 for Mr. Pelletier.

(3)	Represents the compensation value of long-term awards for each performance year. For example, the long-term values under the “2017 Compensation” column represent awards made in February 2018 for the 2017 performance year, excluding amounts mandatorily deferred from the annual incentive awards.

(4)	2016 Long-Term Incentive compensation value for Mr. Lowrey includes a special one-time supplemental grant of $250,000 recognizing his contributions on talent development and succession planning.

è

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	59

Supplemental Compensation Analysis

REPORTED CHANGES IN PENSION VALUES

As part of its compensation review, the Committee considered the dollar amount of the change in pension value for Mr. Strangfeld and the other NEOs for 2017. The Company determines the change in pension value using assumptions consistent with those used for financial reporting purposes. For the Company’s financial statements as of and for the year ended December 31, 2017, we refined an assumption relating to the form of benefit payment used in calculating benefits under the Supplemental Retirement Plan. We also changed the interest rate assumption we use to calculate lump sum payments under the plans to more closely align with certain interest rate assumptions used in actuarial modeling for our insurance businesses. The change in the present value of Mr. Strangfeld’s pension for 2017 was $7,972,080, of which $5,172,714 resulted from the changes described above. These changes resulted in less significant increases for the other NEOs. The remainder of the change in the pension value for 2017 for Mr. Strangfeld and the other NEOs is driven by a number of factors, including their respective years of service, age and earnings, as well as changes in the level of interest rates and life expectancy assumptions used to calculate the pension plan obligations.

Pension values may fluctuate significantly from year to year as a result of the factors described above. For example, if interest rates were to rise, it is possible that Mr. Strangfeld’s change in pension value in future years could even be a negative amount (as it has been for certain past years). Given this inherent volatility, the Compensation Committee will continue to monitor future pension accruals for Mr. Strangfeld and the other NEOs. The Traditional Pension Formula that applies to Mr. Strangfeld was closed to employees hired on or after January 1, 2001.

TOTAL SHAREHOLDER RETURN

The chart below shows our absolute Total Shareholder Return (“TSR”) and percentile ranking relative to the 20 companies in our Peer Group over the three time periods indicated.

	Total Shareholder Return
	1-Year	3-Year	5-Year
Cumulative TSR	14%	40%	149%
Annualized TSR	14%	12%	20%
Percentile Rank	23%	51%	66%

Prudential is the only life insurer among our Peer Group that is subject to Federal regulation as a non-bank systemically important financial institution (“SIFI”).

The discussion of our SIFI status and our subsequent designation began in 2012 with our designation occurring in 2013. We believe this occurrence, as well  as the questions on the additional regulatory requirements that might accompany this designation, among other factors, may have negatively impacted our TSR.

CEO REALIZED AND REALIZABLE PAY ANALYSIS

The total compensation of our NEOs as reported in the 2017 Summary Compensation Table is calculated in accordance with SEC rules. Under these rules, we are required to show the grant date fair value of equity and equity-based awards, even though the ability of our executive officers to realize value from such awards is contingent on the achievement of certain performance conditions (including, in the case of stock options, the sustained increase in our stock price). The accompanying chart compares our CEO’s total compensation, as measured based on actual compensation received (or, with regard to pending awards, realizable pay based on the applicable performance elements and stock value at a relatively current time), to the amounts reported for him in the Summary Compensation Table for the periods shown.

The chart illustrates that our executive compensation program is designed so that the amount of compensation that our CEO actually receives, or is expected to receive, may be higher or lower than the amount we are required to report in the Summary Compensation Table, depending on the performance of our Common Stock and our performance relative to our key financial objectives. It demonstrates the strong alignment of the interests of our executive officers with those of our shareholders.

è

60	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Supplemental Compensation Analysis

CEO TOTAL COMPENSATION

Grant Date Fair Value vs. Realized and Realizable Gains (in thousands)

•    Total compensation based on grant date fair value is the sum of base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance  Program); the grant date fair values of the performance shares and units, book value units and stock options awarded each year.

•    Total compensation based on realized and realizable pay is the sum of: base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); performance shares and units awarded in 2014 and  paid in February 2017 based on an earnout factor of 1.25 times target valued at the December 31, 2016 share price of $104.06; performance shares and units awarded in 2015 and 2016 valued at target based on the $104.06 share price; the actual book value units awarded each year but paid in three annual tranches including unpaid portions valued as of December 31, 2016 at $78.95 per unit; and the intrinsic value of stock options awarded in each year based on the $104.06 share price as of December 31, 2016.

•    For 2016, a key reason why grant date and realized/realizable pay differ is that the intrinsic value of the stock options and the value of the performance  shares and units awarded are significantly higher when valued as of December 31, 2016. The primary reason for the difference between the grant date and realized value for years 2014 and 2015 is that the grant date  stock price was significantly higher in 2014 and 2015 than it was as of December 31, 2016.

•    Total compensation based on grant date fair value is the sum of base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); the grant date fair values of the performance shares and units, book value units and stock options awarded each year.

•    Total compensation based on realized and realizable pay is the sum of: base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); performance shares and units awarded in 2015 and paid in February 2018 based on an earnout factor of 1.104 times target valued at the closing price on December 29, 2017 (the last trading day of 2017), $114.98; performance shares and units awarded in 2016 and 2017 valued at target based on the $114.98 share price; the actual book value units awarded each year but paid in three annual tranches including unpaid portions valued as of December 31, 2017 at $85.54 per unit; and the intrinsic value of stock options awarded in each year based on the $114.98 share price at year end.

•    For 2017, a key reason for the difference between grant date and realized/realizable pay is that the intrinsic value of the stock options at year-end is significantly less than the grant date fair value of the options. The primary reason for the difference between the grant date and realized value for years 2015 and 2016 is that the stock price at the end of 2017 was significantly higher than on the grant dates.

è

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	61

Supplemental Compensation Analysis

WHY WE USE ADJUSTED OPERATING INCOME (“AOI”) INSTEAD OF GAAP NET INCOME(1)

Why don’t we use GAAP net income as our compensation performance measure?

We seek to compensate our senior executive officers based on their success in building shareholder value through the operation of the Company’s businesses. The Committee and the investment community do not believe GAAP net income optimally measures the creation of shareholder value because it may be significantly affected by items with limited economic impact, or that are otherwise not indicative of ongoing trends.

Why do we use AOI as our compensation performance measure?

The Committee believes AOI is superior to GAAP net income as a measure of our performance because AOI includes only our results of operations from ongoing operations and the related underlying profitability factors, and excludes items that are not indicative of ongoing trends. Among other things, AOI excludes items where the timing of the impact is subject to management discretion, items with limited economic impact, items that we expect to reverse over time, and items that are otherwise not indicative of our ongoing performance.

What are some examples of items included in GAAP net income, but excluded from AOI, and why are they excluded?

•	Realized investment gains/losses. Sales of general account invested assets may result in a gain or loss that is recognized in GAAP net income. However, the timing of these sales that would result in gains or losses (such as gains or losses related to changes in interest rates) is largely subject to our discretion and influenced by market opportunities as well as our tax and capital profile. Accordingly, we believe gains or losses on these sales are not indicative of business performance trends.
•	Divested businesses. The contribution to GAAP net income or loss of divested businesses that have been or will be sold or exited or are in wind-down status are excluded from AOI since the results of divested businesses are not relevant to an understanding of the Company’s ongoing operations.

(1)	For more information, see Appendix A to this Proxy Statement.

62	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Compensation Discussion and Analysis

Post-Employment Compensation

Retirement Plans

We view retirement benefits as a key component of our executive compensation program because they encourage long-term service. Accordingly, we offer our employees, including the NEOs, a comprehensive benefits program that provides the opportunity to accumulate adequate retirement income. This program includes both defined benefit and defined contribution plans, as well as two supplemental retirement plans which allow highly compensated employees (that is, employees whose compensation exceeds the limits established by the Internal Revenue Code for covered compensation and benefit levels) to receive the same benefits they would have earned but for these limitations. Further, we sponsor three supplemental executive retirement plans (“SERPs”) for certain eligible executive officers, including the NEOs, to offset the potential loss or forfeiture of retirement benefits under certain limited circumstances or to provide additional benefits to certain key executives. For descriptions of these plans, including their titles, see “Pension Benefits.”

We also maintain the Prudential Insurance Company of America Deferred Compensation Plan (the “Deferred Compensation Plan”). We offer this plan to our executive officers, including the NEOs, as a competitive practice. For a description of this plan, see “Nonqualified Deferred Compensation.”

Periodically, we compare the competitiveness of our benefits programs for our employees, including retirement benefits, against other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median of the competitive market when compared to other employers.

Severance and Change in Control Arrangements

Our Board has adopted a policy prohibiting us from entering into any severance or change in control agreement with any of our executive officers, including the NEOs, that provides for payments and benefits that exceed 2.99 times the sum of the executive officer’s base salary and most recently earned cash bonus, without shareholder approval or ratification. We do not provide excise tax payments, reimbursements, or “gross-ups” to any of our executive officers.

While our other executive officers are eligible for severance payments in the event of an involuntary termination of employment without “cause,” our CEO is not a participant in the severance program providing this benefit.

To enable us to offer competitive total compensation packages to our executive officers, as well as to ensure the ongoing retention of these individuals when considering potential transactions that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to our executive officers, including the NEOs, upon the occurrence of several specified events. These payments and benefits are provided under two separate programs:

•	the Prudential Severance Plan for Senior Executives (the “Severance Plan”); and

•	the Prudential Financial Executive Change in Control Severance Program.

We have not entered into individual employment agreements with our NEOs. Instead, the rights of our NEOs with respect to post-employment compensation upon specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by these two programs.

We use plans, rather than individually negotiated agreements, to provide severance and change in control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of these arrangements from time to time. An employment agreement would require that the affected NEO consent to any changes. Second, this approach is more transparent, both internally and externally. Internal transparency eliminates the need to negotiate severance or other employment separation payments and benefits on a case-by-case basis. In addition, it assures each of our NEOs that the severance payments and benefits he receives are comparable to one another.

As previously noted, our executive officers, including the NEOs, except for our CEO, are eligible for severance payments and benefits in the event of an involuntary termination of employment without “cause.” These executive officers and our CEO are also eligible for “double trigger” severance payments and benefits in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of the Company. Our equity awards are also designed to be “double trigger,” so long as such awards are allowed to continue in effect following any change in control transaction on substantially equivalent terms and conditions to those applicable prior to such transaction.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	63

Compensation Discussion and Analysis

The payment of these awards at target achievement rewards the executive officer for his or her expected performance prior to the change in control transaction.

For detailed information on the estimated potential payments and benefits payable to the NEOs in the event of their termination of employment, including following a change in control of the Company, see “Potential Payments Upon Termination or Change in Control.”

Perquisites and Other Personal Benefits

We do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for the use of Company aircraft, Company-provided vehicles and drivers, and, in the case of our CEO and Vice Chairman, security services. These items are provided because we believe that they serve a necessary business purpose and represent an immaterial element of our executive compensation program. The cost allocated to the personal use of Company-provided vehicles and drivers, including commuting expenses, and the incremental cost associated with the security services, to the extent not reimbursed to us, are reported in the Summary Compensation Table. Our executive officers, including the NEOs, are required to reimburse us for the incremental cost of any personal use of Company aircraft.

We do not provide tax reimbursements or any other tax payments, including excise tax “gross-ups,” to any of our executive officers.

Perquisites and other personal benefits represent an immaterial element of our executive compensation program.

Other Compensation Related Policies

In addition to the other components of our executive compensation program, we maintain the policies described below. These policies are consistent with evolving best practices and help ensure that our executive compensation program does not encourage our executive officers to engage in behaviors that are beyond our ability to effectively identify and manage risk.

Clawback Policy

Our clawback policy covers all executive officers (including the NEOs), applies to all incentive-based compensation (including stock options and other equity awards) paid to or in respect of an executive officer, and includes material financial restatements and improper conduct (including failure to report). The policy provides that if (i) the Company is required to undertake a material restatement of any financial statements filed with the SEC or (ii) an executive officer engages in improper conduct that either has had, or could reasonably be expected to have, a significant adverse reputational or economic impact on the Company or any of its affiliates or divisions, then the Board may, in its sole discretion, after evaluating the associated costs and benefits, seek to recover all or any portion of the incentive-based compensation paid to any such executive officer during the three-year period preceding the restatement, or the occurrence of the improper conduct, as the case may be.

The policy also requires us to disclose to our shareholders, not later than the filing of the next proxy statement, the action taken by the Board, or the Board’s decision not to take action, with regard to compensation recovery following the occurrence of a material restatement or improper conduct, so long as such event has been previously disclosed in our SEC filings.

For purposes of the policy, a “restatement” means any material restatement (occurring after the effective date of the policy) of any of the Company’s financial statements that have been filed with the SEC under the Exchange Act or the Securities Act of 1933, as amended. “Improper conduct” means willful misconduct (including, but not limited to, fraud, bribery or other illegal acts) or gross negligence, which, in either case, includes any failure to report properly, or to take appropriate remedial action with respect to, such misconduct or gross negligence by another person.

Other Long-Term Compensation Recovery Policies

We maintain a “resignation notice period” requirement as part of the terms and conditions of all long-term incentive awards granted to certain designated grades of executives, including the NEOs. The requirement is applicable to awards granted in 2015 and subsequent years. The requirement is intended to reduce the adverse and disruptive effect of a sudden voluntary

64	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Compensation Discussion and Analysis

departure of an executive subject to the requirement, and requires him or her to provide notice for a specified period prior to the effective date of a voluntary resignation, or otherwise risk forfeiting his or her outstanding long-term incentive awards.

The terms and conditions of long-term incentive awards also provide for forfeiture in the event a recipient violates applicable non-solicitation or non-competition agreements.

Process for Approving Long-Term Incentive Awards

The Committee approves long-term incentive awards (including stock options, book value units, performance shares, performance units and restricted stock units) on an annual basis at its regularly scheduled February meeting.

The Committee has delegated authority to management to approve long-term incentive awards for new hires, promotions, and retention purposes within specified limits to employees below the level of senior vice president. The Committee approves any long-term incentive awards to newly hired or promoted senior executives.

Under the terms of our 2016 Omnibus Plan, which was approved by shareholders in 2016, stock options are required to be priced at the fair market value of our Common Stock on the date of grant, which is based on the closing market price of our Common Stock on the date of grant. The number of shares of our Common Stock subject to a stock option grant to an individual is determined by dividing the compensation value of the grant by the fair value of each stock option based on the average closing market price of our Common Stock on the NYSE for the final 20-day trading period in the month prior to the grant date.

The number of performance shares and units or restricted stock units awarded to an individual is determined by a formula that divides the compensation value of the award by the average closing market price of our Common Stock on the NYSE for the final 20-day trading period in the month prior to the grant date.

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our executive officers to encourage them to build their ownership position in our Common Stock over time by direct market purchases, making investments available through the PESP and the Deferred Compensation Plan, and retaining shares they earn under their long-term incentive awards. The guidelines are framed in terms of stock value as a percentage of base salary as follows:

Position	Stock Value as a Percentage of Base Salary
Chief Executive Officer	700%
Vice Chairman and Executive Vice Presidents	300%
Senior Vice Presidents	200%

Each of the NEOs meets his individual stock ownership level. Under the current stock ownership guidelines, once an executive officer attains his or her individual ownership level, he or she will remain in compliance with the guidelines despite future changes in our stock price and base salary, as long as his or her holdings do not decline below the number of shares at the time the stock ownership guidelines were met.

Stock Retention Requirements

We have adopted stock retention requirements for our executive officers. Each executive officer is required to retain 50% of the net shares (after payment of the applicable exercise price (if any), fees, and taxes) acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units. The executive officer is required to hold such shares until the later of one year following the date of acquisition of such shares (even if this one-year holding period extends beyond termination of employment) or the date that he or she satisfies our stock ownership guidelines.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	65

Compensation Discussion and Analysis

Prohibition of Derivatives Trading, and Hedging and Pledging of Our Securities

Our Board has adopted a policy prohibiting all employees, including the NEOs, and members of the Board from engaging in any hedging transactions with respect to any of our equity securities held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities.

Our Board has also adopted a policy prohibiting our Section 16 officers and members of the Board from pledging, or using as collateral, our securities to secure personal loans or other obligations, which includes holding shares of our Common Stock in a margin account.

POLICY ON RULE 10b5-1 TRADING PLANS

We have a policy governing the use by executive officers of pre-established trading plans for sales of our Common Stock and exercises of stock options for shares of our Common Stock. We believe our Rule 10b5-1 policy reflects best practice and is effective in ensuring compliance with legal requirements. Under the policy:

•	All Rule 10b5-1 trading plans must be pre-cleared by our law and compliance departments.

•	A trading plan may be entered into, modified or terminated only during an open trading window and while not in possession of material non-public information.

•	No trade may occur for the first 30 days after the trading plan is established. No modification or termination of a plan may affect any trade scheduled to occur within 30 days.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

It has been our policy to structure and administer our annual and long-term incentive compensation plans and stock option grants for our CEO and the other NEOs to maximize the tax deductibility of the payments as “performance-based compensation” for purposes of Section 162(m) to the extent practicable. In 2017, all such performance-based compensation was deductible. The Committee may provide compensation that is not tax deductible if it determines that such action is appropriate and in the best interests of the Company.

The 2016 Omnibus Plan contains an overall limit on compensation paid to covered employees to comply with the conditions for determining “performance-based compensation” under Section 162(m). Under the terms of the 2016 Omnibus Plan, payment on annual incentive awards to an NEO who is subject to Section 162(m) in a taxable year may not exceed 0.4% of our pre-tax AOI for the year ended prior to the year in which payment is due. Awards of restricted stock units, performance shares, performance units and book value units and associated dividend equivalents have a performance condition that our pre-tax AOI must be positive in at least one fiscal year during which the award is outstanding for at least 276 days of that year, and a maximum limitation that the amount payable in any year may not exceed 0.4% of the highest amount of our pre-tax AOI for any of the three years ended prior to the year payment on those awards is due. For awards granted prior to May 2016 under the Omnibus Incentive Plan, the total payout on awards of annual incentives, restricted stock units, performance shares, performance units and book value units and associated dividend equivalents for an NEO who is subject to Section 162(m) in a taxable year cannot exceed 0.6% of pre-tax AOI for the prior year.

66	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Compensation Discussion and Analysis

The exemption from Section 162(m)’s deduction limit for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to any “covered employee” in excess of $1 million will not be deductible, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Prior to 2018, for purposes of Section 162(m), a “covered employee” included all NEOs except the CFO. Effective in 2017 (2018 for CFOs) an individual is and will remain a “covered employee” going forward if that individual held the positions of CEO or CFO at any time during a year or the individual is reported as one of the other three highest paid executive officers. Despite our historical efforts to structure our annual and long-term incentive compensation plans and stock option grants for our covered employees to maximize the tax deductibility of the payments, the rules and regulations promulgated under Section 162(m) are complicated, and may change from time to time, and the scope of the transition relief under the legislation amending Section 162(m) is uncertain. As such, there can be no guarantee that compensation paid after 2017 will satisfy the requirements for tax deductibility under Section 162(m). Nevertheless, the Committee continues to believe that a significant portion of our executive officers’ compensation should be tied to measures of performance of our businesses.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and these discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017.

THE COMPENSATION COMMITTEE

Karl J. Krapek (Chair)

Thomas J. Baltimore

Michael A. Todman

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	67

2017 CEO Pay Ratio

In accordance with SEC rules, for 2017, we determined the annual total compensation of our median compensated employee and present a comparison of that annual total compensation to the annual total compensation of our Chairman and CEO, John R. Strangfeld.

•	The 2017 annual total compensation of Mr. Strangfeld was $27,120,220.

•	The 2017 annual total compensation of our median compensated employee was $101,067.

•	Accordingly, the ratio of Mr. Strangfeld’s annual total compensation to the annual total compensation of our median compensated employee for 2017 was 268 to 1*.

*This	ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K.

Calculating the 2017 CEO Pay Ratio

Determining our Global Employee Population	Jurisdictions Excluded from Employee Population (number of employees estimated as of October 1, 2017)

To calculate this pay ratio, we began by identifying a median compensated employee for whom 2017 annual total compensation could be ascertained. We determined a median compensated employee by collecting compensation data for all employees, excluding employees in countries that, in the aggregate, comprise less than 5% of our global employee population (considered “de minimis” under SEC rules). We also excluded from this population independent contractors and other individuals classified as non-employees in their respective jurisdictions based on our employment and payroll tax records.

In total, we collected compensation data for employees in six countries, comprising 95.6% of our global employee population (approximately 43,000 full-time and part-time employees). These six countries are: the United States, Japan, Ireland, Taiwan, Brazil, and Korea. We excluded from the population approximately 2,000 employees from 14 jurisdictions, comprising 4.4% of our global population. The table on the right shows the number of excluded employees in each jurisdiction.

As of October 1, 2017, Prudential had an aggregate of 44,857 employees, of which 18,311 were U.S. employees and 26,546 were non-U.S. employees. This total excludes independent contractors and other individuals classified as non-employees, such as certain sales associates.

	Country	Employees (Estimate)
	Poland	406
	Malaysia	381
	Argentina	357
	Italy	330
	United Kingdom	188
	Mexico	139
	Singapore	72
	Germany	58
	Luxembourg	13
	France	10
	Australia	7
	Hong Kong	5
	China	2
	India	2

Determining the Median Compensated Employee

To identify our median compensated employee, we used “Total Cash Pay” as our compensation measure, which, for these purposes, included base salary, short-term incentive payments (e.g., payments under our Annual Incentive Program), cash commissions and other similar payments. We determined the median compensated employee from our active, global employee population as described above as of October 1, 2017, using Total Cash Pay earned and paid from October 2, 2016 through October 1, 2017. We annualized Total Cash Pay for permanent employees hired during the period and did not make any cost-of-living adjustments. Any Total Cash Pay paid in a foreign currency was converted to U.S. Dollars at prevailing exchange rates as of October 1, 2017.

Our “median compensated employee” is an individual who earned Total Cash Pay at the midpoint, that is, the point at which half of the global employee population earned more Total Cash Pay and half of the global employee population earned less Total Cash Pay.

68	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

2017 CEO Pay Ratio

Determining 2017 Annual Total Compensation

We determined 2017 annual total compensation for our median compensated employee by obtaining compensation data for this employee for 2017 consistent with the methodology we use to calculate total compensation for 2017 as it appears in the 2017 Summary Compensation Table. Accordingly, it includes base salary earned and paid from January 1, 2017 through December 31, 2017, non-equity incentive plan payments made for the performance period January 1, 2017 through December 31, 2017, equity incentives and options awards granted during the fiscal year, and other compensation earned and or paid in 2017, such as Company contributions to retirement savings plans. In addition, for purposes of calculating the CEO pay ratio, SEC rules permit us to include in annual total compensation any compensation and benefits made available to employees broadly, such as medical and dental benefits. We elected to include amounts representing employer medical and dental contributions in determining the 2017 annual total compensation of our median employee.

We determined 2017 annual total compensation for Mr. Strangfeld using the amount reported in our 2017 Summary Compensation Table, increased to include an amount representing employer medical and dental contributions for him.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	69

Executive Compensation

2017 Summary Compensation Table

The following table presents, for the years ended December 31, 2017, 2016, and 2015, the compensation of Mr. Strangfeld, our principal executive officer, Mr. Falzon, our principal financial officer, and Messrs. Grier, Lowrey and Pelletier, our three most highly compensated executive officers (other than the principal executive officer and principal financial officer) who were serving as executive officers as of December 31, 2017.

For information on the role of each compensation component within the total compensation packages of the NEOs, please see the relevant description in the “Compensation Discussion and Analysis (“CD&A”).” The compensation data in this table is presented in accordance with the SEC disclosure rules. For the Compensation Committee’s view of 2017 performance year compensation, see “Supplemental Compensation Analysis — Total Direct Compensation” in the CD&A.

[1]	The amounts reported in the Salary column for 2017 include elective contributions of a portion of their base salary to the SESP by Messrs. Strangfeld, Falzon, Grier, Lowrey, and Pelletier in the amounts of $45,200, $20,000, $36,800, $20,000, and $20,000, respectively.

[2]	The amounts reported in the Stock Awards column represent the aggregate grant date fair value for performance shares and performance units at target in each respective year. The maximum number of performance shares and performance units payable for 2017, 2016 and 2015 are 1.25 times the target amounts.

For 2017, the maximum performance shares and units payable and valued at the grant date price of $110.45 to Messrs. Strangfeld, Falzon, Grier, and Lowrey and Pelletier are 71,126 or $7,855,867; 28,450 or $3,142,303; 56,900 or $6,284,605; 35,564 or $3,928,044; and 32,008 or $3,535,284, respectively.

For 2016, the maximum performance shares and units payable and valued at the grant date price of $63.59 to Messrs. Strangfeld, Falzon, Grier, and Lowrey and Pelletier are 103,896 or $6,606,747; 41,558 or $2,642,673; 83,116 or $5,285,346; 49,350 or $3,138,167; and 46,754 or $2,973,087, respectively.

For 2015, the maximum performance shares and units payable and valued at the grant date price of $78.08 to Messrs. Strangfeld, Falzon, Grier, Lowrey, and Pelletier are 77,556 or $6,055,572; 27,374 or $2,137,362; 63,870 or $4,986,970; 41,060 or $3,205,965; and 36,498 or $2,849,764, respectively.

70	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Executive Compensation

[3]	The amounts reported in the Option Awards column represent the aggregate grant date fair value for stock options granted in each respective year for the prior year’s performance as calculated under ASC Topic 718. The assumptions made in calculating the grant date fair value amounts for these stock options are incorporated herein by reference to the discussion of those assumptions and found below in the Grants of Plan-Based Awards Table. Note that the amounts reported in this column do not necessarily correspond to the actual economic value that will be received by the Named Executive Officers from the options.

[4]	The aggregate amounts reported in the Non-Equity Incentive Plan Compensation column for 2017 represent annual incentives paid in February 2018 for performance in 2017, excluding 30% of the total annual incentive carved out to the Book Value Performance Program; and the value of the book value units paid in February 2018, and additionally in April and December 2017 for Mr. Pelletier; for 2016 represent annual incentives paid in February 2017 for performance in 2016, excluding 30% of the total annual incentive carved out to the Book Value Performance Program; and the value of the book value units paid in February 2017, and additionally in April 2016 for Mr. Pelletier; for 2015 represent annual incentives paid in February 2016 for performance in 2015, excluding 30% of the total annual incentive carved out to the Book Value Performance Program; and the value of the book value units paid in February 2016:

	2017		2016		2015
Name	Annual Incentive Award	Book Value Units Value Paid	Annual Incentive Award	Book Value Units Value Paid	Annual Incentive Award	Book Value Units Value Paid
Strangfeld	$4,662,000	$4,611,376	$4,183,200	$4,764,238	$4,140,500	$4,612,768
Falzon	$2,331,000	$1,925,249	$2,093,000	$1,701,452	$1,820,000	$1,266,410
Grier	$3,962,000	$3,816,282	$3,556,000	$3,950,580	$3,570,000	$3,840,736
Lowrey	$3,108,000	$2,764,738	$2,789,500	$2,951,704	$2,975,000	$2,902,390
Pelletier	$3,290,000	$2,503,200	$2,789,500	$1,866,128	$2,240,000	$1,341,969

For Mr. Falzon, 2017, 2016, and 2015 also include the value of carried interest payments of $3,226, $15,600 and $4,747, respectively.

For Mr. Lowrey, 2017, 2016, and 2015 also include the value of carried interest payments of $43,090, $64,393, and $197,029, respectively.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	71

Executive Compensation

The carried interest payments relate to carried interest programs in which Mr. Falzon and Mr. Lowrey participate as a result of previous positions held within the Company’s Investment Management Business. While Mr. Falzon and Mr. Lowrey are no longer entitled to invest in or be granted new carried interests in these programs, they will continue to receive distributions if and when they are earned.

(5)	The amounts reported in the Change in Pension Value column represent the change in the actuarial present value of each NEO’s accumulated benefit under the Merged Retirement Plan, the Supplemental Retirement Plan, and the SERPs, as applicable, determined using interest rate and mortality rate assumptions consistent with those used for our consolidated financial statements on December 31, 2014, December 31, 2015, December 31, 2016, and December 31, 2017, as applicable; namely, the RP 2014 generational mortality table with white collar adjustments, and an adjustment to reflect recent Prudential-specific experience for 2014, 2015, 2016 and 2017, an interest discount rate 4.10% for 2014, 4.50% for 2015, 4.15% for 2016 and 3.65% for 2017, a Cash Balance Formula interest crediting rate of 4.25% for 2014, 2015, and 2016, and a rate based on an assumed 30-year Treasury Rate, but not less than 4.25% for 2017, and a PSI Cash Balance Formula interest crediting rate of 5.00% for 2014, 2015, 2016 and 2017. The amounts represented above may fluctuate significantly in a given year depending on a number of factors that affect the formula to determine pension benefits, including age, years of service, and the measurement of average annual earnings.

Messrs. Strangfeld and Pelletier accrue pension benefits under the Traditional Pension Formula and Messrs. Falzon, Grier, and Lowrey accrue pension benefits under the Cash Balance Formula (both formulas are described in the “Pension Benefits” section of this Proxy Statement). In accordance with the provisions of the Traditional Pension Formula, the years of earnings used for determining Average Eligible Earnings change every two years (most recently on January 1, 2016).

The amounts reported in this column include payments from the Supplemental Retirement Plan of $5,549 for Mr. Falzon, $29,589 for Mr. Grier and $20,597 for Mr. Lowrey in 2015; $10,643 for Mr. Falzon, $31,095 for Mr. Grier and $20,990 for Mr. Lowrey in 2016; and $8,928 for Mr. Falzon, $11,847,072 for Mr. Grier and $17,274 for Mr. Lowrey in 2017; and above-market interest on the SESP of $4,229 for Mr. Strangfeld, $359 for Mr. Falzon, $2,905 for Mr. Grier, $1,235 for Mr. Lowrey and $917 for Mr. Pelletier in 2015; $10,388 for Mr. Strangfeld, $1,138 for Mr. Falzon, $7,239 for Mr. Grier, $3,158 for Mr. Lowrey, and $2,433 for Mr. Pelletier in 2016; and $4,281 for Mr. Strangfeld, $562 for Mr. Falzon, $3,016 for Mr. Grier, $1,341 for Mr. Lowrey, and $1,062 for Mr. Pelletier in 2017.

The amounts in this column for 2017 include the change in pension value under the Supplemental Retirement Plan resulting from changes in assumptions regarding interest rates and the form of benefits paid under the Supplemental Retirement Plan of $5,172,714 for Mr. Strangfeld, $54,570 for Mr. Falzon, $306 for Mr. Grier, $46,867 for Mr. Lowrey and $1,351,717 for Mr. Pelletier.

(6)	The amounts reported in the All Other Compensation column are itemized in the supplemental “All Other Compensation” table below.

All Other Compensation

	Year	Perquisites(1)	PESP Contributions(2)	SESP Contributions(2)	Total
John R. Strangfeld	2017	$64,229	$10,800	$45,200	$120,229
	2016	$47,964	$ 8,615	$45,400	$101,979
	2015	$32,371	$ 8,615	$45,400	$ 86,386
Robert M. Falzon	2017	$19,358	$10,800	$20,000	$ 50,158
	2016	$17,478	$ 8,173	$19,769	$ 45,420
	2015	$14,800	$ 8,308	$17,092	$ 40,200
Mark B. Grier	2017	$29,367	$10,800	$36,800	$ 76,967
	2016	$33,041	$10,600	$37,000	$ 80,641
	2015	$30,175	$10,600	$37,000	$ 77,775
Charles F. Lowrey	2017	$20,053	$10,800	$20,000	$ 50,853
	2016	$17,330	$10,600	$20,200	$ 48,130
	2015	$14,395	$10,600	$20,200	$ 45,195
Stephen Pelletier	2017	$37,926	$10,800	$20,000	$ 68,726
	2016	$35,806	$ 8,292	$20,200	$ 64,298
	2015	$29,849	$ 8,173	$19,769	$ 57,791

(1)	For Messrs. Strangfeld and Grier, the amounts reported in the Perquisites column for 2017 represent the incremental cost for security services of $36,543 and $5,314 respectively, and the costs associated with Company-provided vehicles for personal and commuting purposes of $27,686 and $24,053, respectively. For Messrs, Falzon, Lowrey and Pelletier, the amounts reported represent the costs of commuting and limited personal use of Company-provided vehicles. The amounts reported in the table for commuting and personal use of vehicles reflect our determination of the costs allocable to the actual commuting and personal use of each individual and are based on a formula that takes into account various expenses, including costs associated with the driver and fuel.

(2)	The amounts reported in the PESP and SESP Contributions columns represent our contributions to the account of each NEO under (a) The Prudential Employee Savings Plan (the “PESP”), a defined contribution plan which provides employees with the opportunity to contribute up to 50% of eligible earnings in any combination of before-tax, Roth 401(k) and/or after-tax contributions (subject to Internal Revenue Code limits) and (b) the Prudential Supplemental Employee Savings Plan, a non-qualified plan which provides employees who exceed the Internal Revenue Code earnings limit ($270,000 in 2017) with the opportunity to defer up to 4% of eligible earnings in excess of the earnings limit. We match 100% of the first 4% of an employee’s before-tax or Roth 401(k) deferrals under the PESP (after one year of service) and 100% of an employee’s deferrals under the SESP.

72	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Executive Compensation

Grants of Plan-Based Awards

The following table presents, for each of the NEOs, information concerning awards under our Long-Term Incentive Program (including our Book Value Performance Program) and grants of equity awards made during 2017 for 2016 performance.

2017 Grants of Plan-Based Awards Table

		Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Option Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Number of Book Value Units (#)	Target ($)	Maximum ($)	Target (#)	Maximum (#)
John R. Strangfeld, Chairman and Chief Executive Officer	Annual Incentive	n/a		6,000,000	12,000,000
	PS	2/14/2017				28,450	35,563			3,142,303
	PU	2/14/2017				28,450	35,563			3,142,303
	Option	2/14/2017						73,611	110.45	2,061,108
	BVU	2/14/2017	48,042	3,792,916
Robert M. Falzon, Executive Vice President and Chief Financial Officer	Annual Incentive	n/a		3,000,000	6,000,000
	PS	2/14/2017				11,380	14,225			1,256,921
	PU	2/14/2017				11,380	14,225			1,256,921
	Option	2/14/2017						29,445	110.45	824,460
	BVU	2/14/2017	21,495	1,697,030			—
Mark B. Grier, Vice Chairman	Annual Incentive	n/a		5,100,000	10,200,000
	PS	2/14/2017				22,760	28,450			2,513,842
	PU	2/14/2017				22,760	28,450			2,513,842
	Option	2/14/2017						58,889	110.45	1,648,892
	BVU	2/14/2017	39,570	3,124,052
Charles F. Lowrey, Executive Vice President and Chief Operating Officer, International Businesses	Annual Incentive	n/a		4,000,000	8,000,000
	PS	2/14/2017				14,225	17,782			1,571,151
	PU	2/14/2017				14,225	17,782			1,571,151
	Option	2/14/2017						36,806	110.45	1,030,568
	BVU	2/14/2017	27,810	2,195,600
Stephen Pelletier,(8) Executive Vice President and Chief Operating Officer, U.S.	Annual Incentive	n/a		4,000,000	8,000,000
	PS	2/14/2017				12,803	16,004			1,414,091
	PU	2/14/2017				12,803	16,004			1,414,091
	Option	2/14/2017						33,125	110.45	927,500
	BVU	2/14/2017	26,543	2,095,570

(1)	The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column represent the potential amounts for annual incentives for the 2017 performance year. Actual amounts earned by the NEOs are reflected in the Summary Compensation Table. In addition, individual amounts are reported by grant date to represent the value of the book value units awarded to the NEOs under the Omnibus Plan on February 14, 2017, and reflected in the Number of Book Value Units column, based on the book value per share of the company of $78.95 as originally reported as of December 31, 2016.

(2)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent performance shares and performance units awarded to the NEOs under the Omnibus Plan in 2017. Performance share and performance unit awards are granted for a three-year performance period with payout determined at the end of the period based on our performance against our ROE goals. The ROE goals for the 2017 grant are within a range of 9.5% to 13.5%.

(3)	The amounts reported in the All Other Option Awards column represent the number of stock options granted to each Named Executive Officer under the Omnibus Plan in 2017. These stock options vest one-third each year on the anniversary of the grant date. These stock options expire 10 years from their respective grant date. The exercise price for the February 14, 2017 grant of stock options is the closing price of our Common Stock on the grant date of February 14, 2017 ($110.45 per share).

(4)	The amounts in the Grant Date Fair Value column have been calculated in the case of performance shares and performance units as the target number of performance shares and performance units multiplied by the closing price of our Common Stock on the grant date of February 14, 2017 ($110.45 per share).

For stock options, the grant date fair values are hypothetical values developed under a binomial option pricing model, which is a complex, mathematical formula to determine fair value of stock options on the date of grant. The binomial option pricing model is a flexible, lattice-based valuation model that takes into consideration transferability, fixed estimate of volatility, and expected life of the options. As such, the amounts reported in the table are hypothetical values and may not reflect the actual economic value a Named Executive Officer would realize upon exercise.

We made the following assumptions when calculating the grant date fair value of the stock option grants: exercise price is equal to our share price on the grant date, and for the grants of February 14, 2017, 5.60 year life expected for each option, expected dividend yield is 2.84%, risk-free rate of return of 2.07%, and expected price volatility of 35.29%.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	73

Executive Compensation

Outstanding Equity Awards

The following table provides information on the NEOs’ outstanding equity awards as of December 31, 2017. The equity awards reported in the Stock Awards columns consist of performance share and performance unit awards. The equity awards reported in the Option Awards columns consist of non-qualified stock options.

2017 Outstanding Equity Awards at Fiscal Year-End Table

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(2)
John R. Strangfeld	2/14/2017	0	73,611	110.45	2/14/2027	71,126	8,178,067
	2/9/2016	42,061	84,122	63.59	2/9/2026	103,896	11,945,962
	2/10/2015	57,268	28,634	78.08	2/10/2025	77,556	8,917,389
	2/11/2014	73,594	0	84.53	2/11/2024
	2/12/2013	247,094	0	57.00	2/12/2023
	2/14/2012	223,685	0	59.41	2/14/2022
Robert M. Falzon	2/14/2017	0	29,445	110.45	2/14/2027	28,450	3,271,181
	2/9/2016	16,824	33,650	63.59	2/9/2026	41,558	4,778,339
	2/10/2015	10,106	10,107	78.08	2/10/2025	27,374	3,147,463
	2/11/2014	7,504	0	84.53	2/11/2024
Mark B. Grier	2/14/2017	0	58,889	110.45	2/14/2027	56,900	6,542,362
	2/9/2016	33,649	67,298	63.59	2/9/2026	83,116	9,556,678
	2/10/2015	47,162	23,581	78.08	2/10/2025	63,870	7,343,773
	2/11/2014	60,607	0	84.53	2/11/2024
	2/12/2013	135,660	0	57.00	2/12/2023
	2/14/2012	57,895	0	59.41	2/14/2022
Charles F. Lowrey	2/14/2017	0	36,806	110.45	2/14/2027	35,564	4,089,149
	2/9/2016	0	39,958	63.59	2/9/2026	49,350	5,674,263
	2/10/2015	30,318	15,160	78.08	2/10/2025	41,060	4,721,079
	2/11/2014	38,962	0	84.53	2/11/2024
Stephen Pelletier	2/14/2017	0	33,125	110.45	2/14/2027	32,008	3,680,280
	2/9/2016	0	37,856	63.59	2/9/2026	46,754	5,375,775
	2/10/2015	0	13,475	78.08	2/10/2025	36,498	4,196,540
	2/14/2012	8,553	0	59.41	2/14/2022

(1)	The options reported in the Option Awards column vest at the rate of one-third per year on the anniversary of the date of grant.

(2)	The Equity Incentive Plan Awards columns reflect the number of outstanding performance shares and performance units that would be received by each Named Executive Officer at the maximum payout level for the 2017, 2016 and 2015 grants. The dollar values reported represent the estimated value of the outstanding performance shares and performance units at the maximum payout level for the 2017, 2016 and 2015 grants, based on the closing market price for our Common Stock on the last trading day of the year, December 29, 2017 ($114.98 per share). Performance shares and performance units are subject to a three-year performance period with payout determined at the end of the period based on our performance against our ROE goals.

Grants were made for three-year performance cycles with the 2015 grant as the 2015-2017 performance cycle, the 2016 grant as the 2016-2018 performance cycle, and the 2017 grant as the 2017-2019 performance cycle.

74	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Executive Compensation

Option Exercises and Stock Vested

The following table provides information on the value realized by each of the NEOs as a result of the exercise of stock options and the vesting of stock awards from January 1, 2017 through December 31, 2017.

2017 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)[1]	Value Realized on Vesting (#)[2]
John R. Strangfeld	170,667	7,852,410	36,079	3,984,926
Robert M. Falzon	0	0	11,037	1,219,037
Mark B. Grier	0	0	29,713	3,281,801
Charles F. Lowrey	256,057	12,777,478	19,102	2,109,816
Stephen Pelletier	72,229	2,601,876	12,922	1,427,235

(1)	The amounts in the Stock Awards—Number of Shares Acquired on Vesting column represent the payout of shares of our Common Stock for the vesting of the 2014 performance shares grants and payout of the 2014 performance units as cash.

(2)	The amounts in the Stock Awards—Value Realized on Vesting column represent the product of the number of performance shares and performance units released and the closing sale price of our Common Stock on February 14, 2017, $110.45.

Pension Benefits

The following table provides information on the defined benefit retirement plans in which the NEOs participate, including the present value of accumulated benefits as of December 31, 2017, except as noted, payable for each of the NEOs under each of these plans determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements; namely, the RP 2014 generational mortality table with white collar adjustments and an adjustment to reflect recent Prudential-specific experience and an interest discount rate of 3.65%. Cash Balance Formula accounts are assumed to grow with interest based on assumed 30-year Treasury Rate, but not less than 4.25%, and PSI Cash Balance Formula accounts are assumed to grow with interest at 5.00% until commencement of pension benefits. No additional earnings or service after December 31, 2017 are included in the calculation of the accumulated benefits.

2017 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John R. Strangfeld	Merged Retirement Plan—Traditional Benefit Formula	40		$ 3,564,528	—
	Supplemental Retirement Plan—Traditional Pension Formula	40		$86,685,078	—
	Supplemental Retirement Plan—Cash Balance Formula	n/a	(1)	$ 36,442	—
Robert M. Falzon	Merged Retirement Plan—Cash Balance Formula	34	(2)	$ 1,552,843	—
	Merged Retirement Plan—PSI Cash Balance Formula	n/a	(2)	$ 86,079	—
	Supplemental Retirement Plan—Cash Balance Formula	34	(2)	$ 1,751,221	$ 8,928	(3)
Mark B. Grier	Merged Retirement Plan—Cash Balance Formula	22		$ 2,726,202	—
	Supplemental Retirement Plan—Cash Balance Formula	22		$ 38,580	$11,847,072	(3)
Charles F. Lowrey	Merged Retirement Plan—Cash Balance Formula	16		$ 2,081,124	—
	Supplemental Retirement Plan—Cash Balance Formula	16		$ 3,289,009	$ 17,274	(3)
Stephen Pelletier	Merged Retirement Plan—Traditional Benefit Formula	19		$ 1,465,724	—
	Merged Retirement Plan—Cash Balance Formula	n/a	(1)	$ 5,914	—
	Merged Retirement Plan—PSI Cash Balance Formula	n/a	(4)	$ 114,371	—
	Supplemental Retirement Plan—Traditional Pension Formula	19		$22,815,588	—
	PSI Supplemental Retirement Plan for Executives	n/a	(4)	$ 513,105	—

(1)	This benefit is a result of an allocation of demutualization compensation distributed to all participants in the Merged Retirement Plan in 2002 (“Demutualization Credit”). Ongoing service is not a consideration in determining this benefit for the NEOs.

(2)	Mr. Falzon transferred to Prudential from Prudential Securities Incorporated in 1998 and began accruing pension benefits under the Traditional Pension Formula and subsequently, the Cash Balance Formula upon his election of this formula in 2001; in accordance with the Merged Retirement Plan Cash Balance Formula, credited service includes service with the Company’s subsidiaries, in particular Prudential Securities Incorporated. As a result of his transfer, ongoing service is not a consideration in determining his benefit under the PSI Cash Balance Formula.

(3)	For Messrs. Falzon and Lowrey, this payment was a distribution from the Supplemental Retirement Plan Cash Balance Formula to pay for accrued FICA taxes due in 2016 on this benefit, and federal, state, and local taxes on the distributed amount. The entire payment was withheld to pay these taxes.

For Mr. Grier, this amount is made up of two payments: (i) for FICA taxes in the amount of $25,982; (ii) the terms of the Supplemental Retirement Plan require a participant in active service on the first day of the month on or following his or her 65th birthday to receive his or her benefit on that date. In accordance with these terms, Mr. Grier received a distribution of $11,821,090. Any Supplemental Retirement Plan benefit accrued after that date will be paid to him early in the year following the year in which the benefit was accrued.

(4)	Mr. Pelletier transferred to Prudential from Prudential Securities Incorporated in 1998 and began accruing pension benefits under the Traditional Pension Formula. As a result, ongoing service is not a consideration in determining this benefit.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	75

Executive Compensation

The Merged Retirement Plan

Our wholly owned subsidiary, The Prudential Insurance Company of America, sponsors our tax-qualified defined benefit retirement plan, The Prudential Merged Retirement Plan (the “Merged Retirement Plan”), which is available to our executive officers, including the NEOs, and other salaried U.S. employees. The Merged Retirement Plan has two formulas under which participants may have their retirement benefits for ongoing service determined: the “Traditional Pension Formula” or the “Cash Balance Formula.” In addition, employees who previously worked for Prudential Securities Incorporated also have retirement benefits for their service with Prudential Securities Incorporated under a third component of the Merged Retirement Plan: the “PSI Cash Balance Formula.”

TRADITIONAL PENSION FORMULA

Under the Traditional Pension Formula, employees are fully vested in their accrued benefits. These benefits (which are subject to Internal Revenue Code limits) are determined using the following formula, which is based on Average Eligible Earnings (as defined) and years of Credited Service (as defined):

(1.35% x Average Eligible Earnings up to Covered Compensation

+

2.00% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service up to 25 years

+

(0.75% x Average Eligible Earnings up to Covered Compensation

+

1.00% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service for the next 13 years

+

1.00% x Average Eligible Earnings

×

Years of Credited Service in excess of 38 years

For a separation from service in 2017, Average Eligible Earnings are determined by taking the average of earnings (base salary plus annual incentive payment) over the period beginning January 1, 2009, and ending on the date of separation after dropping the lowest two years of earnings in that period. Under the Traditional Pension Formula, the starting point for the averaging period is moved forward two years on January 1 of every even calendar year. “Covered Compensation” for a year is the average of the Social Security wage bases for the 35 years ending in the year the participant will reach Social Security normal retirement age. Benefits are payable as early as age 55 (with a reduction in benefits) as a single life annuity if not married or an actuarially equivalent 50% joint and survivor annuity if married.

Generally, a participant’s benefit will be determined as the greater of:

•	the benefit as determined above calculated at the time of separation from service;

•	the benefit as determined above calculated as of January 1, 2002, plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2002; and

•	If the Supplemental Retirement Plan benefit is to be paid in the form of an annuity, the benefit as determined above calculated as of January 1, 2012 (including any adjustment in the benefit on January 1, 2002 as described in the previous bullet), plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2012. (Messrs. Strangfeld and Pelletier each elected to receive their Supplemental Retirement Plan benefit in the form of a lump sum; consequently, this provision does not apply to them.)

Additional benefits are provided to participants who are eligible to retire upon separation from service. A participant is eligible to retire if he or she separates from service either: (a) after attainment of age 55 (with 10 years of vesting service) or age 65 or (b) due to an involuntary termination (other than for cause or exhausting short-term disability benefits) after attainment of age 50 (with 20 years of continuous service).

If a participant is eligible to retire, he or she is eligible for survivor benefits (with no actuarial reduction), a lesser (or no) reduction in benefit for benefit commencement before age 65, and an additional benefit paid to age 65.

The benefits reported in the Pension Benefits Table above are assumed to commence in the form of a 50% joint and survivor annuity on the later of January 1, 2018 and the date the participant is eligible for an unreduced benefit, i.e., the earlier of (i) the first of the month on or following the later of attainment of age 60 and 30 years of service and (ii) the first of the month on or following attainment of age 65 (“Normal Retirement Date”).

76	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Executive Compensation

CASH BALANCE FORMULA

The Cash Balance Formula was added to the Merged Retirement Plan in 2001 for employees hired on or after January 1, 2001, except employees of Prudential Securities Incorporated. At that time, we offered a one-time conversion election for the current Merged Retirement Plan participants with benefits under the Traditional Pension Formula to opt to have their individual retirement benefits determined under the Cash Balance Formula. Participants who made this election to use the Cash Balance Formula are fully vested in their Cash Balance Formula benefit. Otherwise, participants are generally vested in their Cash Balance Formula benefit after three years of service.

Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account that is allocated basic credits equal to 2% to 14% (depending on age and service) of base salary and annual incentive payments. Interest credits are made to the hypothetical account each month using an interest rate set each year based on the average yield on 30-year U.S. Treasury securities (constant maturities) for October of the prior year, with a minimum rate of 4.25%. The rate in effect for 2017 was 4.25%.

Active participants on June 30, 2003 received an additional credit equal to his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of January 1, 2002, if any. Active participants on June 30, 2012 received an additional credit of no more than his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of April 1, 2012, if any.

Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single life annuity; 50%, 75%, or 100% joint and survivor annuity; or 50% contingent annuity. Employees who made the one-time conversion election to use the Cash Balance Formula (specifically, Messrs. Falzon and Grier) have a frozen “Grandfathered Benefit” determined as the accrued benefit under the Traditional Pension Formula as of January 1, 2002. The value of the Grandfathered Benefit, and early retirement subsidies on this benefit, if applicable, are included in determining the payable benefit.

As reported in the Pension Benefits Table, cash balance accounts are assumed to grow with interest until, and benefits will commence on:

•	for Messrs. Strangfeld and Pelletier (whose Cash Balance Formula benefits are due only to the Demutualization Credit), the same date benefits are assumed to commence under the Traditional Pension Formula; and

•	for Messrs. Falzon, Grier, and Lowrey, the participant’s Normal Retirement Date.

Benefits are assumed to commence in a form that is based on a value comparison between a lump sum and a 50% joint and survivor annuity.

PSI CASH BALANCE FORMULA

The PSI Cash Balance Formula applies only to employees who previously worked for Prudential Securities Incorporated. At this time, all participants are fully vested in their PSI Cash Balance Formula benefit. Messrs. Falzon and Pelletier are the only NEOs with a benefit under this formula.

PSI Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account. Prior to January 1, 2004, the hypothetical accounts were allocated basic credits equal to 1.7% to 7% (depending on age and service) of eligible earnings. Since then, interest credits only have been made to the hypothetical account each month using an interest rate set each year, with a minimum rate of 5.00%. The rate in effect for 2017 was 5.00%.

Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single life annuity; 50%, 75%, or 100% joint and survivor annuity; 50% or 100% contingent annuity; or single life annuity with 5 or 10 years guaranteed.

As reported in the Pension Benefits Table, PSI Cash Balance accounts are assumed to grow with interest until, and benefits will commence on:

•	for Mr. Falzon, the participant’s Normal Retirement Date; and

•	for Mr. Pelletier, the same date benefits are assumed to commence under the Traditional Pension Formula.

Benefits are assumed to commence with 90% of participants electing a lump sum and 10% electing a 50% joint and survivor annuity.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	77

Executive Compensation

The Supplemental Retirement Plan and SERPs

The Supplemental Retirement Plan is a non-qualified retirement plan designed to complement the Merged Retirement Plan by providing benefits to all participants of the Merged Retirement Plan, including the NEOs, who are prohibited from receiving additional benefits under the Merged Retirement Plan because of Internal Revenue Code limits. Benefits under the Supplemental Retirement Plan are generally payable at the earlier of six months after separation from service and age 65.

The Prudential Insurance Supplemental Executive Retirement Plan and the PFI Supplemental Executive Retirement Plan (collectively, the “Prudential SERPs”) provide “Early Retirement Benefits” to certain eligible executives, including the NEOs, subject to the approval of our Board and the Committee. Early Retirement Benefits are designed to recognize the service and contributions of eligible executives who are involuntarily terminated by exempting them from the reduction factor for early retirement between the ages of 55 and 65, a reduction of up to 50%, which would otherwise be applicable under the Traditional Pension Formula and the Grandfathered Benefit under the Cash Balance Formula of the Merged Retirement Plan and the Supplemental Retirement Plan. Benefits under the Prudential SERPs are generally payable at the earlier of six months after separation from service and age 65.

No NEO is currently eligible for benefits under the Early Retirement Benefits provision. Upon an involuntary termination of employment, Messrs. Strangfeld, Grier, and Lowrey will not be eligible for benefits under the Early Retirement Benefits provision due to a variety of factors; Messrs. Falzon and Pelletier are potentially eligible for benefits under the Early Retirement Benefits provision. However, were Mr. Falzon to qualify for Early Retirement Benefits, only the Grandfathered Benefit portion of his benefits would not be subject to reduction.

In 2008, the NEOs (with the exception of Mr. Lowrey) were permitted to make an irrevocable election regarding the form of payment for their pension benefits and each NEO (with the exception of Mr. Falzon) elected to receive his Supplemental Retirement Plan and Prudential SERPs benefits, if any, in a lump sum.

The Prudential Securities Incorporated Supplemental Retirement Plan for Executives (“PSI SERP”) was designed to make it more attractive to certain key executives to remain employees of Prudential Securities Incorporated and its subsidiaries. Mr. Pelletier is the only NEO that is accruing benefits under the PSI SERP. Mr. Pelletier’s PSI SERP benefit will be paid as an annuity upon separation from service, irrespective of age. The PSI SERP benefit is determined as a target benefit, less the benefit payable from the PSI Cash Balance Formula and an estimated Social Security retirement benefit. The target benefit is 60% of an employee’s average salary times a ratio of service to 30 years. Mr. Pelletier stopped accruing service credit under this plan upon his transfer to Prudential from Prudential Securities Incorporated.

Notwithstanding the foregoing, benefits reported in the Pension Benefits Table are assumed to commence in the same form and at the same time as under the Merged Retirement Plan benefit to be consistent with assumptions used in the Company’s financial statements.

Nonqualified Deferred Compensation

The following table provides information on the NEOs’ participation in the Prudential Supplemental Employee Savings Plan (the “SESP”) and the Deferred Compensation Plan:

2017 Nonqualified Deferred Compensation Table

Name	Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4)
John R. Strangfeld	SESP	$45,200	$45,200	$50,562	$1,548,952
	Deferred Compensation	$—	$—	$1,182,407	$10,944,848
Robert M. Falzon	SESP	$20,000	$20,000	$6,478	$218,523
	Deferred Compensation	$418,600	$—	$411,650	$3,371,429
Mark B. Grier	SESP	$36,800	$36,800	$35,568	$1,096,814
	Deferred Compensation	$—	$—	$—	$—
Charles F. Lowrey	SESP	$20,000	$20,000	$15,770	$493,293
	Deferred Compensation	$—	$—	$753,326	$13,246,168
Stephen Pelletier	SESP	$20,000	$20,000	$12,440	$394,800
	Deferred Compensation	$—	$—	$560,567	$6,921,401

(1)	The amounts reported in the Executive Contributions in Last Fiscal Year column represent elective contributions of a portion of their base salary to the SESP (which amounts are also included in the Salary Column of the Summary Compensation Table) and elective contributions to the Deferred Compensation Plan from annual incentive payments.

78	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Executive Compensation

(2)	The amounts reported in the Registrant Contributions in Last Fiscal Year column represent the Company’s contributions to each NEO’s SESP account (which amounts are also included in the All Other Compensation column of the Summary Compensation Table).

(3)	The amounts reported in the Aggregate Earnings in Last Fiscal Year column include amounts reported for above-market interest on the SESP in the Change in Pension Value column of the Summary Compensation Table. Specifically, $4,281 for Mr. Strangfeld, $562 for Mr. Falzon, $3,016 for Mr. Grier, $1,341 for Mr. Lowrey and $1,062 for Mr. Pelletier.

(4)	The amounts reported in the Aggregate Balance at Last Fiscal Year-End column represent balances from the SESP and the Deferred Compensation Plan and include various amounts previously reported in the Summary Compensation Table as Salary, Non-Equity Incentive Plan Compensation or All Other Compensation.

SESP

The SESP is a non-qualified profit-sharing plan designed to provide benefits in excess of amounts permitted to be contributed under the PESP. It allows employees, including the NEOs, to elect to defer from 1% to 4% of their eligible earnings paid after the Code limit is exceeded in the year ($270,000 in 2017) to a hypothetical recordkeeping account on a pre-tax basis through payroll deduction. We match 100% of an employee’s deferrals. Eligible earnings for the NEOs under the SESP are limited to base salary only. Interest is earned on a participant’s account at the same rate as the Fixed Rate Fund under the PESP. This rate is generally set quarterly within a calendar year, and the rate in effect for each quarter of 2017 was 3.50%. A participant’s account is distributed to the employee six months after the participant’s separation from service.

Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified, unfunded plan that provides certain designated executives in the United States, including the NEOs, with the ability to defer taxation on up to 85% of their annual cash incentive awards. Deferrals may be invested in notional funds that generally mirror the PESP fund offerings, including shares of our Common Stock.

Post-Employment Compensation Arrangements

While we have not entered into employment agreements with our NEOs, they are eligible to receive certain payments and benefits in the event of a termination of employment, including following a change in control of the Company, under the Severance Plan and Change in Control Program. Mr. Strangfeld does not participate in the Severance Plan.

In the case of the NEOs, and in many cases subject to the approval of our Board, the various payments and benefits provided under the Severance Plan, the Change in Control Program, the Omnibus Plan and other Company programs, as applicable, are as follows:

	Severance	Annual Incentives	Stock Options	Performance Shares/ Performance Units	Book Value Units	SERP	Additional Retirement Accruals	Health/Life
Voluntary Termination; Early or Normal Retirement	—	Annual Incentive Program	Omnibus Plan*	Omnibus Plan*	Omnibus Plan*	—	Merged Retirement Plan and Supplemental Retirement Plan	—
Involuntary Termination Without Cause	Severance Plan	Annual Incentive Program	Omnibus Plan**	Omnibus Plan**	Omnibus Plan**	Prudential SERP	Merged Retirement Plan and Supplemental Retirement Plan	—
Separation in Connection With Change in Control[1]	Change in Control Program	Change in Control Program and Annual Incentive Program	Change in Control Program and Omnibus Plan	Change in Control Program and Omnibus Plan	Change in Control Program and Omnibus Plan	Prudential SERP	Merged Retirement Plan and Supplemental Retirement Plan	Change in Control Program
Separation Due to Disability	—	Annual Incentive Program	Omnibus Plan	Omnibus Plan	Omnibus Plan	—	Merged Retirement Plan and Supplemental Retirement Plan	Prudential Welfare Benefits Plan
Separation Due to Death	—	Annual Incentive Program	Omnibus Plan	Omnibus Plan	Omnibus Plan	—	Merged Retirement Plan and Supplemental Retirement Plan	—

See footnotes below.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	79

Executive Compensation

Voluntary Termination; Early or

Normal Retirement

SEVERANCE

ANNUAL INCENTIVES

Annual Incentive Program: an annual incentive payment based on the current year’s business and individual performance, payable following the completion of the performance year.

STOCK OPTIONS

Omnibus Plan*: Vested stock options remain exercisable for a period of up to five years after termination; and unvested stock options continue to vest according to the original vesting schedule.

PERFORMANCE SHARES/PERFORMANCE UNITS

Omnibus Plan*: each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares and performance units earned as determined by the Committee.

Performance shares are paid in shares of Common Stock and performance units are paid in cash.

BOOK VALUE UNITS

Omnibus Plan*: each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s book value per share at the end of the fiscal quarter prior to payment.

*	Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment (i) unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination and (ii) all outstanding restricted stock units, performance shares, performance units and book value units are generally forfeited.

SERP

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Involuntary Termination Without Cause

SEVERANCE

Severance Plan: assuming all eligibility conditions are satisfied, severance payments of up to 18 months of salary and annual incentive.

ANNUAL INCENTIVES

Annual Incentive Program: an annual incentive payment based on the current year’s business and individual performance, payable following the completion of the performance year.

STOCK OPTIONS

Omnibus Plan**: (i) Vested stock options remain exercisable for a period of up to five years after termination date and unvested stock options continue to vest according to the original vesting schedule.

PERFORMANCE SHARES/PERFORMANCE UNITS

Omnibus Plan**: each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares and performance units earned as determined by the Committee. Performance shares are paid in shares of Common Stock and performance units are paid in cash.

BOOK VALUE UNITS

Omnibus Plan**: each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s book value per share at the end of the fiscal quarter prior to payment.

**	Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment (i) unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, (ii) generally a pro-rata portion of restricted stock units, performance shares, performance units and book value units will vest.

SERP

Prudential SERP: Messrs. Falzon and Pelletier are retirement- eligible and may receive an Early Retirement Benefit.

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Merged Retirement Plan (Traditional Pension Formula) and Supplemental Retirement Plan (Traditional Pension Formula): additional benefit to Mr. Pelletier based on the amount of severance paid and the period of time over which the severance is based (e.g., 78 weeks).

Merged Retirement Plan (Cash Balance Formula) and Supplemental Retirement Plan (Cash Balance Formula): additional benefit to Messrs. Falzon, Grier, and Lowrey based on the amount of severance.

Separation in Connection with Change in

Control1

SEVERANCE

Change in Control Program: (i) a lump-sum payment equal to the sum of two times annual base salary and bonus (based on the average of the annual incentive payments for the previous three calendar years); and (ii) a payment equal to the present value of the retirement benefits that would have accrued during the period of time on which the lump-sum payment in (i) is based.

(1)	Pursuant to the Change in Control Program, before payments may be made, a change in control must have occurred and the designated executive officer’s employment must, within two years following the change in control, either have terminated involuntarily without “cause” or by the eligible executive officer for “good reason”. An eligible executive officer would have good reason to terminate his or her employment in the event of a material reduction in his or her compensation or the terms and conditions of his or her employment were to adversely change (for example, a reduction in job responsibilities, title, or forced relocation).

ANNUAL INCENTIVES

Change in Control Program and Annual Incentive Program: an annual incentive payment based on the target annual incentive award opportunity in the year termination occurs.

STOCK OPTIONS

Change in Control Program and Omnibus Plan: accelerated vesting of stock options, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

PERFORMANCE SHARES/PERFORMANCE UNITS

Change in Control Program and Omnibus Plan: payment of outstanding performance shares and performance units at target in cash or shares within 30 days of a change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer. For performance shares and

80	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

Executive Compensation

performance units granted in 2017 and subsequent years, at the change in control (i) outstanding, unconverted performance shares and performance units will become vested at target and settled in cash or shares, as applicable, and (ii) outstanding performance shares and performance units that were converted to restricted stock units will become vested and settled in shares, only if such outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

BOOK VALUE UNITS

Change in Control Program and Omnibus Plan: payment of outstanding book value units in cash based on the Company book value per share at the end of the fiscal quarter ended on or immediately prior to the change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

SERP

Prudential SERP: Messrs. Falzon and Pelletier are retirement-eligible and may receive an Early Retirement Benefit.

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

HEALTH/LIFE

Change in Control Program: continued health benefits at active employee contribution levels for a period of 18 months, plus a “gross up” for any expected tax consequences associated with providing these health benefits.

Separation Due to Disability

SEVERANCE

ANNUAL INCENTIVES

Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.

STOCK OPTIONS

Omnibus Plan: stock option vesting accelerates with up to three years to exercise.

PERFORMANCE SHARES/PERFORMANCE UNITS

Omnibus Plan: all outstanding awards of performance shares and performance units are paid at target in shares of our Common Stock and cash, respectively.

BOOK VALUE UNITS

Omnibus Plan: all outstanding awards of book value units are paid out in cash based on the Company book value per share at the end of the fiscal quarter prior to payment.

SERP

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Merged Retirement Plan (Cash Balance Formula) and Supplemental Retirement Plan (Cash Balance Formula): Messrs. Falzon, Grier, and Lowrey would receive additional credits until pension commencement (assumed to be Normal Retirement Date).

HEALTH/LIFE

Prudential Welfare Benefits Plan: monthly disability payment based on salary plus the greater of the most recently paid annual incentive award or the average of the last three most recently paid annual incentive awards.

Separation Due to Death

SEVERANCE

ANNUAL INCENTIVES

Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.

STOCK OPTIONS

Omnibus Plan: stock option vesting accelerates with a minimum of one and up to three years to exercise outstanding options.

PERFORMANCE SHARES/PERFORMANCE UNITS

Omnibus Plan: all outstanding awards of performance shares and performance units are paid at target in shares of our Common Stock and cash, respectively.

BOOK VALUE UNITS

Omnibus Plan: all outstanding awards of book value units are paid out in cash based on the Company book value per share at the end of the fiscal quarter prior to payment.

SERP

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit payable to the spouse based on the annual incentive.

Potential Payments Upon

Termination or Change in Control

The following table presents, for each of the NEOs, the estimated payments and benefits that would have been payable as of the end of 2017 in the event of:

•	voluntary termination of employment;

•	involuntary termination of employment without cause;

•	separation due to a change in control of the Company;

•	separation due to disability; and

•	separation due to death.

Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of December 29, 2017, the last business day of 2017, and using the closing market price of our Common Stock on December 29, 2017 ($114.98 per share).

Retirement eligibility differs according to the employment separation event. The following table assumes that benefits are paid in an annuity form and commence on January 1, 2018, unless stated otherwise. The table also assumes Board approval of various payments and Prudential SERP Early Retirement Benefits, as applicable, for all NEOs.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	81

Executive Compensation

The following items have been excluded from the table:

•	The benefits the NEOs would be entitled to receive under the SESP and the Deferred Compensation Plan (these benefits are disclosed in the Nonqualified Deferred Compensation Table contained in this Proxy Statement).

•	Additional payments to the NEOs under the PESP, The Prudential Welfare Benefits Plan and The Prudential Retiree Welfare Benefits Plan (plans providing, among other things, life insurance, disability insurance, medical insurance and/or dental insurance), which do not discriminate in scope, terms, or operation in favor of the NEOs and are generally available to all salaried employees.

•	The effects of an involuntary termination of employment for cause, which will result in a forfeiture of all outstanding vested and unvested performance shares, performance units, book value units, restricted stock units, and stock options, and for Mr. Pelletier potential forfeiture of the benefit under the PSI SERP. The NEOs will receive no additional payments in the event of a termination of employment for cause.

The amounts reported in the following table are hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments and benefits will depend on the circumstances and timing of any termination of employment or other triggering event.

Estimated Post-Employment Payments and Benefits

Name	Type of Payment or Benefit		Voluntary Termination/Early or Normal Retirement ($)		Involuntary Termination Without Cause ($)		Separation Due to Change in Control ($)		Separation Due to Disability ($)		Separation Due to Death ($)
John R. Strangfeld	Severance Payment						27,667,065	(1)
	Annual Incentive		6,660,000	(2)	6,660,000	(2)	6,000,000		6,563,700		6,563,700
	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares(4)					11,616,429	(4)	11,616,429	(4)	11,616,429	(4)
		Performance Units(5)					11,616,429	(5)	11,616,429	(5)	11,616,429	(5)
	Book Value Performance	Book Value Units(6)					8,813,699	(6)	8,813,699	(6)	8,813,699	(6)
	Benefits:	SERP
		Health/Life					26,057	(7)
		Addtl. Retire Accurals	1,543,392		1,543,392		450,756		706,128		675,252
	Total		8,203,392		8,203,392		66,190,437		39,316,386		39,285,510
Robert M. Falzon	Severance Payment				5,600,100		8,844,159	(1)
	Annual Incentive		3,330,000	(2)	3,330,000	(2)	3,000,000		2,963,400		2,963,400
	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares(4)					4,478,701	(4)	4,478,701	(4)	4,478,701	(4)
		Performance Units(5)					4,478,701	(5)	4,478,701	(5)	4,478,701	(5)
	Book Value Performance	Book Value Units(6)					3,763,418	(6)	3,763,418	(6)	3,763,418	(6)
	Benefits:	SERP			70,272		70,284
		Health/Life					26,057	(7)
		Addtl. Retire Accurals	344,808		924,660		310,632		2,580,802		331,901
	Total		3,674,808		9,925,032		24,971,951		18,265,022		16,016,121
Mark B. Grier	Severance Payment				10,125,000		15,691,344	(1)
	Annual Incentive		5,660,000	(2)	5,660,000	(2)	5,100,000		5,560,000		5,560,000
	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares(4)					9,377,079	(4)	9,377,079	(4)	9,377,079	(4)
		Performance Units(5)					9,377,079	(4)	9,377,079	(4)	9,377,079	(4)
	Book Value Performance	Book Value Units(6)					7,285,784	(4)	7,285,784	(4)	7,285,784	(4)
	Benefits:	SERP
		Health/Life					34,982	(7)	256,987
		Addtl. Retire Accurals	792,400		2,209,900		714,000		710,975		778,400
	Total		6,452,400		17,994,900		47,580,268		32,567,904		32,378,342
Charles F. Lowrey	Severance Payment				7,972,500		12,775,912	(1)
	Annual Incentive		4,440,000	(2)	4,440,000	(2)	4,000,000		4,545,000		4,545,000
	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares(4)					5,793,727	(4)	5,793,727	(4)	5,793,727	(4)
		Performance Units(5)					5,793,727	(5)	5,793,727	(5)	5,793,727	(5)
	Book Value Performance	Book Value Units(6)					5,212,979	(6)	5,212,979	(6)	5,212,979	(6)
	Benefits:	SERP
		Health/Life					31,345	(7)
		Addtl. Retire Accurals	492,840		1,377,787		444,000		3,815,101		504,495
	Total		4,932,840		13,790,287		34,051,690		25,160,534		21,849,928
Stephen Pelletier	Severance Payment				6,747,600		15,311,943	(1)
	Annual Incentive		4,700,000	(2)	4,700,000	(2)	4,000,000		3,728,400		3,728,400
	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares(4)					5,300,923	(4)	5,300,923	(4)	5,300,923	(4)
		Performance Units(5)					5,300,923	(5)	5,300,923	(5)	5,300,923	(5)
	Book Value Performance	Book Value Units(6)					4,592,814	(6)	4,592,814	(6)	4,592,814	(6)
	Benefits:	SERP					632,964
		Health/Life					33,830	(7)
		Addtl. Retire Accurals	2,765,832		6,144,288		2,079,276		1,528,272		1,008,060
	Total		7,465,832		17,591,888		37,252,672		20,451,332		19,931,120
1	Includes severance payments equal to two times annual cash compensation (subject to execution of a non-competition agreement), and a cash payment for the pension impact of additional two years of credited service.
2	Includes annual incentive award amount for 2017 performance.
3	For disability and death, accelerated vesting of all stock options with up to three years to exercise.
4	Includes the value of 2015, 2016, and 2017 target performance shares paid based on the closing market price of our Common Stock on December 31, 2017 ($114.98 per share).
5	Includes the value of 2015, 2016, and 2017 target performance units paid based on the closing market price of our Common Stock on December 31, 2017 ($114.98 per share).
6	Includes the value of 2015, 2016, and 2017 book value units paid based on the Company’s book value per share as of December 31, 2016 ($85.54 per share).
7	Reflects the expected contribution subsidy for 18 months and the associated tax gross-up. For this purpose, we have assumed the 2018 premium and contribution rates continue for the full 18 months.

82	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

General Information About The Meeting

Voting Instructions and Information

Who Can Vote

You are entitled to vote your Common Stock if our records show that you held your shares as of the record date of March 9, 2018. At the close of business on that date, a total of 421,881,122 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote at this Annual Meeting. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if a shareholder makes a written comment on the proxy card, otherwise communicates his or her vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.

Voting Your Proxy

If your Common Stock is held through a broker, bank or other nominee (held in street name), you will receive instructions from such entity that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting, and submit it with your vote.

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote by following the instructions listed on the Notice of Internet Availability or the proxy card to vote online, or by signing, dating and mailing the proxy card in the postage-paid envelope. Of course, you can always come to the meeting and vote your shares in person.

Whichever method you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. Except as discussed below with respect to shares held in certain company plans, if you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors: FOR each director nominee, FOR ratification of the appointment of the independent registered public accounting firm, FOR the advisory vote to approve named executive officer compensation, and AGAINST the shareholder proposal regarding an independent Board Chairman.

Special Voting Instructions for Plan Shares

If you are a participant in The Prudential Employee Savings Plan (“PESP”) and your account is invested in the Common Stock Fund, you may instruct the PESP Trustee how to vote the shares of Common Stock credited to your PESP account and held in the Fund on March 7, 2018. The PESP Trustee, the shareholder of record, will vote these shares in accordance with your instructions or, if you do not provide voting instructions, in the same proportion as the PESP Trustee votes the shares for which it received timely voting instructions subject to the terms of the PESP plan document, its trust agreement and applicable law. If you hold shares of Common Stock through your participation in the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants (covering vested shares of Prudential Financial, Inc. Common Stock) under the Prudential Financial, Inc. Omnibus Incentive Plan (collectively, the “Plan”), on March 9, 2018 those shares will be voted by the Plan administrator in accordance with your instructions or, if you do not provide voting instructions, in accordance with the Board of Directors’ recommendation subject to the terms of the Plan and applicable law.

Matters to Be Presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

Revoking Your Proxy

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must deliver later-dated proxy instructions, advise the Chief Governance Officer and Corporate Secretary in writing before the proxies vote your shares at the meeting, or attend the meeting and vote your shares in person.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	83

General Information About The Meeting

Quorum

A quorum is required to transact business at our Annual Meeting. Shareholders of record holding shares of stock constituting 50% of the shares entitled to be cast shall constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

Voting Requirements

You may either vote for, against or abstain on each of the proposals. The affirmative vote of a majority of the votes cast is required to approve each proposal. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast.

Although the advisory vote in Item 3 is non-binding, as provided by law, our Board will review the results of the vote and, consistent with our commitment to shareholder engagement, will take the results into account in making a determination concerning our named executive officer compensation. If you hold your shares in street name, and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not be permitted to vote your shares in their discretion on the election of directors, the advisory vote to approve executive compensation, or the shareholder proposal regarding an independent Board Chairman, but may still be permitted to vote your shares in their discretion on the ratification of the independent registered public accounting firm.

Election of Directors

At the meeting, each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected. If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board, through a process managed by the Corporate Governance and Business Ethics Committee, will decide whether to accept the resignation.

BOARD RECOMMENDATIONS

The Board of Directors recommends that you vote “FOR” each of the Director Nominees, “FOR” the ratification of the appointment of the Independent Registered Public Accounting Firm,

“FOR” the advisory vote to approve named executive officer compensation and “AGAINST” the shareholder proposal regarding an independent Board Chairman.

Cost of Proxy Solicitation

We are providing these proxy materials in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at our Annual Meeting. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We have retained Georgeson, Inc. to assist in the solicitation of proxies for a fee of $25,000 plus reimbursement of expenses. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Attending the Annual Meeting

If you attend the Annual Meeting, you will be asked to present valid, government-issued photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.

84	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

General Information About The Meeting

Attendance at the Annual Meeting is limited to shareholders of Prudential as of the record date. Each shareholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.

Submission of Shareholder Proposals and Director Nominations

Proposals and Director Nominations for Inclusion in the Proxy Statement for the 2019 Annual Meeting

In order to submit shareholder proposals for the 2019 Annual Meeting of Shareholders for inclusion in our Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Chief Governance Officer and Corporate Secretary at the Company’s principal office in Newark, New Jersey, no later than the close of business on November 23, 2018.

We have adopted proxy access, which permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding capital stock for at least three years, to submit director nominees for up to 20% of the Board for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws. Notice of director nominations submitted under these proxy access By-law provisions must be received no earlier than December 9, 2018 and no later than January 8, 2019. However, if the 2019 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the 2019 Annual Meeting was mailed or public disclosure of the meeting date was made.

Proposals submitted for inclusion in our Proxy Statement must comply with all of the requirements of SEC Rule 14a-8, and director nominations submitted pursuant to the proxy access provisions of our By-laws must comply with all of the requirements of our By-laws, a copy of which may be obtained at no cost from the Chief Governance Officer and Corporate Secretary. As the rules of the SEC and our By-laws make clear, simply submitting a proposal or nomination does not guarantee its inclusion.

Other Proposals or Director Nominations for Presentation at the 2019 Annual Meeting

Our By-laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an Annual Meeting. To be properly brought before the 2019 Annual Meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Chief Governance Officer and Corporate Secretary at the Company’s principal office in Newark (see below) not less than 120 or more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s By-laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than December 9, 2018 and no later than January 8, 2019. However, if the 2019 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the 2019 Annual Meeting was mailed or public disclosure of the meeting date was made. All director nominations and shareholder proposals must comply with the requirements of the Company’s By-laws. The Chairman may refuse to acknowledge or introduce any such matter at the Annual Meeting if notice of the matter is not received within the applicable deadlines or does not comply with the Company’s By-laws. If a shareholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the Annual Meeting.

All proposals and director nominations should be addressed to: Margaret M. Foran, Chief Governance Officer, Senior Vice President and Corporate Secretary, Prudential Financial, Inc., 751 Broad Street, Newark, NJ 07102.

Eliminating Duplicative Proxy Materials

A single Proxy Statement and Annual Report, along with individual proxy cards, or individual Notices of Internet Availability, will be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder.

If you would like to enroll in this service or receive individual copies of all documents, now or in the future, please contact Computershare by calling 1-800-305-9404 or writing Computershare, P.O. Box 43033, Providence, RI 02940-3033. We will

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	85

General Information About The Meeting

deliver a separate copy of all documents to a shareholder at a shared address to which a single copy of the documents was delivered promptly upon request to the address or telephone number provided above.

Delivery of Proxy Materials

We want to communicate with you in the way that is most convenient for you. You may choose to receive either a full set of printed materials—which will include an Annual Report, Proxy Statement, and proxy card—or an email with instructions for how to view the materials and vote online. To select a method of delivery during the voting season, registered shareholders may follow the instructions when voting online at www.investorvote.com/prudential. Following the 2018 Annual Meeting, you may continue to choose your method of delivery of future documents by visiting www.computershare.com/investor. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding delivery options.

If you do not choose a method of delivery as outlined above, you may receive a one-page Notice of Internet Availability instructing you how to access the materials and vote in lieu of printed or electronic materials. As a publicly traded company, Prudential is legally required to make these materials available to all shareholders and it is not possible to opt out of the mailing.

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Shareholders to Be Held on May 8, 2018: Our 2018 Proxy Statement and Annual Report for the year ended December 31, 2017, are available free of charge on our website at www.prudential.com/governance.

Annual Report on Form 10-K

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to the Company’s Corporate Information Service at 1-877-998-ROCK (7625) or 751 Broad Street, Newark, NJ 07102.

Incorporation By Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Prudential Financial under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Shareholder List

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

86	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

APPENDIX A - Non-GAAP Measures

Adjusted operating income (“AOI”) and operating return on average equity are non-GAAP measures of financial performance. Adjusted book value is a non-GAAP measure of financial position. We use earnings per share based on AOI, operating return on average equity, and adjusted book value as performance measures in our incentive compensation programs. Also, we believe that our use of these non-GAAP measures helps investors understand and evaluate the Company’s results of operations and financial position, by providing measures that are primarily attributable to our business operations separate from the portion attributable to external and potentially volatile capital and currency market conditions.

Adjusted Operating Income

Adjusted operating income excludes “Realized investment gains (losses), net,” as adjusted, and related charges and adjustments. A significant element of realized investment gains and losses are impairments and credit-related and interest rate-related gains and losses. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to our discretion and influenced by market opportunities as well as our tax and capital profile.

Realized investment gains (losses) within certain of our businesses for which such gains (losses) are a principal source of earnings, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments are included in adjusted operating income. Adjusted operating income generally excludes realized investment gains and losses from products that contain embedded derivatives, and from associated derivative portfolios that are part of an asset-liability management program related to the risk of those products. However, the effectiveness of our hedging program will ultimately be reflected in adjusted operating income over time. Adjusted operating income also excludes gains and losses from changes in value of certain assets and liabilities relating to foreign currency exchange movements that have been economically hedged or considered part of our capital funding strategies for our international subsidiaries, as well as gains and losses on certain investments that are classified as other trading account assets.

Adjusted operating income also excludes investment gains and losses on trading account assets supporting insurance liabilities and changes in experience-rated contractholder liabilities due to asset value changes, because these recorded changes in asset and liability values are expected to ultimately accrue to contractholders. In addition, adjusted operating income excludes the results of divested businesses, which are not relevant to our ongoing operations. Earnings attributable to noncontrolling interests, which is presented as a separate component of net income under GAAP, are also excluded from adjusted operating income. The tax effect associated with pre-tax adjusted operating income is based on applicable Internal Revenue Service and foreign tax regulations inclusive of pertinent adjustments.

Reconciliation of GAAP Net Income to After-Tax Adjusted Operating Income

(in billions)

	Year Ended December 31
	2017	2016
Net income attributable to Prudential Financial, Inc.	$7.86	$4.37
Income attributable to noncontrolling interests	0.11	0.05
Net income	7.97	4.42
Less: Earnings attributable to noncontrolling interests	0.11	0.05
Income attributable to Prudential Financial, Inc.	7.86	4.37
Less: Equity in earnings of operating joint ventures, net of taxes and earnings attributable to noncontrolling interests	(0.06)	(0.00)
Income (after-tax) before equity in earnings of operating joint ventures	7.92	4.37
Less: Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	(0.06)	0.52
Investment gains (losses) on trading account assets supporting insurance liabilities, net	0.34	(0.02)
Change in experience-rated contractholder liabilities due to asset value changes	(0.15)	0.02
Divested businesses:
Closed Block division	0.04	(0.13)
Other divested businesses	0.04	(0.08)
Equity in earnings of operating joint ventures and earnings attributable to noncontrolling interests	0.03	(0.01)
Total reconciling items, before income taxes	0.24	0.31
Less: Income taxes, not applicable to adjusted operating income	(3.03)	0.04
Total reconciling items, after income taxes	3.27	0.26
After-tax adjusted operating income	$4.65	$4.11

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement |	87

Appendix A

Reconciliation of GAAP Earnings per Share to After-Tax Adjusted Operating Income Earnings per Share

(shares in millions)

	Year Ended December 31
	2017	2016
Net income attributable to Prudential Financial, Inc.	$17.86	$9.71
Less: Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	(0.13)	1.17
Investment gains (losses) on trading account assets supporting insurance liabilities, net	0.77	(0.04)
Change in experience-rated contractholder liabilities due to asset value changes	(0.35)	0.05
Divested businesses:
Closed Block division	0.10	(0.30)
Other divested businesses	0.09	(0.19)
Difference in earnings allocated to participating unvested share-based payment awards	(0.09)	—
Total reconciling items, before income taxes	0.39	0.69
Less: Income taxes, not applicable to adjusted operating income	(6.89)	0.11
Total reconciling items, after income taxes	7.28	0.58
After-tax adjusted operating income	$10.58	$9.13
Weighted average number of outstanding Common shares (diluted)	436.0	446.6

Adjusted Book Value

Reconciliation of GAAP Book Value to Adjusted Book Value

(in millions, except for per share data)

	As of December 31
	2017	2016
GAAP book value (total Prudential Financial, Inc. equity) at end of period	$54,069	$45,863
Less: Accumulated other comprehensive income (AOCI)	$17,074	$14,621
GAAP book value excluding AOCI	$36,995	$31,242
Less: Cumulative effect of foreign exchange rate remeasurement and changes in certain deferred taxes	$(969)	$(3,199)
Adjusted book value	$37,964	$34,441
Number of diluted shares at end of period(1)	435.7	436.2
GAAP book value per common share - diluted(1)	125.24	104.91
Adjusted book value per common share - diluted(1)(2)	88.28	78.95

(1)	As of December 31, 2017, exchangeable surplus notes are dilutive when book value per share is greater than $85.00 (equivalent to an additional 5.88 million in diluted shares and an increase of $500 million in equity). As of December 31, 2016, exchangeable surplus notes are dilutive when book value per share is greater than $86.92 (equivalent to an additional 5.75 million in diluted shares and an increase of $500 million in equity).

(2)	Includes the cumulative impact of net gains and losses resulting from foreign currency exchange rate remeasurement and associated realized investment gains and losses included in net income (loss) and currency translation adjustments corresponding to realized investment gains and losses. Includes $1,678 million impact reported in net income for 2017 from the remeasurement of deferred tax assets and liabilities originally established through accumulated other comprehensive income, related to enactment of the Tax Cuts and Jobs Act on December 22, 2017.

Operating Return on Average Equity

Operating return on average equity (based on adjusted operating income) is a non-GAAP measure and represents adjusted operating income after-tax divided by average Prudential Financial, Inc. equity excluding accumulated other comprehensive income and adjusted to remove amounts included for foreign currency exchange rate remeasurement and certain deferred taxes. The comparable GAAP measure to operating return on average equity (based on adjusted operating income) is return on average equity (based on net income). Return on average equity (based on net income) represents income after-tax, attributable to consolidated Prudential Financial, Inc., as determined in accordance with U.S. GAAP, divided by average total Prudential Financial, Inc. equity. Return on average equity (based on net income) was 16.0% and 8.8% for the years ended December 31, 2017 and December 31, 2016, respectively.

88	| Notice of Annual Meeting of Shareholders and 2018 Proxy Statement

GENDER PAY EQUITY STATEMENT

Prudential’s Total Rewards is integral to our employee value proposition. This package includes compensation, as well as programs and resources available to our employees.

All roles in our U.S. organization are reviewed against market and benchmarking data. Our compensation structure and benefits package enables Prudential to recruit and promote talent within the context of an individual’s background, experience and performance.

PRUDENTIAL IS COMMITTED TO PAY EQUITY. THE COMPANY’S POLICIES AND PRACTICES ADDRESS

PAY DISCRIMINATION THROUGHOUT THE EMPLOYEE’S CAREER

Recruiting

Reduce likelihood that U.S. compensation decisions are perpetuating discriminatory pay practices of former employers.

Nationally, Prudential removed compensation inquiries from its employment applications and;

Stopped considering compensation history when establishing starting pay for new employees, except as required by law.

These practices go beyond simple compliance with the laws of a limited number of states and cities.

Existing Employees

Guided by independent legal counsel, Prudential conducts a review of its U.S. compensation practices to protect against systemic race/ethnicity and gender biased patterns, and takes action as warranted.

Employees can raise issues regarding pay equity with the Ethics Office, Human Resources or their manager.

Pay discrimination concerns are promptly and thoroughly investigated by trained professionals dedicated to reviewing unlawful discrimination claims.

This integrated approach ensures that we proactively review pay equity on an ongoing basis, and that we satisfy our heightened obligations as a federal contractor.

As part of our annual human resources strategy update, our Board reviews the status of our pay practices and the broad range of our diversity, and inclusion efforts.

AN OPEN LETTER TO PRUDENTIAL SHAREHOLDERS

LET’S BUILD NEW PATHWAYS TO PROSPERITY

The promise of our society has always been this: Hard work can create a better life.

How do we keep that promise within reach, when people are living longer, the pace of change is quickening, and our policies and safety nets strain to keep up?

The challenges are daunting: Our 2017 Financial Wellness Study found nearly six out of 10 workers said their financial situation is a cause of stress.

Prudential was founded to help working families achieve financial well-being by providing affordable insurance. More than 140 years later, we remain committed to creating opportunities for families to achieve financial security.

We are addressing today’s financial wellness challenges in multiple ways:

Nearly

workers said their financial situation is a cause of stress.

6 OUT OF 10

Through our clients

Prudential’s Financial Wellness platform gives employers tools and resources to help understand and improve the financial health of their workforce, including managing day-to-day finances, achieving important financial goals, and protecting themselves against financial risks. Prominent among these is Prudential PathwaysTM, a worksite seminar series led by Prudential Advisors addressing issues including budgeting, retirement savings, asset protection and savings.

Through our partners

Recently, Prudential announced a three-year, $5 million grant to the Aspen Institute, a nonpartisan forum for public policy leadership, to advance solutions helping increase economic opportunity for workers. Through this partnership, and many others, we aim to foster equal opportunity by removing barriers to social and financial mobility.

Through our employees

Promoting the financial wellness of our own employees is a corporate priority. Included in the many benefits we offer are: the options to participate in Prudential PathwaysTM; auto enrollment in the company’s 401(k) plan with a company match up to 4%; and lower healthcare costs for lower-salaried employees.

By identifying solutions that build income security, Prudential is helping bridge the gap between work and wealth. So that millions can move from financial fragility to financial resilience, stability, mobility and prosperity.

Because at Prudential, we believe financial opportunity is within reach of all.

PRINTED ON RECYCLED PAPER WITH 10% POST-CONSUMER WASTE.

Rock Solid® Business, Sustainable Future.

PAPERS PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT

PROGRAM. PRINTED USING VEGETABLE-BASED INKS AND RENEWABLE ENERGY.

Dear Shareholder:
This package includes your proxy and voting materials. We care about what you think and voting is an important way for you to let us know how we’re doing.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or contributing to a tree-planting campaign. Since its inception, we have provided nearly 570,000 tote bags to our shareholders. Because of your active participation, we continue to support the work of American Forests to protect and restore America’s forest ecosystems. This year’s tree-planting initiative will continue our work with American Forests.

Whether you vote via the internet, phone, or mail, you can indicate your choice of either the bag or a tree-planting contribution. If you elect to receive a bag, you can expect to receive your free gift around the end of June.

Thank you,

Margaret M. Foran
Chief Governance Officer,
Senior Vice President and Corporate Secretary
Prudential Financial, Inc.

002CSN8CDA

Margaret M. Foran
Chief Governance Officer
Senior Vice President and Corporate Secretary
Prudential Financial, Inc.
751 Broad Street, Newark NJ 07102-3777

March 22, 2018

Dear Shareholder:

As a shareholder, you have the right to vote on important matters that affect Prudential Financial. We take the opinions of Prudential’s shareholders very seriously and we hope you will provide your input by casting your vote on the items in the 2018 Proxy Statement.

Enclosed you will find a Notice of Internet Availability (Notice), which provides information on how to view the materials and cast your vote online. If you would prefer to vote by mail, you may request a paper copy of the proxy materials by visiting www.investorvote.com/prudential, calling 1-866-641-4276, or by sending an email to investorvote@computershare.com.

Additional information regarding the Notice is located on the reverse side of this letter. The SEC has also created an educational website where you can learn more about proxy voting — www.sec.gov/spotlight/proxymatters.shtml.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or contributing to a tree-planting initiative. Since its inception, we have provided nearly 570,000 tote bags to our shareholders. Because of your active participation, we continue to support the work of American Forests to protect and restore America’s forest ecosystems. This year’s tree-planting initiative will continue our work with American Forests.

As always, we thank you for your investment in Prudential.

Sincerely,

Margaret M. Foran
Chief Governance Officer,
Senior Vice President and Corporate Secretary
Prudential Financial, Inc.

© 2018 Prudential Financial, Inc., and its related entities. All rights reserved.

FAQ — Internet Availability of Proxy Materials

The Securities and Exchange Commission (SEC) has issued rules requiring public companies to:

•	Make proxy materials (such as the Annual Report and Proxy Statement) available on the internet
•	Notify shareholders how and where to access those materials online

These rules allow companies to give shareholders more options for reviewing important proxy materials. Information can be made available to shareholders more quickly and conveniently—online documents are easily searchable, enabling shareholders to quickly find the information they need to make informed voting decisions.

The SEC also allows companies to send a one-page Notice to holders with instructions on how to access the materials online, rather than sending a full set of materials. Our reasons for choosing the notice-only option are to:

•	Adopt more sustainable practices and be more environmentally responsible—by shrinking our carbon footprint through reductions in ink and paper used in printing and fuel used in shipping
•	Increase shareholder value—by reducing print and mail costs

Please refer to the information below to learn more and to find out what your options are as a shareholder to view materials and vote.

What is on the one-page Notice?

The Notice contains simple instructions on how to:

•	Access and view the proxy materials online
•	Vote your shares online
•	Request a free set of printed materials
•	Change delivery preferences for future proxy mailings

DO retain the Notice for future reference

DO NOT mark your vote on the Notice and return it; the Notice is not a proxy card or ballot

If I received only a one-page Notice, how do I vote my shares?

To vote your shares, follow the instructions on the Notice to vote online. If you request a paper copy of the proxy materials, you’ll receive a proxy card with voting instructions. You may also vote your shares in person by bringing the Notice with you and attending the meeting.

If I received only a one-page Notice, how do I request a full set of printed materials for this meeting or future proxy mailings?

To request a free set of printed materials for this meeting or for future mailings, refer to the Notice for detailed instructions on how to request a copy via Internet, telephone or email.

If I received a full set of materials, may I request only a one-page Notice for future proxy mailings?

Our company will make a decision for each meeting whether or not to use the notice-only option, and send notice-only mailings at our discretion.

Can I elect to receive my proxy materials electronically?

You may elect to receive materials via email for future mailings. You will receive the materials electronically if our company chooses to offer email delivery in the future. To change your delivery preferences, follow the instructions on the Notice.

One of your key privileges as an investor is the right to vote on important matters that affect the company you own shares in. Please vote. Your vote is important to us and our business.

002CSN8CDB	© Copyright 2017 Computershare Limited. All rights reserved.

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone

Instead of mailing your proxy, you may choose to vote online or by telephone.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., May 7, 2018, for Registered Shares and by 11:59 p.m., May 2, 2018, for PESP Shares and PSPP Shares.
Vote by Internet
• Go to www.investorvote.com/prudential
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Proxy/Voting Instruction Form

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the election of each director nominee listed in Proposal 1.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - Karl J. Krapek	☐	☐	☐	09 - Christine A. Poon	☐	☐	☐

02 - Gilbert F. Casellas	☐	☐	☐	06 - Peter R. Lighte	☐	☐	☐	10 - Douglas A. Scovanner	☐	☐	☐

03 - Mark B. Grier	☐	☐	☐	07 - George Paz	☐	☐	☐	11 - John R. Strangfeld	☐	☐	☐

04 - Martina Hund-Mejean	☐	☐	☐	08 - Sandra Pianalto	☐	☐	☐	12 - Michael A. Todman	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.				The Board of Directors recommends a vote AGAINST Proposal 4.

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.	☐	☐	☐	4. Shareholder proposal regarding an independent Board Chairman.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

B	Non-Voting Proposal — Please select one option or leave blank if you do not want to participate.

I would like a free tote bag from Prudential. ☐ I prefer Prudential contribute to a tree planting campaign. ☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

∎	1 U P X	+
002CSP008B	02QW9F

ANNUAL MEETING OF SHAREHOLDERS
May 8, 2018, 2:00 p.m.
751 Broad Street, Newark, New Jersey 07102

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belongings or effects including purses are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification.

This card covers the total number of shares of Prudential Financial, Inc. Common Stock (“Common Stock”) registered in your name (“Registered Shares”) at Prudential’s transfer agent, Computershare, as of March 9, 2018, and may also cover the total number of shares of Prudential Financial, Inc. Common Stock held in The Prudential Employee Savings Plan (“PESP”) on March 7, 2018. Or, this card may cover the total number of shares of Prudential Financial, Inc. Common Stock for the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants covering vested shares of Prudential Financial, Inc. Common Stock registered in your name with Computershare as of the close of business on the record date of March 9, 2018.

You only need to vote once. This card enables you to submit your vote on your Registered Shares; to provide voting instructions to the PESP Trustee for your PESP shares; or to submit voting instructions for your international portion of the Prudential Stock Purchase Plan shares.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 8, 2018. The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy/Voting Instruction Form	Prudential Financial, Inc.	+

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. on May 8, 2018.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 22, 2018, appoints Margaret M. Foran, Timothy P. Harris and John R. Strangfeld, each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc., at the Annual Meeting of Shareholders to be held at 2:00 p.m., May 8, 2018, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Special Voting Instructions for Plan Shares: If you are a participant in The Prudential Employee Savings Plan (“PESP”), or the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants covering vested shares of Prudential Financial, Inc. Common Stock under the Prudential Financial, Inc. Omnibus Incentive Plan, your shares will be voted by the applicable trustee or administrator in accordance with the instructions indicated on the reverse side or received by internet or telephone. If no instructions are specified, your PESP shares will be voted in the same proportion as the PESP Trustee votes the shares for which it received timely voting instructions, and all other shares will be voted by the plan administrator in accordance with the Board of Directors’ recommendations, in each case, subject to the terms of the applicable plan documents and applicable law.

Comments — We value your feedback. Please provide any comments you have in the space below.

∎	+

IMPORTANT ANNUAL MEETING INFORMATION

Proxy/Voting Instruction Form

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the election of each director nominee listed in Proposal 1.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - Karl J. Krapek	☐	☐	☐	09 - Christine A. Poon	☐	☐	☐

02 - Gilbert F. Casellas	☐	☐	☐	06 - Peter R. Lighte	☐	☐	☐	10 - Douglas A. Scovanner	☐	☐	☐

03 - Mark B. Grier	☐	☐	☐	07 - George Paz	☐	☐	☐	11 - John R. Strangfeld	☐	☐	☐

04 - Martina Hund-Mejean	☐	☐	☐	08 - Sandra Pianalto	☐	☐	☐	12 - Michael A. Todman	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.				The Board of Directors recommends a vote AGAINST Proposal 4.

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.	☐	☐	☐	4. Shareholder proposal regarding an independent Board Chairman.	☐	☐	☐

3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

∎	1 U P X	+
02QWAD

ANNUAL MEETING OF SHAREHOLDERS
May 8, 2018, 2:00 p.m.
751 Broad Street, Newark, New Jersey 07102

.

If you plan to attend the annual meeting, please bring proof of ownership with you. Your proof of ownership, such as a recent brokerage statement or letter from your bank or broker, admits the shareholder. All meeting attendees must present valid government-issued photo identification. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares. For your safety, all personal belongings or effects including purses are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Prudential Financial, Inc.

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. on May 8, 2018.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 22, 2018, appoints Margaret M. Foran, Timothy P. Harris and John R. Strangfeld, each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc., held of record on March 9, 2018 at the Annual Meeting of Shareholders to be held at 2:00 p.m., May 8, 2018, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 8, 2018.

The Proxy Statement and Annual Report to Shareholders are available at www.prudential.com/governance.

+

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE COUNTS!

ANNUAL MEETING OF SHAREHOLDERS

May 8, 2018, 2:00 p.m.
751 Broad Street, Newark, New Jersey 07102

You can vote and obtain proxy materials online.

VOTING INSTRUCTIONS ARE LOCATED BELOW

Shareholder Meeting Notice & Admission Ticket

Important Notice Regarding the Availability of Proxy Materials for the

Prudential Financial, Inc. Shareholder Meeting to be Held on May 8, 2018

The proxy materials for the annual meeting are available online. The items to be voted on are listed below. Follow the instructions to view the materials and vote online. Your vote is important. To obtain a paper or e-mail copy of the proxy materials follow the instructions on the reverse side.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR Proposals 1 – 3.

1.	Election of Directors: Thomas J. Baltimore, Jr., Gilbert F. Casellas, Mark B. Grier, Martina Hund-Mejean, Karl J. Krapek, Peter R. Lighte, George Paz, Sandra Pianalto, Christine A. Poon, Douglas A. Scovanner, John R. Strangfeld and Michael A. Todman.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.

3.	Advisory vote to approve named executive officer compensation.

The Board of Directors recommends that you vote AGAINST Proposal 4:

4.	Shareholder proposal regarding an independent Board Chairman.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement and annual report to shareholders are available at www.investorvote.com/prudential.

Easy Online Access — A Convenient Way to Vote!
If you have access to the Internet, you can complete the process in a few easy steps:
Step 1: Go to www.investorvote.com/prudential
Step 2: Click the View buttons to see the proxy statement, which contains details of the proposals to be voted on, and the annual report.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences.
Step 5: Make your voting selections as instructed on the screen and click the vote button to submit your vote.

PLEASE NOTE — YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card.

∎	2 N O T	+
002CSP008A	02QWBF

Shareholder Meeting Notice & Admission Ticket

Obtaining a Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 27, 2018, to facilitate timely delivery.

You may still request paper copies of the materials after this date; however, your vote will not count if received after 11:59 p.m. on May 7, 2018, via the Internet or telephone or after 10:00 a.m. on May 8, 2018, via a proxy card.

Here’s how to order a copy of the proxy materials and select future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below.

E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet or e-mail following the instructions below. If you request an e-mail copy of the materials, you will receive an e-mail with a link to view the materials on the Internet.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.investorvote.com/prudential and follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	E-mail – Send an e-mail to investorvote@computershare.com with “Proxy Materials Prudential” in the subject line. In the e-mail, include your full name and address, plus the number located in the shaded bar on the reverse side of this document. State in the e-mail whether you want a paper or e-mail copy of the current meeting materials. You can also state your preference for an e-mail or paper copy for future meetings.

If you wish to attend and vote at the meeting, please bring this notice and identification with you.

Prudential Financial, Inc.’s Annual Meeting of Shareholders will be held on May 8, 2018, at 751 Broad Street, Newark, New Jersey 07102, at 2:00 p.m.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belongings or effects including purses are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification.

02QWBF

Prudential Financial

Director Video Script

Interview: Christine A. Poon by Lata Reddy

Introduction Lata Reddy

Hello. My name is Lata Reddy, senior vice president of Diversity, Inclusion & Impact at Prudential. Today, I will be talking to Christine Poon, a Prudential director and chair of the Board’s Finance Committee.

Question 1

Lata Reddy

Hello Chris. Tell me about yourself.

Chris Poon

Well, my parents immigrated to the U.S. and eventually settled in Ohio where I was raised with my six brothers and sisters.

I always had an interest in both science and business, so after graduate school it was natural for me to seek a job in the life sciences. One of my first jobs was at Bristol-Myers Squibb, where I stayed for 15 years. From there, I joined Johnson & Johnson, where I served as the Worldwide Chairman of the company’s Pharmaceuticals Group. In 2009, I returned to my home state of Ohio where I served as the Dean of the Max M. Fisher College of Business at The Ohio State University. Today, I am “executive in residence” at the University, which gives me the opportunity to stay connected to learning from my peers and students.

I have been on the Prudential Board since 2006 and serve on a number of our committees. Currently, I chair the Finance Committee.

Question 2

Lata Reddy

What is the role of the Finance Committee?

1

Chris Poon

The primary purpose of the Finance Committee is to oversee the Company’s capital and liquidity management, the incurrence and repayment of borrowings, the capital structure, and the funding of benefit plans of Prudential and its subsidiaries.

Our oversight of the Company’s capital structure starts with a detailed Capital Policy. The Policy contains core principles for capital management and provides a framework for making capital allocation decisions. Those decisions are then grounded in a multi-year capital plan, which we use to track the company’s progress in executing its strategy.

Question 3

Lata Reddy

Can you describe how the Finance Committee oversees Prudential’s capital structure and the risk protections in place.

Chris Poon

The oversight of liquidity risk is key to our work. As an example, we have engaged with management recently on a liquidity stress testing program. Stress testing gives us another tool to better understand and monitor the company’s financial resources under a variety of scenarios.

Question 4

Lata Reddy

How would you describe Prudential’s Board?

Chris Poon

We are collaborative and yet direct with each other. We work along with our senior management team to define Prudential’s mission and actively oversee Prudential’s long-term strategy.

If you look at our directors’ profiles, you will see that our skills and experiences are extremely diverse. This is a result of a deliberate strategy and our belief that incorporating diverse views equips the Board to better factor in various risks, consequences, and implications of our actions.

2

Question 5

Lata Reddy

How has this Board evolved and changed during your tenure?

Chris Poon

Due to our commitment to succession planning and board refreshment, our average director tenure is about seven years. Over the last five years, we have added directors with finance and capital allocation expertise, Asian market experience, and individuals with broad and deep histories overseeing global corporate operations.

Appreciating the value of risk oversight, we created a separate Risk Committee in 2016, of which I am a member, where we oversee the governance of risk throughout the enterprise.

I am very proud of my participation on the Board’s Corporate Social Responsibility Oversight Committee, which oversees all of Prudential’s corporate social responsibility efforts and The Prudential Foundation whose mission is to build prosperity for underserved populations by eliminating barriers to financial and social mobility.

One of the initiatives that I find most exciting is our impact investing program. Since its launch in 1976, we have invested over $2 billion in organizations that advance our mission. We now hold more than $500 million in active investments, with a commitment to build a $1 billion impact investment portfolio by 2020.

As an example, locally, we have invested in the recapitalization of Newark-based City National Bank of New Jersey, one of the ten largest African-American led banks in the country, because we believe that banks with roots in local communities are a critical part of the necessary financial services landscape.

Closing Chris Poon

Lata, I hope this gives our investors some insights about our Board. I know I speak for the entire Board when I say that we are committed to working on behalf of our shareholders to achieve long-term performance and value for our company.

3

Lata Reddy

Thank you again for your time Chris.

4

Prudential Financial

Director Video Script

Interview: Thomas J. Baltimore by Peggy Foran

Introduction Peggy Foran

Hello. My name is Peggy Foran, chief governance officer at Prudential. Today, I will be talking to Thomas Baltimore, Prudential’s Lead Independent Director.

Question 1

Peggy Foran

Hello Tom. Tell me about your background.

Tom Baltimore

I have been a Prudential Board member since 2008.

I was raised in Silver Spring, Maryland and am the oldest of five children. My late parents were high school sweethearts and attended segregated schools near Warrenton, Virginia. They dreamed of a better life for their children and stressed prayer, preparation, and perseverance. My mother’s greatest joy was seeing all five of her children graduate from college. I had no better mentors than my parents.

I attended the University of Virginia for undergraduate and graduate school.

Professionally, I have spent nearly my entire career in the hospitality industry. Prior to my current role as chairman and CEO of Park Hotels & Resorts, I was president and CEO of RLJ Lodging Trust, which I co-founded with Robert L. Johnson. Prior to RLJ, I was with Hilton Hotels. I started my hospitality career at Marriott.

Question 2

Peggy Foran

Talk about your role as Lead Independent Director.

1

Tom Baltimore

I was nominated by my independent peers at last year’s annual meeting. 12 directors sit on Prudential’s Board, of which 10 are independent.

Our Lead Independent Director Charter calls for me to serve for a term of one year and prohibits a director from serving more than three years.

Our Board gave careful thought to structuring the Lead Independent Director role. Important features include:

•	The Lead Independent Director presides over all executive sessions where the chairman and CEO is not present;

•	Approval of all Board agendas, meeting schedules, and information sent to the Board; and

•	Availability to meet with investors.

Question 3

Peggy Foran

What are the qualities that make Prudential’s Board special?

Tom Baltimore

I would describe Prudential’s Board as a combination of three attributes: respect, trust, and collaboration.

Our directors have developed mutual respect due to our common commitment to the company and its stakeholders. Because we respect each another, we have developed trust.

We all have access to the same information, and we feel comfortable exchanging our candid views, and challenging our Board colleagues and management when necessary.

Our annual Board evaluation also presents an opportunity for directors to share their opinions about the Board’s performance, and areas for improvement.

2

Question 4

Peggy Foran

What is the Board’s view on diversity?

Tom Baltimore

Prudential’s commitment to diversity is evident in the Board’s composition. Over two-thirds of our Board is diverse. Beyond gender and race, our directors represent a diversity of ideas, backgrounds, skills, and experience.

The culture of diversity permeates throughout the organization where 50% of our U.S. employees are women and nearly 30% of our U.S. employees are people of color.

We believe that our Board’s diversity enhances our ability to better understand and address the needs of our customers who are both diverse and global.

Question 5

Peggy Foran

What is the Board’s view on talent management?

Tom Baltimore

Our Board agrees that talent is the driver that distinguishes Prudential from our competitors. For this reason, talent is discussed at every board meeting.

As a business leader and board member, I appreciate that without the right people to execute and deliver a company’s strategy and objectives at all levels, we are at risk to reach our full potential. Another aspect of why I believe Prudential’s Board is unique is that talent development is an essential part of this company’s culture.

Closing Tom Baltimore

Peggy, I hope this gives our investors perspective about our Board. I know I speak for the entire Board when I say that we are committed to working on behalf of our shareholders to achieve long-term performance and value for our company.

3

Peggy Foran

Thank you again for your time Tom.

4